                                                                    EXHIBIT 10.1


                                LOAN AGREEMENT



                        dated as of September 18, 1998



                                     among



                  D&E/OMNIPOINT WIRELESS JOINT VENTURE, L.P.

                                   Borrower,
                                   --------



                             NORTHERN TELECOM INC.
                            As ADMINISTRATIVE AGENT,
                            -----------------------



                                      and



                            THE LENDERS NAMED HEREIN



--------------------------------------------------------------------------------
  Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS

                                                                                       Page

ARTICLE I
        DEFINITIONS AND RULES OF INTERPRETATION.......................................   1
                Section 1.01  Definitions.............................................   1
                Section 1.02  Rules of  Interpretation................................  25
                Section 1.03  Accounting  Terms.......................................  26

ARTICLE II
        THE LOANS.....................................................................  27
                Section 2.01  The Advances............................................  27
                Section 2.02  Making the  Advances....................................  27
                Section 2.03  Fees....................................................  30
                Section 2.04  Interest................................................  30
                Section 2.05  Interest Rate Determination.............................  31
                Section 2.06  Conversion of Advances..................................  32
                Section 2.07  Payments and Computations...............................  33
                Section 2.08  Sharing of Payments, Etc................................  35
                Section 2.09  Use of Proceeds.........................................  35
                Section 2.10  The Notes...............................................  36
                Section 2.11  Reduction or Termination of the Commitments.............  37

ARTICLE III
        REPAYMENT AND PREPAYMENT OF THE LOANS.........................................  37
                Section 3.01  Repayment...............................................  37
                Section 3.02  Mandatory Prepayments of Loans..........................  38
                Section 3.03  Optional Prepayments of Loans...........................  40
                Section 3.04  Certain Matters Relating to
                 Repayments and Prepayments...........................................  41

ARTICLE IV
        ILLEGALITY, INCREASED COSTS, CAPITAL ADEQUACY AND
        INDEMNITIES...................................................................  41
                 Section 4.01  Illegality.............................................  41
                 Section 4.02  Additional Costs and Capital Adequacy..................  42
                 Section 4.03  Taxes..................................................  43
                 Section 4.04  Survival...............................................  45

                                     (ii)

ARTICLE V
        REPRESENTATIONS AND WARRANTIES................................................  45
                 Section 5.01  Corporate Authority; Partnership Authority; Limited
                   Liability Company Authority........................................  46
                 Section 5.02  Governmental and Third Party Approvals.................  48
                 Section 5.03  Title to Properties....................................  48
                 Section 5.04  Financial Statements...................................  48
                 Section 5.05  No Material Adverse Effect, Etc........................  49
                 Section 5.06  Franchises, Patents, Copyrights, Etc...................  49
                 Section 5.07  FCC Licenses, Etc......................................  49
                 Section 5.08  Litigation.............................................  49
                 Section 5.09  No Materially Adverse Contracts, Etc...................  50
                 Section 5.10  Compliance with Other Instruments, Laws, Etc...........  50
                 Section 5.11  Tax Status.............................................  50
                 Section 5.12  No Default.............................................  50
                 Section 5.13  Holding Company and Investment Company Acts............  50
                 Section 5.14  Absence of Financing Statements, Etc...................  51
                 Section 5.15  FCC Matters............................................  51
                 Section 5.16  Tariffs................................................  51
                 Section 5.17  Disclosure.............................................  51
                 Section 5.18  Burdensome Obligations.................................  51
                 Section 5.19  Solvency...............................................  52
                 Section 5.20  Security Interests.....................................  52
                 Section 5.21  Certain Transactions...................................  52
                 Section 5.22  Business Plans.........................................  52
                 Section 5.23  Employee Benefit Plans.................................  52
                 Section 5.24  Regulations G,U and X..................................  54
                 Section 5.25  Environmental Compliance...............................  54
                 Section 5.26  Joint Ventures, Etc....................................  55
                 Section 5.27  Material Contracts.....................................  55
                 Section 5.28  Representations in Other Loan Documents................  55
                 Section 5.29  Licenses...............................................  55
                 Section 5.30  Ownership of Borrower..................................  55

ARTICLE VI
        AFFIRMATIVE COVENANTS OF THE BORROWER.........................................  56
                 Section 6.01  Maintenance of Office..................................  56
                 Section 6.02  Records and Accounts...................................  56
                 Section 6.03  Corporate, Partnership and Limited Liability
                   Company Existence; Maintenance of Licenses; Assignment or
                   Transfer of Licenses...............................................  56
                 Section 6.04  Maintenance of Properties..............................  58

                                     (iii)

                 Section 6.05  Insurance..............................................  58
                 Section 6.06  Taxes..................................................  59
                 Section 6.07  Inspection of Properties and Books.....................  59
                 Section 6.08  Compliance  with Laws, Contracts, FCC Licenses and Permits........................................  60
                 Section 6.09  Further Assurances.....................................  60
                 Section 6.10  Attornment and Recognition Agreements; Consents
                                   to Collateral Assignments..........................  61
                 Section 6.11  Maintenance of Rights and Privileges...................  61
                 Section 6.12  Maintenance of Subsidiary..............................  61
                 Section 6.13  Reporting Requirements; Notices........................  62
                 Section 6.14  Financial Covenants of the Borrower....................  69
                 Section 6.15  Mortgage Liens.........................................  72
                 Section 6.16  After-Acquired Collateral..............................  73
                 Section 6.17  Subordinated Debt Rate Hedging Arrangements............  73
                 Section 6.18  Syndication............................................  73
                 Section 6.19  Capital Contribution Agreement.........................  73
                 Section 6.20  New  Subsidiaries......................................  74

ARTICLE VII
        CERTAIN NEGATIVE COVENANTS OF THE BORROWER....................................  75
                 Section 7.01  Restrictions on Indebtedness...........................  75
                 Section 7.02  Restrictions on Liens..................................  76
                 Section 7.03  No Contingent Obligations..............................  77
                 Section 7.04  Restrictions on Investments............................  78
                 Section 7.05  Distributions..........................................  79
                 Section 7.06  Merger, Consolidation, Disposition of Assets, Etc......  80
                 Section 7.07  Compliance with Environmental Laws.....................  82
                 Section 7.08  Employee Benefit Plans.................................  83
                 Section 7.09  New Subsidiaries.......................................  84
                 Section 7.10  Transactions with Affiliates...........................  84
                 Section 7.11  Permitted Business.....................................  85
                 Section 7.12  Charter Amendments.....................................  85
                 Section 7.13  Accounting Changes.....................................  85
                 Section 7.14  Prepayments, Etc., of Indebtedness.....................  85
                 Section 7.15  Amendment, Etc., of Material Contracts.................  86
                 Section 7.16  Restrictions on Subsidiaries...........................  86
                 Section 7.17  Partnerships...........................................  86
                 Section 7.18  Default Under the Volume Purchase Agreement............  86
                 Section 7.19  Collections of Receivables.............................  86
                 Section 7.20  Management Fees........................................  86
                 Section 7.21  Operating Leases.......................................  86
                 Section 7.22  Restrictions Regarding License Subsidiaries............  87

                                     (iv)

                Section 7.23  Sale and Leaseback......................................  87

ARTICLE VIII
        CONDITIONS TO THE CLOSING.....................................................  87
                Section 8.01  Terms and Conditions of Transaction.....................  87
                Section 8.02  Due Diligence...........................................  88
                Section 8.03  Validity of Liens.......................................  88
                Section 8.04  Search Reports and Related Documents....................  88
                Section 8.05  Certificates of Insurance...............................  89
                Section 8.06  Solvency Certificate....................................  89
                Section 8.07  Opinions of Counsel to the Borrower and its Subsidiaries  89
                Section 8.08  Opinion of Counsel to the Partners, DEC and OC..........  90
                Section 8.09  Opinion of FCC Counsel..................................  90
                Section 8.10  Payment of Fees.........................................  90
                Section 8.11  Approvals, Permits; FCC Licenses........................  90
                Section 8.12  Delivery of Full-Term Operating Business Plan...........  91
                Section 8.13  Security Agreements.....................................  91
                Section 8.14  Guaranties..............................................  93
                Section 8.15  Mortgages,  Etc.........................................  94
                Section 8.16  Landlord Waivers, Attornment and Recognition
                                  Agreements, Consents to Collateral Assignments......  94
                Section 8.17  Material Agreements.....................................  94
                Section 8.18  Litigation..............................................  95
                Section 8.19  Administrative Agent Letter.............................  95
                Section 8.20  No Default..............................................  95
                Section 8.21  No Material Adverse Effect..............................  95
                Section 8.22  Corporate, Partnership or Limited Liability
                                  Company Documents...................................  95
                Section 8.23  Outstanding Interest....................................  97
                Section 8.24  Capital Contribution Agreement..........................  98
                Section 8.25  Amendment to Volume Purchase Agreement..................  98
                Section 8.26  Master Services Agreements and Other Agreements;
                                  Acknowledgement of Assignment.......................  98
                Section 8.27  No Misrepresentations...................................  98
                Section 8.28  Compliance Certificate..................................  99
                Section 8.29  FCC Debt................................................  99
                Section 8.30  Other Information.......................................  99

ARTICLE IX
        CONDITIONS TO ADVANCES........................................................  99

                                      (v)

                Section 9.01  Conditions Precedent to an Initial Advance..............  99
                Section 9.02  Conditions to All Advances.............................. 100

ARTICLE X
        EVENTS OF DEFAULT; ACCELERATION; ETC.......................................... 102
                 Section 10.01  Events of Default and Acceleration.................... 102

ARTICLE XI
        THE ADMINISTRATIVE AGENT...................................................... 108
                 Section 11.01  Authorization and Action.............................. 108
                 Section 11.02  Administrative Agent's Reliance, Etc.................. 108
                 Section 11.03  Nortel and Affiliates................................. 109
                 Section 11.04  Lender Credit Decision................................ 110
                 Section 11.05  Indemnification....................................... 110
                 Section 11.06  Successor Administrative Agents....................... 110

ARTICLE XII
        MISCELLANEOUS................................................................  111
                 Section 12.01  Amendments, Etc....................................... 111
                 Section 12.02  Notices, Etc.......................................... 112
                 Section 12.03  No Waiver; Remedies................................... 117
                 Section 12.04  Costs, Expenses....................................... 118
                 Section 12.05  Right of Set-off...................................... 120
                 Section 12.06  Binding Effect........................................ 120
                 Section 12.07  Assignments and Participations........................ 120
                 Section 12.08  Governing Law......................................... 125
                 Section 12.09  Execution in Counterparts............................. 125
                 Section 12.10  Confidentiality....................................... 125
                 Section 12.11  Consent to Jurisdiction............................... 126
                 Section 12.12  Limitation of Liability............................... 126
                 Section 12.13  No Duty............................................... 127
                 Section 12.14  No Fiduciary Relationship; No Agency Relationship..... 127
                 Section 12.15  Waiver of Jury Trial.................................. 127

                                     (vi)

                                   Exhibits

Exhibit A        -           Form of Assignment and Acceptance
Exhibit B        -           Intentionally Omitted
Exhibit C-1      -           Form of Subordination Agreement (Interest Only/Temporary  Advance)
Exhibit C-2      -           Form of Subordination Agreement (No-Pay)
Exhibit D-1      -           Form of Master Services Agreement, Amendment thereto and Agreement and Form of  Assignment and Consent
Exhibit D-2      -           Form of PCS System Design, Construction and Management Form of Assignment and Consent
Exhibit D-3      -           Form of Operating Agreement and Form of Assignment and Consent
Exhibit E-1      -           Form of Note (Tranche 1)
Exhibit E-2      -           Form of Note (Tranche 2)
Exhibit F        -           Form of Draw Request
Exhibit G        -           Form of Real Estate Mortgage Option
Exhibit H-1      -           Form of Borrower Security Agreement
Exhibit H-2      -           Form of Partner Pledge Agreement
Exhibit H-3      -           Form of Subsidiary Pledge and Security Agreement
Exhibit H-4      -           Form of Omnipoint C-Block Subsidiary Parent Pledge Agreement
Exhibit H-5      -           Form of Omnipoint E-Block Subsidiary Parent Pledge Agreement
Exhibit H-6      -           Form of D&E Pledge Agreement
Exhibit I-1      -           Form of Omnipoint C-Block Subsidiary Parent Limited Guaranty Recourse
Exhibit I-2      -           Form of Omnipoint E-Block Subsidiary Parent Limited Guaranty Recourse
Exhibit I-3      -           Form of D&E Limited Recourse Guaranty
Exhibit I-4      -           Form of Limited Recourse Partner Guaranty
Exhibit I-5      -           Form of Subsidiary Guaranty
Exhibit J        -           Form of Capital Contribution Agreement
Exhibit K        -           Form of Compliance Certificate
Exhibit L-1      -           Form of Opinion Letter of Counsel to Borrower
Exhibit L-2      -           Form of Opinion Letter of Counsel to Partner (Omnipoint Venture)
Exhibit L-3      -           Form of Opinion Letter of Counsel to Partner (Omnipoint Holdings)
Exhibit L-4      -           Form of Opinion Letter of Counsel to DEC, D&E Wireless and PCS Licenses, Inc.
Exhibit L-5      -           Form of Opinion Letter of Counsel to OC
Exhibit L-6      -           Form of Opinion Letter of Counsel to C-Block Subsidiary Parent
Exhibit L-7      -           Form of Opinion Letter of Counsel to E-Block Subsidiary Parent
Exhibit L-8      -           Form of Opinion Letter of Counsel to License Subsidiaries
Exhibit L-9      -           Form of Opinion Letter of Special New York Counsel

                                     (vii)

Exhibit L-10     -           Form of Opinion Letter of FCC Counsel to Borrower, Partners  and License Subsidiaries
Exhibit L-11     -           Form of Opinion Letter of Local Counsel to PCS Licenses, Inc.
Exhibit L-12     -           Form of Opinion Letter of FCC Counsel to Borrower, DEC and PCS Licenses, Inc.

                                    (viii)

                                   Schedules
                                   ---------

Schedule 1.01    -     Designated BTAs
Schedule 5.01(b) -     Subsidiaries
Schedule 5.06    -     Intellectual Property
Schedule 5.07    -     FCC Licenses
Schedule 5.08    -     Litigation
Schedule 5.25    -     Environmental Matters
Schedule 5.27    -     Material Contracts
Schedule 7.04    -     Investments
Schedule 8.15    -     Mortgaged Property

                                     (ix)

                                 LOAN AGREEMENT
                                 --------------

     This Loan Agreement (the "Agreement") is made as of  September 18, 1998, by
                               ---------
and among (a) D & E/OMNIPOINT WIRELESS JOINT VENTURE, L.P., a Delaware limited partnership (the "Borrower"), (b) the lenders listed on the signature pages
                  --------
hereof and (c) NORTHERN TELECOM INC., a Delaware corporation ("Nortel"), as
                                                               ------
administrative agent for the Lenders (together with any successor thereto appointed pursuant to (S) 11.06, the "Administrative Agent").
                      ---------       --------------------


                                    ARTICLE I

                    DEFINITIONS AND RULES OF INTERPRETATION
                    ---------------------------------------

     Section 1.01  Definitions.
     ------------  -----------

     Adjusted Debt.  As of any date of determination, Total Debt less that
     -------------
portion of Subordinated Debt for which current interest is not payable in cash prior to the final repayment of the Credit Facility.

     Adjusted Net Income.  For any period, Consolidated Net Income less (without
     -------------------                                           ----
duplication) to the extent that any of the following shall have been included in Consolidated Net Income for such period (i) any net gain or loss arising from the sale of capital assets, (ii) any net gain or loss arising from any write-up or write-down of assets, (iii) earnings or losses of any other Person, substantially all of the assets of which have been acquired by the Borrower or a Consolidated Subsidiary of the Borrower in any manner, to the extent that such earnings or losses were realized by such other Person prior to the date of such acquisition, (iv) earnings or losses of any Person (other than a Consolidated Subsidiary of the Borrower) in which the Borrower or a Consolidated Subsidiary has an ownership interest, unless such earnings have actually been received by the Borrower or such Consolidated Subsidiaries in the form of cash Distributions, and (v) any net gain or loss arising from the acquisition of any securities of the Borrower or a Consolidated Subsidiaries.

     Adjusted OCF.  For any period, the sum of (i) OCF for such period plus
     ------------                                                      ----
(ii)the aggregate amount of Marketing Expenses deducted in determining Consolidated Net Income for such period.

     Administrative Agent.  Nortel or a financial institution acceptable to
     --------------------
Nortel as administrative agent, together with its successors or assigns.

     Administrative Agent's Account.  The account of the Administrative Agent
     ------------------------------
maintained by the Administrative Agent with The First National Bank of Chicago at its office at One First National Plaza, Chicago, Illinois 60670, for the account of Northern

Telecom, Account No. ***** (or such other account as the Administrative Agent from time to time may specify).

     Administrative Agent's Letter.  That certain letter agreement dated the
     -----------------------------
date hereof between the Administrative Agent and the Borrower.

     Administrative Agent's Office.  The Administrative Agent's office set forth
     -----------------------------
in (S) 12.02 and, upon the appointment of a successor Administrative Agent
   ---------
pursuant to (S) 11.06, such address as shall be provided by such successor
            ---------
Administrative Agent, or in either case such office as the Administrative Agent from time to time may designate.

     Advances.  An advance by a Lender to the Borrower pursuant to Article II
     --------
and refers to a Base Rate Advance or a LIBOR Advance.

     Affiliate.  As to any Person, any other Person which, directly or
     ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall include the power, direct or indirect, (a) to vote 25% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons of such Person or (b) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

     Annualized EBITDA.  As of June 30, 2001, EBITDA for the two most recently
     -----------------
completed fiscal quarters multiplied by two. As of September 30, 2001, EBITDA for the three most recently completed fiscal quarters multiplied by a fraction, the numerator of which is 4 and the denominator of which is 3. As of any other date of determination, EBITDA for the four most recently completed fiscal quarters.

     Applicable Lending Office.  With respect to any Lender, for Base Rate
     -------------------------
Loans, the office of such Lender specified as its domestic lending office and, for LIBOR Loans, the office of such Lender specified as its LIBOR lending office, in either case on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a Lender, or such other offices of such Lender as such Lender may from time to time specify to the Administrative Agent.

     Applicable Margin.  With respect to any Advance that is:
     -----------------

               (a) a Base Rate Advance, 3.00% per annum, and

               (b) a LIBOR Advance, 4.00% per annum.

     Approved Annual Operating Business Plan.  With respect to each fiscal year
     ---------------------------------------
of the Borrower, beginning with its fiscal year ending December 31, 1998, any annual

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

business operating plan delivered by the Borrower pursuant to (S) 6.13(a)
                                                              -----------
with respect to such fiscal year that shall have been approved by the Required Lenders.

     Approved Full-Term Operating Business Plan.  Unless and until the Borrower
     ------------------------------------------
in its discretion shall have delivered to the Lenders a revised full-term operating plan that the Required Lenders shall have approved, the full-term operating plan delivered by the Borrower pursuant to (S) 8.12, and thereafter
                                                     --------
the most recent full-term operating plan delivered by the Borrower that the Required Lenders shall have approved.

     Assignment and Acceptance.  An Assignment and Acceptance substantially in
     -------------------------
the form of Exhibit A.
            ---------

     Availability.  As of any date, the amount by which (I) the lesser of
     ------------
(x) the Borrowing Base and (y) the Maximum Commitments exceeds (II) the outstanding Loans.

     Balance Sheet Date.  July 31, 1998.
     ------------------

     Base Rate.  A fluctuating interest rate per annum in effect from time to
     ---------
time, which rate per annum shall at any date of determination be equal to the higher of:

          (a) the rate of interest per annum announced publicly by Citibank N.A. as its prime or base rate in effect on such date at its principal office in New York City; and

          (b) 1/2 of 1% per annum above the Federal Funds Rate on such date.

     Base Rate Advance.  An Advance bearing interest calculated by reference to
     -----------------
the Base Rate.

     Base Rate Loans.  Loans bearing interest calculated by reference to the
     ---------------
Base Rate.

     Borrower.  See the preamble hereto.
     --------

     Borrower Security Agreement.  See (S) 8.13(a) hereof.
     ---------------------------       -----------

     Borrowing Base.  At any date:
     --------------

          (a) For Tranche 1, an amount equal to one hundred percent (100%) of the dollar amount paid to Nortel for Nortel Goods and Services (including $3,307,408 that was paid prior to the formation of the Borrower and contributed as equity prior to the Closing Date to the Borrower, but excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs prior to or concurrently with any Tranche 1 Draw Request.

          (b)  For Tranche 2,

               (i) from the Closing Date, to and including December 31, 1998, an amount equal to fifty percent (50%) of the sum of the following items (which shall include $3,307,408 that was paid prior to the formation of the Borrower and contributed as equity prior to the Closing Date to the Borrower).

                    (A) the dollar amount paid to Nortel for Nortel Goods and
               Services (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs prior to or concurrently with any Tranche 2 Draw Request, plus

                    (B) the dollar amount of the portion of the Initial Purchase
               Order relating to Nortel Goods and Services scheduled for delivery on site and scheduled for installation during 1998, plus

                    (C) the dollar amount of any other unfilled irrevocable
               purchase orders (whether placed by the Borrower before or after the Closing Date) for Nortel Goods and Services for any one or more of the Designated BTAs accepted by Nortel for delivery on Site and scheduled for installation in 1997 or 1998 or within one hundred eighty (180) days of the date of the Tranche 2 Draw Request and scheduled for installation within twenty-one (21) days of delivery.

               (ii) beginning on and after January 1, 1999, an amount equal to fifty percent (50%) of the sum of the following items (which shall include $3,307,408 that was paid prior to the formation of the Borrower and contributed as equity at any time prior to the Closing Date to the Borrower).

                    (A) the dollar amount paid to Nortel for Nortel Goods and
               Services (excluding interest which has accrued or is accruing on such purchases) for any one or more of the Designated BTAs prior to or concurrently with any Tranche 2 Draw Request, plus

                    (B) the dollar amount of any unfilled irrevocable purchase orders (whether placed by the Borrower before or after the Closing Date) for Nortel Goods and Services for any one or more of the Designated BTAs accepted by Nortel for delivery on Site within one hundred eighty (180) days of the date of such Tranche 2 Draw Request and scheduled for installation within twenty-one
               (21) days of delivery.

     Borrowing Base Certificate.  A certificate, in form and substance
     --------------------------
satisfactory to the Administrative Agent, duly certified by the chief or principal financial or accounting officer of the Borrower, stating the amount of the Borrowing Base as of the date of such certificate and setting forth in reasonable detail the calculation of the amount thereof.

     Breakage Costs. Any loss, cost or expense (including loss of anticipated
     --------------
profit) that any Lender or the Administrative Agent may sustain or incur as a consequence of (a) a default by the Borrower in payment of the principal amount of any LIBOR Loans as and when due and payable, including such loss or expense arising from interest or fees payable by such Lender or the Administrative Agent to lenders of funds obtained by it in order to make its LIBOR Loans or (b) the making of any payment of a LIBOR Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender or Administrative Agent to lenders of funds obtained by it in order to maintain any such Loans.

     BTA.  Any "basic trading area" as on the Rand McNally 1992 Commercial Atlas
     ---
& Marketing Guide, 123rd Edition, and utilized by the FCC in dividing the 50 states, the District of Columbia and the United States territories into 493 BTAs for the purpose of licensing PCS Systems.

     Business Day.  Any day other than a Saturday, a Sunday or a day on which
     ------------
commercial banks located in New York City are authorized or required by law or other governmental action to close and, if the applicable Business Day relates to any LIBOR Advance, a day on which dealings in Dollars are not carried on in the London interbank market.

     Capital Contribution Agreement.  See (S) 8.24 hereof.
     ------------------------------       --------

     Capital Expenditures.  Amounts paid or Indebtedness incurred by the
     --------------------
Borrower in connection with the purchase or lease by the Borrower of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     Capital Lease Obligations.  As to any Person, all outstanding Indebtedness,
     -------------------------
obligations and liabilities of such Person incurred under Capitalized Leases.

     Capitalized Leases.  Leases, the discounted future rental-payment
     ------------------
obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Cash Equivalents.   As to any Person, any Investments of such Person of the
     ----------------
types permitted under clauses (b), (c), (d) and (e) of (S) 7.04 having a
                                                       --------
maturity of not greater than 270 days from the date of acquisition thereof.

     CERCLA.  The Comprehensive Environmental Response, Compensation and
     ------
Liability Act, as amended, 42 USCA (S) 9601 et seq.
                                   -------- -- ---

     Change in Control.  (I) With respect to the Borrower, any change in
     -----------------
ownership of the Borrower resulting in (x) less than twenty-five percent (25%) of the voting control or Stock (excluding for this purpose debt securities or debt instruments) of the Borrower being owned, directly or indirectly, by each of OC and DEC, or (y) less than an aggregate of ninety percent (90%) of the voting control or Stock (excluding for this purpose debt securities or debt instruments) of the Borrower being owned, directly or indirectly, by OC and DEC, and (II) with respect to any License Subsidiary, any change in ownership resulting in less than one hundred percent (100%) of the voting control or Stock (excluding for this purpose debt securities or debt instruments) of such Subsidiary being owned by the Borrower.

     Closing Date.  The meaning specified in the introductory clause of
     ------------
Article VIII.
------- ----

     Collateral.  All "Collateral" and "Pledged Collateral" referred to in the
     ----------
Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     Collateral Documents.  The Security Agreements, the Mortgages, the Partner
     --------------------
Pledge Agreements and any other agreement that purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     Commitment.  For any Lender at any date, the Maximum Commitments as of such
     ----------
date, multiplied by such Lender's Commitment Percentage as of such date, as the same may be reduced from time to time pursuant to (S) 2.11, (S) 3.02 (S) 3.03 or
                                                  --------  -------- --------
(S) 10.01 or any other applicable section of this Agreement.
---------

     Commitment Fee.  See (S) 2.03 hereof.
     --------------       --------

     Commitment Percentage.  For any Lender, the percentage next to the heading
     ---------------------
"Commitment Percentage" opposite its name on the signature pages hereof or on the Assignment and Acceptance, if such Lender has entered into an Assignment and Acceptance pursuant to (S) 12.07.
                       ---------

     Commitment Termination Date.  The earliest of (i) February 1, 2001,
     ---------------------------
(ii) the date on which an aggregate of $40,000,000 has been advanced pursuant to the terms hereof, (iii) the Maturity Date, or (iv) the termination of the Commitments in their entirety pursuant to (S) 2.11, (S) 3.02, (S) 3.03 or
                                          --------  --------  --------
(S) 10.01 or  any other applicable section of this Agreement.
---------

     Communications Act.  The Communications Act of 1934, as amended, and the
     ------------------
rules and regulations issued thereunder, as from time to time in effect.

     Confidential Information.  Information that the Borrower or any of its
     ------------------------
Affiliates furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but Confidential Information does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower or any of its Affiliates.

     Consolidated.  The consolidation of accounts in accordance with GAAP of the
     ------------
Borrower and its Subsidiaries.

     Consolidated Interest Expense.  For any period, all interest on
     -----------------------------
Indebtedness of the Borrower and its Consolidated Subsidiaries paid in cash during such period, including the interest portion of payments under Capital Lease obligations, to the extent deducted in determining Adjusted Net Income

       Consolidated Net Income.  For any period, the net income (or loss) of the
       -----------------------
Borrower and its Consolidated Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

     Contingent Obligation.  As to any Person, any obligation of such Person
     ---------------------
guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary
                   -------------------                             -------
obligor") in any manner, whether directly or indirectly, including without
-------
limitation, any obligation of such Person, whether or not contingent,

          (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor;

          (b)  to advance or supply funds

               (i) for the purchase or payment of any such primary obligation, or

               (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain net worth, solvency or other financial statement condition of the primary obligor;

          (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary or holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

          (d) otherwise to assure, protect from loss, or hold harmless the beneficiary or holder of such primary obligation against loss in respect thereof;

provided that the term "Contingent Obligation" shall not include the indorsement
--------
of instruments for deposit or collection in the ordinary course of business.

     Contributed Capital.  For any period, the sum of (i) equity contributions
     -------------------
during such period (including ***** of equity contributed on or before the Closing Date and that portion of the purchase price of the FCC Licenses for the Designated BTAs which has theretofore been paid to the FCC (but excluding any amounts paid or forfeited to the FCC (x) for any C-Block FCC License that has been returned to the FCC or (y) for any portion of a (disaggregated) FCC License which is no longer owned by the Borrower or its License Subsidiaries) in cash by or on behalf of the respective License Subsidiaries as an equity contribution in such License Subsidiary), plus (ii) the amount of cash proceeds of Subordinated
                          ----
Debt received during such period, minus (iii) any Distributions made during such
                                  -----
period minus (iv) all cash interest paid on Subordinated Debt during such
       -----
period.

     Convert, Conversion and Converted.  A conversion of Advances of one Type
     -------  ----------     ---------
into Advances of the other Type pursuant to (S) 2.05 or (S) 2.06.
                                            --------    --------

     Credit Facility.  A term facility that provides for Loans to the Borrower
     ---------------
on the terms and conditions herein.

     Currency Hedge Agreement.  Any currency hedge or exchange agreement, option
     ------------------------
or futures contract or other agreement intended to protect against or manage a Person's exposure to fluctuations in currency exchange rates.

     D&E.  D&E Wireless, Inc., a Pennsylvania corporation, which owns a (a) 1%
     ---
general partnership interest and a 49% limited partnership interest in the Borrower, and (b) owns 100% of the issued and outstanding Capital Stock of the D&E License Subsidiary.

     D&E License Subsidiary.  The directly-held, Wholly Owned Subsidiary of D&E
     ----------------------
that, at the date hereof, holds the FCC Licenses listed on Part IV of
                                                           -------
Schedule 5.07.
-------- ----

     D&E Limited Recourse Guaranty.  See (S) 8.14(c) hereof.
     -----------------------------       -----------

     D&E Pledge Agreement.  See (S) 8.13(f) hereof.
     --------------------       -----------

     DEC.  D&E Communications, Inc., a Pennsylvania corporation.
     ---

     DEC Debt Default.  With respect to any Indebtedness of DEC in principal
     ----------------
amount of ***** constitutes (i) a default (other than a monetary default
(a "DEC Unmatured Default")) which is not cured or waived within 180 days,
    ---------------------
(ii) a monetary default, or (iii) acceleration of such Indebtedness.

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     D&E Limited Recourse Guaranty.  See (S) 8.14(c) hereof.
     -----------------------------       -----------

     D&E Pledge Agreement.  See (S) 8.13(f) hereof.
     --------------------       -----------

     DEC Unmatured Default.  As defined in the definition of DEC Debt Default.
     ---------------------

     Default.  Any Event of Default and any event or condition that, with the
     -------
giving of notice, the lapse of time, or both, would become an Event of Default.

     Designated BTA.  The BTAs the FCC Licenses for which are listed in
     --------------
Schedule 1.01.
-------------

     Distribution.  Any of the following with respect to any Person:
     ------------

          (a) the declaration or payment of any cash dividend, dividend in kind or cash equity distributions on or in respect of any shares of any class of Stock of such Person, other than dividends payable solely in shares of common Stock (or equivalent interests) of such Person;

          (b) the purchase, redemption, or other retirement of any shares of any class of Stock of such Person;

          (c) the return of capital by such Person to its shareholders (or holders of interests equivalent to shares) as such;

          (d) any other distribution on or in respect of any shares or equivalent interests of any class or series of Stock of such Person; or

          (e) any payment of principal, premium or interest, or any other amount, in respect of Subordinated Debt, excluding such payments made to the Borrower by any of its Subsidiaries.

     Dollars or $.  Dollars in lawful currency of the United States of America.
     ------------

     Draw Request.  See (S) 2.02(a) hereof.
     ------------       -----------

     EBITDA.  For any period, without duplication, the sum of the following for
     ------
the Borrower and its Consolidated Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP: (a) Adjusted Net Income, plus
                                                                      ----
(b) Consolidated Interest Expense, plus (c) income and franchise taxes to the
                               ----
extent deducted in determining Adjusted Net Income, plus (d) depreciation and
                                             ----
amortization expense and other non-cash, non-tax items to the extent deducted in determining Adjusted Net Income, minus (e) non-cash income (or losses) to the
                                 -----
extent included in determining Adjusted Net Income.

     E. Lancaster BTA.  BTA No. 240.
     ----------------

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     ---------------------
(S) 3(3) of ERISA maintained or contributed to by any Loan Party or any ERISA
--------
Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  Any federal, state or local law, statute, rule or
     ------------------
regulation or common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to

          (a) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste;

          (b)  air, water or noise pollution;

          (c) groundwater and soil contamination;

          (d) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;

          (e) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species;

          (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles;

          (g) health and safety of employees and other persons; and

          (h) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products, by-products or breakdown products or solid or hazardous waste, including (i) CERCLA; (ii) RCRA; (iii) the Toxic Substance Control Act, as amended, 15 USCA (S) 2601 et seq.; (iv) the Water Pollution Control Act, as
                 -----------------
amended, 33 USCA (S) 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA
                 ---------------
(S) 7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49
-----------------
USCA (S) 1801 et seq.; (vii) the Superfund Amendments and Reauthorization Act of
     -----------------
1986; and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law. As used above, the terms "release", "threatened release", "hazardous substance" and "environment" shall have the meaning contained in CERCLA, and the terms "solid waste" and "dispose" (or "disposal") shall have the meaning contained in the RCRA.

     Environmental Permits.  See (S) 5.25(d) hereof.
     ---------------------       -----------

     Equipment.  As defined in the Volume Purchase Agreement.
     ---------

     ERISA.  The Employee Retirement Income Security Act of 1974, as amended,
     -----
and the rules and regulations issued thereunder as from time to time in effect.

     ERISA Affiliate.  Any Person that is treated as a single employer with the
     ---------------
Borrower under (S) 414 of the IRC.
               -------

     ERISA Event.  With respect to any Loan Party or any ERISA Affiliate,
     -----------

          (a)  a Reportable Event,

          (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in (S) 4001(a)(2) of ERISA,
        --------------

          (c) the filing of a notice of intent to terminate a Plan under a distress termination of the Plan under (S) 4041(c) of ERISA, or the
                                            -----------
     treatment of a Plan amendment as a termination under (S) 4041 of ERISA,
                                                          --------

          (d) the institution of proceedings to terminate a Plan by the PBGC under (S) 4042 of ERISA, or
           --------

          (e) the occurrence of any other event or condition which might reasonably be expected to constitute grounds under (S) 4042 of ERISA for
                                                        --------
     the termination of, or the appointment of a trustee to administer, any Plan or to cause the imposition of any liability (other than PBGC premiums due but not delinquent under (S) 4007 of ERISA) in excess of ***** under
                              --------
     Title IV of ERISA.

     Event of Default.  Any of the events specified in (S) 10.01.
     ----------------                                  ---------

     Excess Cash Flow.  For any fiscal year, EBITDA for such fiscal year minus
     ----------------                                                    -----
(i) taxes payable in cash for such fiscal year, (ii) all principal and cash interest payments on Indebtedness made during such fiscal year whether optional, mandatory or scheduled payments, and (iii) Capital Expenditures (but only to the extent paid in cash and not financed) made during such fiscal year.

     FASB.  The Financial Accounting Standards Board and its predecessors.
     ----

     FCC.  The Federal Communications Commission or any Governmental Body
     ---
succeeding to the functions thereof.

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     FCC Debt.  Amounts owing to the FCC with respect to the deferred purchase
     --------
price for FCC Licenses.

     FCC License(s).  Licenses issued by the FCC for the provision of PCS
     --------------
services.

     FCC License Transfer.  Any sale, assignment or other transfer of any FCC
     --------------------
License in its entirety or any Stock of a License Subsidiary, each as permitted in (S) 7.06(b).
   -----------

     FCC Transfer Application Date.  See (S) 6.12 hereof.
     -----------------------------       --------

     Federal Funds Rate.  The fluctuating interest rate per annum equal for each
     ------------------
day during such period to the weighted average of the rates on overnight federal-funds transactions with members of the Federal Reserve System arranged by federal-funds brokers, as published for such day (or, if such day is not a Business Day, for the next-preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal-funds brokers of recognized standing selected by it.

     Final FCC Transfer Application Date.  See (S) 6.12 hereof.
     -----------------------------------       --------

     Fiscal Quarter.  A fiscal quarter of the Borrower and its Consolidated
     --------------
Subsidiaries.

     GAAP.  See (S) 1.03 hereof.
     ----       --------

     Governmental Body.  Any nation or government, any state or other political
     -----------------
subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

     Grandparent Debt Default.  Either an OC Debt Default or a DEC Debt Default
     ------------------------
or both.

     Grandparent Unmatured Default.  Either an OC Unmatured Default or a DEC
     -----------------------------
Unmatured Default or both.

     Grandparents.  OC and DEC.
     ------------

     Gross Revenues.  For any period, gross revenues, determined on a
     --------------
Consolidated basis, of the Borrower and its Subsidiaries determined in accordance with GAAP for such period.

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     -----------------------
meaning of (S) 3(2) of ERISA that is maintained or contributed to by any Loan
           --------
Party or any ERISA Affiliate or that was so maintained or contributed to and in respect of which the Borrower or any ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guaranties.  At any date, the D&E Limited Recourse Guaranty, the Omnipoint
     ----------
C-Block Subsidiary Parent Limited Recourse Guaranty, the Omnipoint E-Block Subsidiary Parent Limited Recourse Guaranty, the Limited Recourse Partner Guaranty and any Subsidiary Guaranty theretofore delivered by any Person that shall not have been terminated or released in accordance with its terms.

     Guarantors.  At any date, any Person that shall have delivered a Guaranty
     ----------
that shall not have been terminated and released in accordance with its terms.

     Harrisburg BTA.  BTA No. 181.
     --------------

     Indebtedness.  As to any Person at any time (without duplication):  (a) all
     ------------
indebtedness, liabilities and obligations of such Person for borrowed money,
(b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days,
(d) all Capital Lease Obligations of such Person, (e) all Indebtedness of others guaranteed by such Person, (f) all indebtedness, liabilities and obligations secured by a Lien existing on property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual liens arising in the ordinary course of business), (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments,
(h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital Stock of such Person, (i) all indebtedness, liabilities and obligations of such Person under Interest Rate Protection Agreements or Currency Hedge Agreements, and (j) all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any pension plan.

     Initial Purchase Order.  The irrevocable purchase order for Nortel Goods
     ----------------------
and Services placed by the Borrower on or prior to the Closing Date in an amount of at least ***** (or such larger amount as may be agreed) accepted by Nortel of which (i) at least ***** (or such larger amount as may be agreed) is scheduled for delivery on Site and scheduled for installation during ***** within the Designated BTAs, and (ii) the remaining portion of such ***** is scheduled for delivery on site and scheduled for installation during ***** within the Designated BTAs.

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Interest Only/Temporary Advance Subordinated Debt.  Indebtedness of a
     -------------------------------------------------
Loan Party to a Person as to which the holder thereof has executed a subordination agreement substantially in the form of the Subordination Agreement (Interest Only/Temporary Advance) attached hereto as Exhibit C-1.
                                                     -----------

     Interest Period.  For each LIBOR Advance comprising part of the same Loan,
     ---------------
the period commencing on the date of such LIBOR Advance or the date of the Conversion of any Base Rate Advance into such LIBOR Advance and ending on the last day of such period, determined as provided below, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, determined as provided below. At the election of the Borrower, the duration of each such Interest Period shall be one month, two months, three months or six months; provided that:
--------

          (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next-succeeding Business Day; provided
                                                                     --------
     that, if such extension would cause the last day of such Interest Period to occur in the next-following calendar month, the last day of such Interest Period shall occur on the next-preceding Business Day,

          (b) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month for the appropriate following calendar month (one, two, three or six months later), such Interest Period shall end on the last Business Day of such appropriate following calendar month, and

          (c) the Borrower may not have more than three Interest Periods in effect at any one time.

     Interest Rate Protection Agreements.  With respect to the Borrower, an
     -----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between the Borrower and one or more Lenders or a Permitted Counterparty providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of capital Stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Contingent Obligations), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:

          (a) the amount on any date of determination of any Investment represented by a Contingent Obligation shall be taken at not less than the principal amount of the obligations as to which such Contingent Obligation exists and that are still outstanding on such date of determination;

          (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;

          (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);

          (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid;

          (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof; and

          (f) there shall be included as an Investment (i) each receivable (other than with respect to sales of handsets and accessories thereto) that is payable more than three months following the date of the sale giving rise thereto and (ii) each receivable with respect to sales of handsets and accessories thereto that is payable more than six months following the date of the sale giving rise thereto.

     IRC.  The Internal Revenue Code of 1986, as amended from time to time, and
     ---
the rules and regulations issued thereunder as from time to time in effect.

     Lender.  Nortel, and each of the banks or other lending institutions which
     ------
is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto or any successor assignee thereof by reason of an Assignment and Acceptance in accordance with (S) 12.07
                                                                     ---------
hereof.

     LIBOR.  For any applicable Interest Period, a simple per annum interest
     -----
rate (rounded upward, if necessary, to the nearest 1/100th of one percent) equal to

          (a) (i) the rate per annum that appears on Page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits, in an amount approximately equal to the amount of the requested Loan for the time period corresponding to the requested Interest Period relating to such requested Loan, as shown under the heading "USD" as of 11:00 a.m. (London time), two Business Days before the first day of such Interest Period, or

               (ii) if the rate specified in clause (i) cannot be determined, the rate per annum equal to the arithmetic mean of the rates shown on the LIBOR page of Reuters Money Service at approximately 11:00 a.m. (London time), two Business Days before the first day of such Interest Period in an amount approximately equal to the amount of the requested Loan, divided by

          (b) one, minus the LIBOR Reserve Rate, stated as a decimal.

     LIBOR Advance.  An Advance bearing interest calculated by reference to
     -------------
LIBOR.

     LIBOR Business Day.  Any Business Day on which commercial banks are open
     ------------------
for international business (including dealings in Dollar deposits) in London.

     LIBOR Loans. Loans bearing interest calculated by reference to LIBOR.
     -----------

     LIBOR Reserve Rate.  For any Interest Period for all LIBOR Advances
     ------------------
comprising part of the same Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Advances is determined) having a term equal to such Interest Period.

     License Subsidiary.  At any date, each Wholly Owned Subsidiary of the
     ------------------
Borrower, the Omnipoint C-Block Subsidiary, the Omnipoint E-Block Subsidiary and the D&E License Subsidiary which holds an FCC License for any of the Designated BTAs, other than any Omnipoint C-Block Subsidiary, the Omnipoint E-Block Subsidiary or the D&E License Subsidiary the pledge of the shares or units of Stock of which shall have been released pursuant to the applicable Security Agreement.

     Lien.  Any mortgage, pledge, hypothecation, assignment, deposit or
     ----
preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any Capitalized Lease or other financing lease having substantially the same economic effect as any of the foregoing.

     Limited Recourse Partner Guaranty.  See (S) 8.14(d) hereof.
     ---------------------------------       -----------

     Loans.  The Advances made by the Lenders to the Borrower under the Credit
     -----
Facility.

     Loan Documents.  This Agreement, the Notes, the Collateral Documents, the
     --------------
Guaranties, the Subordination Agreements, the Capital Contribution Agreement, the Administrative Agent's Letter, any mortgage or deed of trust entered into pursuant to (S) 6.15 and any other agreements or documents contemplated hereby
            --------
or thereby and all schedules, exhibits and annexes thereto.

     Loan Parties.  Collectively, the Borrower, each of the Partners, OC, DEC,
     ------------
and each other Guarantor.

     Master Services Agreements.  The Master Services Agreements, as amended,
     --------------------------
substantially in the form of Exhibit D-1 between (a) Omnipoint Venture and the
                             -----------
Borrower and (b) D&E and the Borrower.

     Marketing Expenses.  With respect to any period, the sales and marketing
     ------------------
expenses of the Borrower and its Subsidiaries for such period, including, without limitation, any such expenses incurred during such period in respect of sales literature and advertising; promotions; subscriber acquisition services; amounts allocable during such period to marketing expenses in respect of travel, entertainment, sales training, office expenses and research, and compensation and commissions in connection with the foregoing activities, if any; the difference (if negative) between revenues from sales of handsets during such period and the cost of such handsets; fulfillment costs; and smart cards; each as determined on a basis consistent with the Borrower's accounting methods that are consistent with GAAP.

     Material Adverse Effect.  An effect resulting from any circumstance,
     -----------------------
event, or development of whatever nature (including any adverse determination in any litigation) that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole,
(ii) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder, (iii) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, or (iv) the value of Collateral available to the Administrative Agent and the Lenders after giving effect to Liens in favor of other parties.

     Material Contract.  With respect to any Person, each contract to which such
     -----------------
Person is a party involving aggregate consideration payable to or by such Person of $2,000,000 or more in any 12-month period or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person. In addition, with respect to the Borrower, each contract listed on Schedule 5.27 hereto.

     Materials of Environmental Concern.  Any chemicals, pollutants or
     ----------------------------------
contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the RCRA), toxic materials, oil or petroleum and petroleum products, by-products or breakdown products or any other material subject to regulation under any Environmental Laws.

     Maturity Date.  The earliest of:
     -------------

          (a)  February 1, 2006; and

          (b) the date of the acceleration of the Advances pursuant to (S)10.01.
                                                                       --------

     Maximum Amount.  As defined in Section 1 of the Capital Contribution
     --------------                 ---------
Agreement.

     Maximum Commitments.  At any date, an amount that is equal to:
     -------------------

          (a)  for Tranche 1,

               (i)  $40,000,000, minus

               (ii) the aggregate principal amount of the Advances under Tranche 2 at any time outstanding, minus

               (iii) the aggregate amount by which the Maximum Commitments for Tranche 1 shall have been permanently reduced pursuant to (S) 2.11,
                                                                    --------
          (S) 3.02, (S) 3.03 or (S) 10.01 or any other applicable section of
          --------  --------    ---------
          this Agreement on or prior to such date.

          (b)  for Tranche 2,

               (i)  $13,300,000, minus

               (ii) the aggregate amount by which the Maximum Commitments for Tranche 2 shall have been permanently reduced pursuant to (S) 2.11,
                                                                    ---------
          (S) 3.02, (S) 3.03 or (S) 10.01 or any other applicable section of
          -------------------------------
          this Agreement on or prior to such date.

     Maximum Lawful Rate.  As to any Lender, the maximum rate of interest, if
     -------------------
any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held thereby, as the case may be, pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and the transactions contemplated by this Agreement.

     Maximum Ratio.  See (S) 3.02(e) hereof.
     -------------       -----------

     Mortgages.  See (S) 8.15 hereof.
     ---------       --------

     MTA.  Any "major trading area" as  on the Rand McNally 1992 Commercial
     ---
Atlas & Marketing Guide, 123rd Edition, at pages 38-39 and utilized by the FCC in dividing the 50 states, the District of Columbia and United States territories into 51 MTAs for the purpose of licensing PCS Systems.

     Multiemployer Plan.  A "multiemployer plan" as defined in Sections
     ------------------
4001(a)(3) and 3(37) of ERISA, and to which any Loan Party or any ERISA Affiliate is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

     Necessary Authorizations.  All approvals and licenses from, and all filings
     ------------------------
and registrations with, any governmental or other regulatory authority, including each FCC License held by a License Subsidiary and all grants, approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Subsidiaries to own, construct, maintain and operate PCS Systems.

     Net Cash Proceeds.  With respect to any transaction by any Person, the
     -----------------
aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only

          (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, and

          (b) the amount of taxes payable in connection with or as a result of such transaction,

in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

     Net Income.  For any period, net income (or loss), determined on a
     ----------
Consolidated basis, of the Borrower and its Subsidiaries determined in accordance with GAAP for such period.

     Network.  The PCS Systems being constructed in all of the Designated BTAs.
     -------

       No-Pay Subordinated Debt.  Indebtedness of a Loan Party to a Person as to
       ------------------------
which the holder thereof has executed a subordination agreement substantially in the form of the Subordination Agreement (No-Pay) attached hereto as Exhibit C-2.
                                                                    -----------

     Nortel.  As defined in the preamble hereof.
     ------

     Nortel Goods and Services. Sales, installation and commissioning of Nortel
     -------------------------
PCS Equipment and related software, and RF or site engineering, project management, network design, and services performed by Nortel personnel. Nortel Goods and Services includes OEM products which are verified by (and effectuated by purchase orders accepted by) Nortel, but excludes pass-through services (as indicated on acceptance notices from Nortel) and handsets.

     Notes.  The Notes substantially in the forms of Exhibits E-1 and E-2 issued
     -----                                           ------------     ---
by the Borrower hereunder.

     Obligations.  All Indebtedness, obligations and liabilities of the Borrower
     -----------
to the Administrative Agent and the Lenders, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or any of the Notes or other instruments at any time evidencing any thereof, or under Permitted Hedging Arrangements to the extent that the counterparty thereof is a Lender, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     OC.  Omnipoint Corporation, a Delaware corporation, together with its
     --
successors.

     OC Debt Default.  With respect to any Indebtedness of OC in a principal
     ---------------
amount of ***** million or more, an event or circumstance which occurs that constitutes (i) a default (other than a monetary default (an "OC Unmatured
                                                              ------------
Default")) which is not cured or waived within ***** days, (ii) a monetary
-------
default, or (iii) acceleration of such Indebtedness.

     OC Unmatured Default.  As defined in the definition of OC Debt Default.
     --------------------

     OCF.  For any period, the sum of (a) Adjusted Net Income for such period,
     ---
plus (b) all amounts in respect of depreciation and amortization for such
----
period, plus (c) Consolidated Interest Expense for such period, plus (d) the
        ----                                                    ----
amount of any taxes deducted in determining the Consolidated Net Income for such period.

     Omnipoint C-Block Subsidiary.  The directly held, wholly owned Subsidiary
     ----------------------------
of the C-Block Subsidiary Parent that, as of the date hereof, holds a C-Block FCC License listed in Part II of Schedule 5.07.
                      -------    -------------

     Omnipoint C-Block Subsidiary Parent.   OPCS, LLC, a Delaware limited
     -----------------------------------
liability company, together with its successors.

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Omnipoint C-Block Subsidiary Parent Limited Recourse Guaranty.  See
     -------------------------------------------------------------
(S) 8.14(a) hereof.
-----------

     Omnipoint C-Block Subsidiary Parent Pledge Agreement.  See (S) 8.13(d)
     ----------------------------------------------------       -----------
hereof.

     Omnipoint E-Block Subsidiary.  The directly-held, Wholly-Owned Subsidiary
     ----------------------------
of the Omnipoint E-Block Subsidiary Parent that, at the date hereof, holds an FCC License listed in Part III of Schedule 5.07.
                                  -------------

     Omnipoint E-Block Subsidiary Parent.  Omnipoint PCS Entrepreneurs Two LLC,
     -----------------------------------
a Delaware limited liability company, together with its successors.

     Omnipoint E-Block Subsidiary Parent Limited Recourse Guaranty.  See
     -------------------------------------------------------------
(S) 8.14(b) hereof.
-----------

     Omnipoint E-Block Subsidiary Parent Pledge Agreement.  See (S) 8.13(e)
     ----------------------------------------------------       -----------
hereof.

     Omnipoint Holdings.  Omnipoint Holdings II, LLC, a Delaware limited
     ------------------
liability company, which owns a 49% limited partnership interest in the Borrower.

     Omnipoint Venture.  Omnipoint Venture Partners, LLC, a Delaware limited
     -----------------
liability company, which owns a 1% general partnership interest in the Borrower.

     Operating Lease Obligations.  As to any Person, the outstanding
     ---------------------------
Indebtedness, obligations and liabilities of such Person incurred under leases that are not Capitalized Leases.

     Other Taxes.  See (S) 4.03(b) hereof.
     -----------       -----------

     Partner.  Each of Omnipoint Holdings, Omnipoint Venture  and D&E, the
     -------
partners of the Borrower, collectively the "Partners."
                                            --------

     Partner Pledge Agreement.  See (S) 8.13(b) hereof.
     ------------------------       ------------------

     PBGC.  The Pension Benefit Guaranty Corporation created by (S) 4002 of
     ----                                                       --------
ERISA, or any Governmental Body succeeding to the functions thereof.

     PCS.  The business of providing mobile communications services through the
     ---
use of microcells on microwave broadband frequencies with numerous low-power transmitters, each serving a small area, but excluding cellular telephone services.

     PCS System.  A PCS radio-telephone system constructed and operated pursuant
     ----------
to an FCC License therefor held by a License Subsidiary.

     Permitted Counterparty.  A Person that is rated in one of the three highest
     ----------------------
rating categories of Standard and Poors Corporation or Moody's Investors Service, Inc.

     Permitted Hedging Arrangements.  Interest Rate Protection Agreements and
     ------------------------------
Currency Hedge Agreements, provided that each counterparty shall be a Lender or a Permitted Counterparty, and provided that the maximum amount for which interest may be fixed or capped under all such Interest Rate Protection Agreements may not exceed ***** of the floating rate Indebtedness of the Borrower and its Subsidiaries, and provided further, that the maximum amount of currency for which risk may be hedged under a Currency Hedge Agreement may not exceed ***** of the foreign currency at risk in the transactions in which the Borrower and its Subsidiaries are engaged.

     Permitted Liens.  See (S) 7.02 hereof.
     ---------------       --------

     Permitted Third-Party Expenses.  With respect to the Designated BTAs, (i)
     ------------------------------
amounts paid to vendors of equipment for the construction of the Network, including Nortel, (ii) Network site acquisition costs, including without limitation, engineering services, legal fees, permits, construction costs and zoning, but excluding any lease costs, and (iii) microwave relocation costs associated with construction of the Network, whether paid directly or reimbursed to third parties who previously performed the relocation, not to exceed ***** in the aggregate.

     Person.  Any natural person, corporation, firm, joint venture, limited
     ------
liability company, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     Plan.  With respect to any Loan Party or any ERISA Affiliate, at any time,
     ----
an employee pension benefit plan as defined in (S) 3(2) of ERISA (other than a
                                               --------
Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under (S) 412 of the IRC and
                                -------

          (a) is maintained for the employees of the Borrower or any ERISA Affiliate, or

          (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under (S) 4064 or 4069 of ERISA in the
                                                ----------------
     event that such plan has been or were to be terminated.

     POPs.  As of any date and with respect to any particular BTA or MTA or any
     ----
geographic area included therein, the population of such BTA or MTA according to the 1990 census of the United States conducted by the United States Census Bureau.

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Property.  All types of real, personal, tangible, intangible or mixed
     --------
property, including each FCC License held by a License Subsidiary.

     RCRA.  The Resource Conservation and Recovery Act of 1976, as amended, 42
     ----
USCA (S) 6901 et seq.
     ----------------

     Reading BTA.  BTA No. 370.
     -----------

     Real Estate.  Any parcel of real property or any facility currently (or for
     -----------
purposes of compliance with Environmental Laws, formerly) owned, operated or controlled by the Borrower or any of its Subsidiaries.

     Register.  See (S) 12.07(c).
     --------       ------------

     Registered Note Register.  See (S) 12.07(h) hereof.
     ------------------------       ------------

     Registered Notes.  See (S) 2.10(b) hereof.
     ----------------       -----------

     Remaining Amount.  At any date, that portion of the Maximum Amount that
     ----------------
remains unpaid by OC and DEC pursuant to the Capital Contribution Agreement.

     Reportable Event.  The occurrence of any of the events  in (S) 4043(c) of
     ----------------                                           -----------
ERISA or the regulations thereunder with respect to a Plan.

     Required Lenders.  At any date, the Lenders holding two-thirds in dollar
     ----------------
amount of the outstanding Loans, or if no Loans are outstanding, two-thirds in dollar amount of the Commitments (whether or not such Commitments have been terminated or cancelled).

     Secured Parties.  Collectively, the Administrative Agent and the Lenders.
     ---------------

     Security Agreement.  At any date, any Subsidiary Security Agreement,
     ------------------
Borrower Security Agreement, D&E Pledge Agreement, Omnipoint C-Block Subsidiary Parent Pledge Agreement, Omnipoint E-Block Subsidiary Parent Pledge Agreement and Partner Pledge Agreement theretofore delivered that shall not have been terminated and released in accordance with its terms.

     Senior Debt.  At any particular time, Total Debt less Subordinated Debt.
     -----------

     Site.  The physical premises owned or controlled pursuant to written
     ----
agreement by the Borrower or the License Subsidiary for any Designated BTA.

     Solvent.  With respect to any Person on a particular date, the condition
     -------
that on such date, (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, Contingent Obligations, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is paying its debts generally as and when they become due, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of Contingent Obligations at any time, such obligations shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount (net of contribution rights) that can reasonably be expected to become an actual or matured liability.

     Stock.  With respect to any Person, any and all shares of capital stock,
     -----
partnership or other interests or units, membership interests or other units in limited liability companies, participations or equivalent rights of or in such Person and interests, participations, warrants, convertible securities or other equivalents (however designated) therein or with respect thereto, including, without limitation, Financial Assets as that term is defined in Article 8 of the UCC.

     Subordination Agreement.  A Subordination Agreement in substantially the
     -----------------------
form of Exhibit C-1 (for Interest Only/Temporary Advance Subordinated Debt) or
        -----------
Exhibit C-2 (for No-Pay  Subordinated Debt).
-----------

     Subordinated Debt.  Interest Only/Temporary Advance Subordinated Debt and
     -----------------
No-Pay Subordinated Debt.

     Subsidiaries.  As to any Person, any corporation, association, partnership,
     ------------
joint venture or other business entity of which such Person and/or any Subsidiaries of such Person, directly or indirectly, either

          (a) in respect of a corporation, owns or controls more than 50% of the outstanding capital Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or

          (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     Subsidiary Guaranty.  See (S) 8.14(e) hereof.
     -------------------       -----------

     Subsidiary Security Agreement.  See (S) 8.13(c) hereof.
     -----------------------------       -----------

     Taxes.  See (S) 4.03(a) hereof.
     -----       -----------

     Total Debt.  As of any date, the aggregate principal amount of all
     ----------
Indebtedness of the Borrower and its Subsidiaries outstanding, determined on a Consolidated basis.

     Total POPs.  As of any date the aggregate number of POPs in the BTAs and
     ----------
MTAs for which the Borrower or the License Subsidiaries hold FCC Licenses.

     Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.
     ----

     Volume Purchase Agreement.  That certain Volume Purchase Agreement, dated
     -------------------------
as of September 22, 1994 by and among OC, its Subsidiaries party thereto and Nortel, as amended, supplemented or restated from time to time, including without limitation that certain amendment dated as of June 29, 1998.

     Voting Stock.  Stock or similar interests, of any class or classes (however
     ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     Wholly Owned.  As applied to any Subsidiary of a Person, a Subsidiary all
     ------------
the outstanding shares (other than directors' qualifying shares, if required by law) of every class of Stock of which are at the time owned by such Person.

     York-Hanover BTA.  BTA No. 483.
     ----------------

     Section 1.02  Rules of Interpretation.
     ------------  -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

          (h) Reference to a particular "(S)" or Exhibit refers to that section
                                         ---
     or that exhibit to this Agreement, unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section 1.03  Accounting Terms.  Except as otherwise expressly provided
     ------------  ----------------
herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent shall be prepared in accordance with the following ("GAAP"):
            ----

          (a) principles that are consistent with the principles promulgated or adopted by FASB in effect at December 31, 1997, and

          (b) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended at the date referred to in clause (a) above;

provided that, if FASB after the date hereof shall promulgate or adopt
--------
principles that are materially different from those in effect at December 31, 1997, the Borrower and the Lenders will endeavor in good faith to amend this Agreement in order to amend (i) the definition of GAAP to include such different principles, and (ii) the other provisions of this Agreement so as to reflect in substance the same limitations and restrictions as in effect prior to such amendment to the definition of GAAP. Prior to the effective date, if any, of any such amendment, GAAP shall, however, continue to include only the principles specified in clause (a) of the preceding sentence.

                                  ARTICLE II

                                   THE LOANS
                                   ---------

     Section 2.01  The Advances.
     ------------  ------------

     Each Lender severally agrees, on the terms and conditions hereinafter , to make advances (the "Advances") to the Borrower of up to an aggregate principal
                    --------
amount not to exceed such Lender's Commitment on any Business Day from the date hereof until the Commitment Termination Date.

     Each Loan shall be in an amount equal to at least $1,000,000 (or, if less, the aggregate remaining unused amounts of all Lenders' Commitments) (unless such Loan is made in order to pay Nortel any amount owing to Nortel or any Affiliate thereof, in which case there shall be no minimum amount for such Advance) and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments.

     In no event shall the aggregate principal amount of all Advances outstanding on any date exceed the lesser of:

               (i)  the Maximum Commitments as of such date, and

               (ii) the Borrowing Base as of such date.

     Section 2.02  Making the Advances.
     ------------  -------------------

          (a) Except as otherwise provided in (S) 2.02(b), each Loan shall be
                                              -----------
     made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Loan in the case of a Loan consisting of LIBOR Advances or the first Business Day prior to the date of the proposed Loan in the case of a Loan consisting of Base Rate Advances by the Borrower to the Administrative Agent. The Administrative Agent shall give to each Lender prompt written notice thereof. Each such notice of a Loan (a "Draw Request") shall be delivered in writing by
                          ------------
     telecopy, overnight or regular mail substantially in the form of Exhibit F
                                                                      ---------
     hereto, specifying therein:

               (i)   the requested date of such Loan (which shall be a Business
          Day);

               (ii) from which tranche of the Credit Facility such Loan is requested;

               (iii) the requested Type of Advances comprising such Loan; provided that the Borrower may not request that Advances be LIBOR Advances if, after giving effect to such Advances, there would be more than three different Interest Periods then in effect;

               (iv)  the requested aggregate principal amount of such Loan; and

               (v) the account to which the proceeds of such Loan shall be paid.

Each Draw Request shall be accompanied by:

                    (A) a Borrowing Base Certificate that, among other things, shows the Borrowing Base as of the date of such Draw Request;

                    (B) a certificate that shows the Maximum Commitment as of
               the date of such Draw Request and sets forth in reasonable detail the calculation of the amount thereof; and

                    (C) such additional documents as may be required by Article
               IX or the Draw Request.

     Each Lender shall, before 12:00 noon (New York City time) on the date of a scheduled Loan, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account in same-day funds, such Lender's ratable portion of such Loan. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions in Articles VIII and IX, the Administrative Agent will wire transfer same-day funds in the aggregate principal amount of such Loan to such account as the Borrower shall have specified in its Draw Request. If the Administrative Agent shall receive such funds and if such applicable conditions shall be fulfilled prior to 12:00 A.M. (New York City time) on the date of any proposed Loan, the Administrative Agent shall commence the wire transfer (or direct its bank to commence the wire transfer) of such funds to such account by 2:00 P.M. (New York City time).

          (b) Anything in subsection (a) above to the contrary notwithstanding,
     (i) the Borrower may not select LIBOR Advances for any Loan or if the aggregate amount of such Loan is less than $5,000,000 or if the obligation of the Lenders to make LIBOR Advances shall then be suspended pursuant to

     (S) 2.05 or 4.01 and (ii) there shall be no more than three Interest
     ----------------
     Periods for LIBOR Advances at any one time in effect.

          (c) Each Draw Request shall be irrevocable and binding on the Borrower. In the case of any Loan that the related Draw Request specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Draw Request for such Loan the applicable conditions in Articles VIII and IX, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Loan when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Loan, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Loan in accordance with subsection (a) of this (S) 2.02 and the Administrative
                                            --------
     Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Loan and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Loan for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Loan, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Loan.

          (f) During the period following the occurrence of a Grandparent Unmatured Default until such default is either cured, waived, or becomes a Grandparent Debt Default, no Advances shall be made under the Credit Facility. If Nortel holds more than ***** of the Commitments at such time, Advances up to ***** may be made to pay amounts owing Nortel on outstanding purchase orders.

          (g) Notwithstanding anything to the contrary contained in this Agreement, if and to the extent that Nortel is a Lender under this Agreement and all or a portion of the proceeds of an Advance is to be paid to Nortel, the Borrower hereby irrevocably agrees that the portion of each Loan to be advanced

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     by Nortel to the Borrower in accordance with this Agreement may in the discretion of Nortel be effectively disbursed on the date in the Draw Request for such disbursement to the Borrower by virtue of a credit in the amount of such Loan given to the Borrower under the Volume Purchase Agreement.

     Section 2.03  Fees.
     ------------  ----

     The Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders ***** a commitment fee (the "Commitment Fee") of ***** per annum
                                            --------------
on the average undrawn balance of the Credit Facility, which accrual will commence January 1, 1999. The Commitment Fee shall be due quarterly in arrears commencing March 31, 1999, and continuing on the last day of each June, September, December and March thereafter through the Commitment Termination Date. *****

     The Borrower shall also pay the fees set forth in the Administrative Agent's Letter on the terms and conditions contained therein.

     Section 2.04  Interest.
     ------------  --------

          (a) Except as provided in subsection (b) below, the Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from and including the date of such Advance through but excluding the date on which such principal amount shall be paid in full, at the following rates per annum:

               (i) During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time, plus (B) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears quarterly on (x) the last day of each March, June, September and December and (y) the Maturity Date with respect to such Advance.

               (ii) During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) LIBOR for such Interest Period for such Advance, plus (B) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears on (x) the last day of such Interest Period if the applicable Interest Period is one, two or three months, or the date which is three months after the first day of the Interest Period and the last date of the Interest Period if the applicable Interest Period is six months, (y) the date on which such Advance shall be Converted or

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                                     -30-
          repaid or prepaid, in whole or in part
          (together with applicable Breakage Costs), and (z) the Maturity Date with respect to such Advance.

               (iii) If the Credit Facility is repaid by the Borrower in full prior to the first anniversary of the Closing Date and the Commitments of the Lenders are terminated, then so long as Nortel is the only Lender at the time, Nortel will refund to the Borrower the difference between the aggregate interest which would have accrued on the Credit Facility, from the Closing Date if the Applicable Margin had been
          (A) three percent (3%) above LIBOR for LIBOR Loans and (B) two percent (2%) over the Base Rate for Base Rate Loans, as applicable.

          (b) Upon occurrence and during the continuance of a Default, the Borrower shall pay interest on

               (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause
          (a) above, at a rate per annum equal at all times to the lesser of
          (I) 4.00% per annum above the rate per annum then required to be paid on such Advance pursuant to clause (a) above, and (II) the Maximum Lawful Rate, and

               (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the lesser of (I) 4.00% per annum above the rate per annum then required to be paid on Base Rate Advances pursuant to clause (a)(i) above and (II) the Maximum Lawful Rate.

     Section 2.05  Interest Rate Determination.
     ------------  ---------------------------

          (a) If, with respect to any LIBOR Advances, the Required Lenders notify the Administrative Agent that LIBOR for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBOR Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

               (i) each LIBOR Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

               (ii) the obligation of the Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately, until such time as the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (b) On the date on which the aggregate unpaid principal amount of all LIBOR Advances shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (c) Upon the occurrence and during the continuance of any Default:

               (i) each LIBOR Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

               (ii) the obligation of the Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately.

          (d) If the Administrative Agent cannot determine LIBOR for any LIBOR
     Advances:

               (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such LIBOR Advances,

               (ii) each such Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

               (iii) the obligation of the Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended immediately, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     Section 2.06  Conversion of Advances.  The Borrower may on any Business
     ------------  ----------------------
Day,upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of (S)(S) 2.07 and 2.09, Convert all
                                            --------------------
Advances of one Type comprising the same Loan into Advances of the other Type;

provided that,
--------

          (a) any Conversion of LIBOR Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such LIBOR Advances, and

          (b) the Borrower may not Convert Base Rate Advances into LIBOR Advances if, (A) after giving effect to such Conversion, there would be more than three Interest Periods in effect or (B) the Advances to be Converted would be less than the minimum amount specified in (S) 2.02(b).
                                                                  -----------

     Each such notice of a Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, and (y) the Advances to be Converted. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     Section 2.07  Payments and Computations.
     ------------  -------------------------

          (a) Except as provided in subsection (b) below, the Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same-day funds.

          (b) The Administrative Agent will, promptly after its receipt of such payments, cause to be distributed funds of the kind received relating to the payment of principal or interest or usage fees and other amounts ratably (other than amounts payable pursuant to (S)(S) 4.02, 4.03 or
                                                     --------------------
     12.04(c)) to the Lenders for the account of their respective Applicable
     --------
     Lending Offices, and funds of the kind received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

     Upon the Administrative Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to

(S) 12.07(d), from and after the effective date specified in such Assignment and
------------
Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes, in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (c) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next-succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or usage fee, as the case may be; provided that, if such extension would cause payment of
                  --------
     interest on or principal of LIBOR Advances to be made in the next-following calendar month, such payment shall be made on the next-preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due and owing to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (f) To the extent permitted by law, all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim. Without limitation of the preceding sentence, to the extent permitted by law, the Borrower's obligation to pay all amounts due under the Loans shall not be affected by any circumstance whatsoever, including:

               (i) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Borrower may have for any reason whatsoever, including any failure of the Collateral or any assets making up the Network, or any part thereof, or any representation or service of any supplier, manufacturer, installer or distributor, including Nortel;

               (ii) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material provided by Nortel or any other Person;

               (iii) any actual or alleged default by Nortel or any other Person under the Volume Purchase Agreement; or

               (iv) any other fact or circumstance relating to the Volume Purchase Agreement.

No payment hereunder shall affect any rights of the Borrower under any other agreement with Nortel or any Affiliate of Nortel.

     Section 2.08  Sharing of Payments, Etc.  If any Lender shall obtain any
     ------------  ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to (S) 4.02, 4.03 or 12.04(c)) in excess of its ratable share of
            --------------------------
payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any
                                                    --------
portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this (S) 2.08 may, to the fullest extent
                                     --------
permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.09  Use of Proceeds.
     ------------  ---------------

          (a)  Tranche 1.
               ---------

               (i) Subject to the limitations in this Agreement, the proceeds of Advances for Tranche 1 shall be available (and the Borrower shall use such proceeds) (x) to pay when due Nortel invoices for Nortel Goods and Services for use by the Borrower in the Designated BTAs, or
          (y) to reimburse the Borrower for amounts previously paid by or on behalf of the Borrower (including amounts that were paid prior to the formation of the Borrower and contributed as equity prior to the Closing Date to the Borrower) on account of Nortel invoices for Nortel Goods and Services for use by the Borrower in the Designated BTAs.

               (ii) All Advances under Tranche 1 shall be made either (A) by credit against the Volume Purchase Agreement, (B) directly to Nortel to pay amounts due under the Volume Purchase Agreement or (C) to the Borrower to reimburse the Borrower for Nortel Goods and Services for the Designated BTAs which have previously been paid by or on behalf of the Borrower, provided that, the Administrative Agent shall have
                        -------------
          received satisfactory evidence of such payment.

          (b)  Tranche 2.
               ---------

               (i) Subject to the limitations in this Agreement, the proceeds of Advances for Tranche 2 shall be available (and the Borrower shall use such proceeds):

                    (A) (x) to pay when due certain invoices for Permitted
               Third-Party Expenses for equipment and services for use in the Designated BTAs, or (y) to reimburse the Borrower for amounts previously paid by or on behalf of the Borrower (including amounts that were paid prior to the formation of the Borrower and contributed as equity prior to the Closing Date to the Borrower) on account of certain invoices for Permitted Third-Party Expenses for equipment and services for use in the Designated BTAs; and

                    (B) (x) to pay when due up to an aggregate of ***** to
               finance up to ***** of the purchase price of Nortel handsets, or
               (y) to reimburse the Borrower for amounts previously paid to Nortel by or on behalf of the Borrower (including amounts that were paid prior to the formation of the Borrower and contributed as equity prior to the Closing Date to the Borrower), on account of up to an aggregate of ***** to finance up to ***** of the purchase price of Nortel handsets.

               (ii) All Advances under Tranche 2 shall be made either (A) directly to the third party to whom the Permitted Third-Party Expense is owing, (B) directly to Nortel to pay a portion of the invoices for the handsets, or (C) to the Borrower to reimburse the Borrower for Permitted Third-Party Expenses paid by or on behalf of the Borrower, provided that the Administrative Agent shall have received
          -------------
          satisfactory evidence of such payment.

     Section 2.10  The Notes.
     ------------  ---------

          (a) The Borrower irrevocably authorizes each Lender to make or cause to be made an appropriate notation on the Schedule(s) attached to such Lender's Note(s) of the making of Loans or the receipt of payments. The amount of the Loans on such Schedule(s), and the applicable tranches thereof, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Schedule(s) shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to make payments of principal of or interest on the Notes when due.

          (b) Any Lender that is not a U.S. Person and that could become completely exempt from withholding of U.S. taxes in respect of payment of any

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requested with respect to the omitted portions.

     Obligations due to such Lender hereunder relating to any of its Loans if such Loans were in registered form for U.S. federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange such Lender's Notes evidencing its Loans for a promissory note or notes registered as provided in (S) 12.07(h)
                                                                    ------------
     hereof (a "Registered Note"). Registered Notes may not be exchanged for
                ---------------
     Notes that are not in registered form.

     Section 2.11  Reduction or Termination of the Commitments.
     ------------  -------------------------------------------

          (a) The Borrower may, upon at least three Business Days' notice to the Administrative Agent, permanently terminate in whole or reduce in part the unused portions of any Commitments with respect to any tranche of the Loans; provided that, each such partial reduction:
            -------- ----

               (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, the aggregate remaining unused amounts of all Lenders' Commitments in respect of such tranche within the Credit Facility), and

               (ii) shall be made ratably among the Lenders in accordance with their respective Commitments in respect of such tranche within the Credit Facility.

          (b) The Maximum Commitments shall be automatically and permanently reduced as of any date on which Advances are prepaid pursuant to (S) 3.02
                                                                      --------
     (except to the extent provided in (S) 3.02(d)) or (S) 3.03, by the
                                       -----------     --------
     aggregate principal amount of the Advances so prepaid.

Each such reduction shall be made ratably among the Lenders in accordance with their respective Commitments.

          (c) Termination.  On the Commitment Termination Date, the then-
              -----------
     remaining undrawn Commitments of the Lenders shall be automatically terminated.

                                  ARTICLE III

                     REPAYMENT AND PREPAYMENT OF THE LOANS
                     -------------------------------------

     Section 3.01  Repayment.
     ------------  ---------

          (a) On the last day of each quarter commencing on the last day of the calendar quarter following the calendar quarter in which the Commitment Termination Date occurs, and continuing on the last day of each March, June,

     September and December for nineteen consecutive calendar quarters thereafter (or, if such day is not a Business Day, on the next-preceding Business Day), the Borrower shall repay a portion of the aggregate principal amount of the Advances equal to the percentage specified in the table below opposite such periods of the greatest aggregate principal amount of Advances outstanding on any date prior to the date of such repayment.


             Payment Date              Percentage
-------------------------------------  ----------

Last Day of Calendar Quarters 1-8         3.75
Last Day of Calendar Quarters 9-12        5.00
Last Day of Calendar Quarters 13-20       6.25




          (b) On the Maturity Date, the Borrower shall repay the aggregate then-outstanding principal amount of all Advances, together with any and all accrued and unpaid interest thereon and all other amounts due and owing hereunder, under the Notes and under the other Loan Documents.

          (c) Interest due with respect to Advances shall be paid at the times and at the rates specified in (S) 2.04 of this Agreement.
                                   --------

     Section 3.02  Mandatory Prepayments of Loans.
     ------------  ------------------------------

          (a) Sales of Assets.  No later than three Business Days after its
              ----------------
     receipt of any Net Cash Proceeds (after deducting the amount of any other mandatory prepayment (x) arising in connection with the transaction otherwise triggering a mandatory prepayment under this subsection (a), and
     (y) required to be made pursuant to (S)3.02(e) hereof) referred to in this subsection (a), the Borrower shall prepay Advances in an aggregate principal amount equal to:

          the Net Cash Proceeds from insurance recoveries, condemnation awards and the direct or indirect sale of any assets of the Borrower and/or any of its Subsidiaries (other than any sale of inventory and other goods in the ordinary course of business) that is otherwise permitted under this Agreement during any calendar year, to the extent, individually or in the aggregate, such Net Cash Proceeds received during such calendar year shall exceed ***** and are not reinvested in the Network within 60 days, or if deposited with the Administrative Agent, 365 days after receipt.

--------------------------------------------------------------------------------
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with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Any prepayment pursuant to this subsection (a) shall be applied to the prepayment of the remaining principal installments of the Credit Facility in inverse order of maturity. No amounts prepaid pursuant to this subsection
(a) shall be available for reborrowing whether before or after the Commitment Termination Date.

     Each prepayment hereunder shall be allocated among the Lenders on a pro
                                                                         ---
rata basis. The Borrower shall pay such additional amounts as are sufficient to
----
pay the Lenders' Breakage Costs associated with such prepayments in accordance with (S) 3.04(b). All Net Cash Proceeds relating to sales of assets, insurance
     -----------
recoveries and condemnation awards not reinvested in the Network within sixty
(60) days after receipt shall be deposited into a cash collateral account held by the Administrative Agent until such time as they are either reinvested or required to be applied to the Loans hereunder.

          (b) Excess Cash Flow.  By April 30 of each calendar year beginning on
              -----------------
     the first April 30 following the Commitment Termination Date, the Borrower shall prepay outstanding Advances in an aggregate principal amount equal to fifty percent (50%) of any Excess Cash Flow in respect of the immediately preceding fiscal year.

     Any prepayment pursuant to this subsection (b) shall be applied to the prepayment of the remaining principal installments of each Tranche of the Credit Facility in inverse order of maturity. No amounts prepaid pursuant to this subsection (b) shall be available for reborrowing whether before or after the Commitment Termination Date.

     Each prepayment hereunder shall be allocated among the Lenders on a pro
                                                                         ---
rata basis.  The Borrower shall pay such additional amounts as are sufficient to
----
pay the Lenders' Breakage Costs associated with such prepayments in accordance with (S) 3.04(b).
     -----------

          (c) Excess Borrowings.  If on any date the aggregate principal amount
              ------------------
     of outstanding Advances shall exceed the Maximum Commitments or the Borrowing Base, the Borrower shall immediately prepay the then-outstanding balance of Advances by an amount equal to such excess together with all accrued but unpaid interest relating thereto.

     No amounts prepaid pursuant to this subsection (c) shall be available for reborrowing whether before or after the Commitment Termination Date. Any such prepayment shall be applied to the prepayment of a ratable aggregate principal amount of the applicable Advances. Each prepayment hereunder shall be allocated among the Lenders on a pro rata basis. The Borrower shall pay such additional
                       --- ----
amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayment in accordance with (S) 3.04(b).
                                   -----------

          (d) Termination of Volume Purchase Agreement.  The Borrower shall
              ----------------------------------------
     prepay all outstanding Advances, along with accrued but unpaid interest, applicable Breakage Costs and all other Obligations, and the Lenders' Commitments hereunder shall terminate, upon the termination of the Volume Purchase Agreement as a result of a default thereunder by the Borrower beyond applicable grace and cure periods.

          (e) Adjusted Debt to Total POPs. If at the end of any fiscal quarter
              ---------------------------
     during the term of this Agreement, the ratio of (i) Adjusted Debt outstanding at the end of such fiscal quarter to (ii) Total POPs on the last day of such fiscal quarter exceeds ***** (the "Maximum Ratio"), the
                                                         -------------
     Borrower shall prepay within ten (10) Business Days after the end of such fiscal quarter the dollar amount in cash which would cause the Borrower not to exceed the Maximum Ratio for such fiscal quarter (including accrued and unpaid interest thereon).

     Any prepayment pursuant to this subsection (e) shall be applied to the remaining principal installments of the Credit Facility in inverse order of maturity and pro rata between Tranche 1 and Tranche 2. Amounts prepaid pursuant to subsection (e) hereof will not be available for reborrowing.

     A prepayment hereunder shall be allocated among the Lenders on a pro rata basis. The Borrower will pay such additional amounts as are sufficient to pay the Lender's Breakage Costs associated with such prepayment in accordance with
(S) 3.04(b).
-----------

     Section 3.03  Optional Prepayments of Loans.
     ------------  -----------------------------

     The Borrower shall have the right, at its election, to prepay the principal amount outstanding under either tranche, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the
                            --------
principal amount of any LIBOR Advances pursuant to this (S) 3.03 may be made
                                                        --------
only on the last day of the Interest Period relating thereto unless such prepayments are accompanied by such additional amounts as are sufficient to pay the Lenders' Breakage Costs associated with such prepayments. The Borrower shall give the Administrative Agent, no later than 10:00 a.m., New York time, at least three (3) Business Days' prior written notice of any proposed prepayment pursuant to this (S) 3.03 of Base Rate Advances, and four (4) (or such shorter
                 --------
period as the Lenders may agree from time to time) LIBOR Business Days' notice of any proposed prepayment pursuant to this (S) 3.03 of LIBOR Advances, in each
                                            --------
case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans (i) shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 (or, if less, the aggregate outstanding principal balance of all Advances), (ii) shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment, (iii) shall require the payment of appropriate Breakage Costs, if any, in accordance with (S) 3.04(b), and (iv) shall be applied ratably
                                  -----------
to Tranche 1 and Tranche 2 and pro rata against the remaining installment
                               --- ----
payments of principal on the applicable tranche. Each partial prepayment shall be allocated among the Lenders on a pro rata basis.
                                    --- ----

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     No amounts so prepaid, whether before or after the Commitment Termination Date, shall be available for reborrowing.

     Section 3.04  Certain Matters Relating to Repayments and Prepayments.
     ------------  ------------------------------------------------------

          (a) On the date on which Advances are to be repaid or prepaid, and if less than all Loans are to be repaid or prepaid, if both Base Rate Loans and LIBOR Loans are outstanding, the Borrower will specify whether the Loan to be repaid or prepaid shall be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan is to be repaid or prepaid and more than one LIBOR Loan is outstanding, which such LIBOR Loan shall be prepaid.

          (b) All prepayments and repayments pursuant to this Article III shall
                                                              -----------
     be accompanied by such additional amounts as are sufficient to pay applicable Breakage Costs and accrued and unpaid interest on the principal amount of the Advances then being prepaid or repaid. A certificate of any Lender setting forth the amount of any Breakage Costs which such Lender is entitled to receive shall be furnished to the Borrower relating to any prepayment for which the Administrative Agent has received notice in accordance with the terms hereof, and shall be presumptively correct absent manifest error. The Borrower shall pay all Breakage Costs to the Administrative Agent as in the Lender's certificate pursuant to this

     Article III within one (1) Business Day after delivery of such certificate.
     -----------


                                  ARTICLE IV

         ILLEGALITY, INCREASED COSTS, CAPITAL ADEQUACY AND INDEMNITIES
         -------------------------------------------------------------

     Section 4.01  Illegality.  Notwithstanding any other provisions herein, if
     ------------  ----------
any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans, such Lender shall forthwith give notice of such circumstances to the Borrower, the Administrative Agent and the other Lenders and thereupon

          (a) the Commitments of such Lender to make LIBOR Loans shall forthwith be suspended until such notifying Lender shall have notified the Administrative Agent and the Borrower that the circumstance giving rise to such determination no longer exists (and if such notifying Lender shall determine that such circumstance no longer exists it shall so notify the Administrative Agent and the Borrower promptly after determining the same), and

          (b) the aggregate principal amount of such Lender's LIBOR Loans, if any, shall be Converted automatically to Base Rate Loans on the last day of each

     Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by applicable law.

     Such Lender will designate a different Applicable Lending Office if such designation will avoid the need for any suspension or Conversions described in the preceding sentence and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 4.02  Additional Costs and Capital Adequacy.
     ------------  -------------------------------------

          (a) If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court having jurisdiction with respect thereto or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall

               (i) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special-deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

               (ii) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, such Lender's Commitments, or any class of loans, or commitments of which any of the Loans or such Lender's Commitments form a part, and the result of any of the foregoing is to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any of the Advances or such Lender's Commitments (taking into account such Lender's then-existing policies with respect to maintaining capital), then the Borrower shall pay to the Administrative Agent for the account of such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, for such increased costs.

          (b) If any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction, that in any case becomes effective after the date hereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Lender's commitment with respect to any Advances, the Borrower will pay to such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder.

          (c) Each demand by a Lender pursuant to this (S) 4.02 shall be
                                                       --------
     accompanied by a statement setting forth in reasonable detail the basis for such demand and the computation of such amount, including any method by which such cost was allocated to the Borrower. In determining the amount of any compensation, such Lender may use any reasonable averaging or attribution methods in such demand, and any such methods so used shall be binding on the Borrower. The amount specified in any such demand shall be conclusive evidence of the amount owing, absent manifest error. Such Lender will designate a different Applicable Lending Office if such designation will avoid the need for or reduce the amount of any compensation under this (S) 4.02 and will not, in the judgment of such
                             --------
     Lender, be otherwise disadvantageous to such Lender. By making any payment under this (S) 4.02, the Borrower is not waiving its right to contest that
                --------
     the amounts  in the certificates are based on manifest error.

     Section 4.03  Taxes.
     ------------  -----

          (a) Any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the
                                                             ---------
     case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If
                                                                    -----
     the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent,

               (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this (S) 4.03) such Lender
                                                --------
          or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,

               (ii)  the Borrower shall make such deductions, and

               (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other
                                                                          -----
     Taxes").
     -----

          (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
     (S) 4.03) paid by such Lender or the Administrative Agent (as the case
     ---------
     may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in (S) 12.02, the original or a certified copy of a receipt evidencing
           ---------
     payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) below, the terms "United States" and "United States person" shall have the
                       -------------       --------------------
     meanings specified in (S) 7701 of the Internal Revenue Code.
                           --------

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in (S) 4.03(a).
                                             -----                -----------
     If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in (S) 4.03(e)
                                                                 -----------
     (other than if such failure is due to a change in law occurring subsequent
     ------ ----
     to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection
     (e) above), such Lender shall not be entitled to indemnification under
     (S)4.03(a) or (c) only with respect to those Taxes which would not have
     ----------    ---
     been imposed by the United States; provided that should a Lender become
                                        --------
     subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request and at such Lender's expense to assist such Lender to recover such Taxes.

          (g) If the Borrower is required to pay any amounts to or for the account of any Lender pursuant to this (S) 4.03, such Lender will designate
                                            --------
     a different Applicable Lending Office if such designation will avoid the need for or reduce the amount of any such payment and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 4.04  Survival.   Without prejudice to the survival of any other
     ------------  --------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Article IV shall survive the payment in full of principal and interest hereunder and under the Notes.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

     Section 5.01  Corporate Authority; Partnership Authority; Limited Liability
     ------------  -------------------------------------------------------------
Company Authority.
-----------------

          (a) Each Loan Party in existence on the date hereof (or on any date on which these representations and warranties are deemed repeated):

               (i) is a corporation, a limited partnership, or a limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or state of formation,

               (ii) has all requisite corporate power or has taken all requisite partner, member and/or management action required to own its Property and conduct its business) as now conducted and as presently contemplated, and

               (iii) is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary in order to conduct its business as now conducted except where a failure to be so qualified would not have a Material Adverse Effect.

          (b) on Schedule 5.01(b) hereto (as updated pursuant to (S) 6.13(q)) is
                 ----------------                                -----------
     a complete and accurate list of all Subsidiaries of the Borrower, showing (as to each such Subsidiary) the jurisdiction of its incorporation or formation, the number of shares of each class or units of Stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares or units of each such class owned (directly or indirectly) by the Borrower, the number of shares or units covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created or permitted under the Loan Documents or as disclosed in such Schedule (as so updated). Each such Subsidiary:

               (i) is a corporation, partnership or a limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or state of formation,

               (ii) has all requisite corporate power or has taken all requisite partner, member and/or management action required to own its Property and conduct its business as now conducted and as presently contemplated and

               (iii) is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary in order to conduct its business as now conducted except where a failure to be so qualified would not have a Material Adverse Effect.

          (c) The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is or is to become a party, and the consummation of the transactions contemplated hereby and thereby:

               (i) are within the partnership, corporate or limited liability company authority of such Loan Party,

               (ii) have been duly authorized by all necessary corporate (in the case of a corporation), partnership (in the case of a partnership) or member and/or management (in the case of a limited liability company) actions or proceedings,

               (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party or its Property and

               (iv) do not conflict with any provision of the partnership agreement, charter or bylaws of, or any agreement or other instrument binding upon, the Loan Party or its Property, and

               (v) will not result in the creation, or imposition of, or obligation to create, any Lien upon the Property of any Loan Party, other than Liens granted pursuant to the Collateral Documents.

          (d) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 5.02  Governmental and Third Party Approvals.  The execution,
     ------------  --------------------------------------
delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Person, other than those already obtained and for any subsequent informational filing with the Securities and Exchange Commission or approval contemplated by (S) 5.07.
                                       --------

     Section 5.03  Title to Properties.  The Borrower and each of its
     ------------  -------------------
Subsidiaries own all of the assets reflected in the balance sheet of such parties as at the Balance Sheet Date or acquired since that date (except FCC Licenses owned by an Omnipoint C-Block Subsidiary, the Omnipoint E-Block Subsidiary and the D&E License Subsidiary and property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title-retention agreements, liens or other encumbrances except Permitted Liens. The License Subsidiaries existing on the date hereof, own all of the FCC Licenses listed on Schedule 5.07 hereto.
                              -------------

     Section 5.04  Financial Statements.
     ------------  --------------------

          (a) Historical Balance Sheet.  There has been furnished to the
              ------------------------
     Administrative Agent a consolidated balance sheet (the "Historical Balance Sheet") of the Borrower and its Subsidiaries as of the Balance Sheet Date. Such Historical Balance Sheet has been prepared in accordance with GAAP and fairly presents the assets and liabilities of the Borrower and each of its Subsidiaries as at the close of business on the date thereof. There are no Contingent Obligations of the Borrower or its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such Historical Balance Sheet.

          (b) Pro Forma Balance Sheet.  There has been furnished to the
              -----------------------
     Administrative Agent a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of July 31, 1998 (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP and fairly presents the assets and liabilities of the Borrower and each of its Subsidiaries as of the close of business on the date thereof. There are no Contingent Obligations of the Borrower or its Subsidiaries as of the date of the Pro Forma Balance Sheet involving material amounts, known to officers of the Borrower, which were not disclosed in such Pro Forma Balance Sheet. Since the date of the Pro Forma Balance Sheet, there has not occurred any changes that would make the Pro Forma Balance Sheet delivered to the Administrative Agent pursuant to this (S) 5.04 untrue or misleading in any material respect. Since the Balance Sheet Date, there has not occurred any changes that would make the Pro Forma Balance Sheet delivered to the Administrative Agent pursuant to this (S) 5.04 untrue or misleading in any material respect.

     Section 5.05  No Material Adverse Effect, Etc.  There has occurred no
     ------------  -------------------------------
Material Adverse Effect with respect to the Borrower or any of its Subsidiaries
(i) since the Balance Sheet Date based on the pro forma balance sheet delivered pursuant to (S) 5.04 or (ii) since the date of the most recent audited financial
            --------
statements provided to the Lenders, and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Advance are true and correct in all material respects. Except as permitted hereunder, the Borrower has not made any Distribution.

     Section 5.06  Franchises, Patents, Copyrights, Etc.  The Borrower and each
     ------------  ------------------------------------
of its Subsidiaries own or have rights under the franchises, licenses, patents, copyrights, trademarks, trade names, other intellectual property and rights in respect of the foregoing which are listed on Schedule 5.06, without known
                                             -------------
conflict with any rights of others.  Except as set forth in Schedule 5.06, there
                                                            -------------
are no franchises, licenses, patents, copyrights, trademarks, trade names, or other intellectual property, individually or in the aggregate, that are material for the conduct of the business of the Borrower or any of its Subsidiaries, as now conducted or as presently contemplated to be conducted.

     Section 5.07  FCC Licenses, Etc.
     ------------  -----------------

          (a) Part I of Schedule 5.07 lists all FCC Licenses held by License
              ------    -------------
     Subsidiaries other than the Omnipoint C-Block Subsidiary, the Omnipoint E-Block Subsidiary and the D&E License Subsidiary. Part II of Schedule 5.07
                                                       -------    -------------
     lists all FCC Licenses held by the License Subsidiaries of the Omnipoint C-Block Subsidiary Parent. Part III of Schedule 5.07 lists all FCC Licenses
                               --------    -------------
     held by the  License Subsidiary of the Omnipoint E-Block Subsidiary Parent.

     Part IV of Schedule 5.07 lists all FCC Licenses held by the License
     -------    -------------
     Subsidiary of D&E. On or before the Closing Date, the Omnipoint C-Block Subsidiary Parent, the Omnipoint E-Block Subsidiary Parent and D&E have filed or caused to be filed applications with the FCC for the assignment or transfer of all of the FCC Licenses listed in Parts II, III and IV of
                                                   --------------------
     Schedule 5.07  to the Borrower or one or more Wholly Owned Subsidiaries of
     -------------
     the Borrower, and the Borrower expects that all of such assignments or transfers shall take place within 180 days after the filing of such applications therefor in accordance with the terms of this Agreement.

          (b) Neither any FCC License nor any material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation or revocation proceeding.

     Section 5.08  Litigation.  Except as  on Schedule 5.08 attached hereto,
     ------------  ----------                 -------------
there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against any Loan Party before any court, tribunal or administrative agency or board (including the FCC) that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of such Loan Party, to carry on business substantially as now conducted, or result in any substantial and material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Loan Party, or that questions the validity of this Agreement or any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     Section 5.09  No Materially Adverse Contracts, Etc.  None of the Loan
     ------------  ------------------------------------
Parties is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Loan Parties is a party to any contract or agreement that has or is expected, in the judgment of such Loan Party's officers, to have any Material Adverse Effect.

     Section 5.10  Compliance with Other Instruments, Laws, Etc.  None of the
     ------------  --------------------------------------------
Loan Parties is in violation of any provision of its charter documents, bylaws or any agreement or instrument to which it may be subject or by which it or any of its Properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

     Section 5.11  Tax Status.  Each Loan Party and each of its Subsidiaries and
     ------------  ----------
Affiliates

          (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or filed extensions therefor;

          (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings; and

          (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for all elapsed periods subsequent to the periods to which such returns, reports or declarations apply.

     There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction in respect of any Loan Party or any of its Subsidiaries or Affiliates, and the officers of the Borrower know of no basis for any such claim.

     Section 5.12  No Default.  No Default has occurred and is continuing.
     ------------  ----------

     Section 5.13  Holding Company and Investment Company Acts.  Neither any
     ------------  -------------------------------------------
Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     Section 5.14  Absence of Financing Statements, Etc.  Except with respect to
     ------------  ------------------------------------
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or Property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     Section 5.15  FCC Matters.  Except for the filing of tariffs with the FCC,
     ------------  -----------
each Loan Party has duly and timely filed all filings which are required to be filed by it under the Communications Act, the failure to file which could reasonably be expected to have a Material Adverse Effect and is in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC applicable to it, the failure to be in compliance with which could reasonably be expected to have a Material Adverse Effect. No failure to pay any Indebtedness owing to the FCC in respect of FCC Debt has occurred, except in accordance with the orders, rules and regulations of the FCC.

     Section 5.16  Tariffs.  No action to change, alter, rescind or otherwise
     ------------  -------
terminate the tariffs containing service regulations or any rates and charges for commercial mobile radio services which, if adversely determined, would have a Material Adverse Effect, is pending or known by the Borrower to be under consideration.

     Section 5.17  Disclosure.  This Agreement, the other Loan Documents and the
     ------------  ----------
statements and documents referred to herein or therein delivered to the Administrative Agent and/or the Lenders by or on behalf of the Borrower or any Loan Party pursuant hereto, taken together, contain no untrue statement of a material fact or fail to state a material fact which would be necessary to make the statements (taken as a whole) herein and therein not misleading at such time.

     Section 5.18  Burdensome Obligations.  No Loan Party is a party to or bound
     ------------  ----------------------
by any franchise, agreement, deed, lease or other instrument, or subject to any legal restriction which is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue or operating cash flow of such Loan Party, or the ability of such Loan Party to perform the obligations to be performed by it under the Loan Documents to which such Loan Party is a party. The Borrower does not presently anticipate that future expenditures by the Borrower or any of its Subsidiaries needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair, in a materially adverse manner, the business or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

     Section 5.19  Solvency.  Each Loan Party is, individually and together with
     ------------  --------
its Subsidiaries, and after giving effect to the incurrence of all Indebtedness as and when contemplated by the Loan Documents will be, Solvent.

     Section 5.20  Security Interests.  The security interests granted under the
     ------------  ------------------
Collateral Documents constitute valid, binding and continuing duly perfected first-priority security interests in and liens upon the Collateral (except for Permitted Liens that have priority under applicable law or as provided herein) in favor of the Administrative Agent, for the benefit of the Lenders.

     Section 5.21  Certain Transactions.  None of the officers, directors or
     ------------  --------------------
employees of the Borrower is presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. The Borrower has delivered a complete and correct copy of each of the Master Services Agreements to the Administrative Agent. The Borrower is not a party to any management, operating, license or other agreement providing for the payment of any amount to any of its Affiliates, except for the Master Services Agreements or as permitted under (S) 7.11. To the extent Intellectual Property
                                 --------
of the Partners, DEC or OC is licensed to the Borrower or its Subsidiaries, the terms of such license(s) and the fee charged to the Borrower or its Subsidiaries relating thereto shall be subject to the Required Lenders' reasonable approval.

     Section 5.22  Business Plans.  The Approved Full-Term Operating Business
     ------------  --------------
Plan and each Approved Annual Operating Business Plan, if any, have been prepared in all material respects in accordance with GAAP (except for the treatment of Indebtedness owing to the FCC, which has been reflected in such plans at historical cost) consistently applied to projections.

     Section 5.23  Employee Benefit Plans.
     ------------  ----------------------

          (a) In General.  Each Employee Benefit Plan and each Plan has been
              ----------
     maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the IRC, including, but not limited to, the provisions thereunder respecting prohibited transactions. The Borrower and each of its Subsidiaries has made all required contributions to each Employee Benefit Plan and each Multiemployer Plan. To the extent applicable, the Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under (S) 103(d) of ERISA,
                                                            ----------
     with respect to each Guaranteed Pension Plan.

          (b) Terminability of Welfare Plans.  Under each Employee Benefit Plan
              ------------------------------
     that is an employee welfare benefit plan within the meaning of (S) 3(1) or
                                                                    --------
     (S) 3(2)(B) of ERISA, no benefits are due unless the event giving rise to
     -----------
     the benefit entitlement occurs prior to plan termination (except as required by Title I, Subtitle B, Part 6 of ERISA). The Borrower, each of its Subsidiaries and each ERISA Affiliate may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Loan Party or such ERISA Affiliate without liability to any Person.

          (c) Guaranteed Pension Plans.  Each contribution required to be made
              ------------------------
     to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S) 302(f) of ERISA, or otherwise, has been timely made. No
                   ----------
     waiver of minimum funding standards or extension of amortization periods has been requested or received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event, or any other event or condition that presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate has instituted or intends to institute proceedings to terminate a Guaranteed Pension Plan. No event requiring notice to the PBGC under (S) 302(f)(4)(A) of ERISA has occurred with respect to any Guaranteed
           ----------------
     Pension Plan and no amendment with respect to which security is required under (S) 307 of ERISA has been made or is reasonably expected to be made
           -------
     to any Guaranteed Pension Plan. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within 12 months prior to the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S) 4001 of
                                                                --------
     ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          (d) Multiemployer Plans.  None of the Borrower, any of its
              -------------------
     Subsidiaries or any ERISA Affiliate has incurred or expects to incur any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S) 4201 of ERISA or as a result of a sale of
                              --------
     assets described in (S) 4204 of ERISA.  Neither any Loan
                         --------

     Party nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of
     (S) 4241 or (S) 4245 of ERISA or that any Multiemployer Plan intends
     --------    --------
     to terminate or has been terminated under (S)4041A of ERISA.
                                               --------

     Section 5.24  Regulations G, U and X.  No portion of any Loan shall be used
     ------------  ----------------------
or obtained for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 ("Regulations G, U and X.") The Borrower and each License Subsidiary are in
------------------------
compliance with Regulations G, U and X.

     Section 5.25  Environmental Compliance.  The Borrower has taken all
     ------------  ------------------------
necessary steps to investigate the past and present condition and usage of its Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations:

          (a) Except as disclosed in current phase 1 audit and environmental reports and documents described in Schedule 5.25 hereto, the Borrower and
                                        -------------
     each of its Subsidiaries is in compliance with all applicable Environmental Laws relating to the operation of its business and the use and occupancy of any Real Estate. There is no pending or, to the best of its knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity relating to any Environmental Law involving the Borrower or any of its Subsidiaries.

          (b) Except as set forth in Schedule 5.25, there have been no releases
                                     -------------
     of any Materials of Environmental Concern into the environment at any parcel of Real Estate or any facility formerly or currently owned, operated or controlled by the Borrower or any of its Subsidiaries. With respect to any such releases of any Materials of Environmental Concern, the Borrower has given all required notices to government entities. The Borrower is not aware of any releases of Materials of Environmental Concern at parcels of Real Estate or facilities other than those owned, operated or controlled by the Borrower or any of its Subsidiaries that could reasonably be expected to have an impact on the Real Estate or facilities owned, operated or controlled by the Borrower or any of its Subsidiaries.

          (c) Schedule 5.25 is a list of all environmental reports,
              -------------
     investigations and audits relating to premises currently or previously owned or operated by the Borrower and its Subsidiaries (whether conducted by or on behalf of the Borrower, any of its Subsidiaries or a third party, and whether done at the initiative of the Borrower or any of its Subsidiaries or directed by a governmental entity or other third party) which the Borrower or any of its Subsidiaries has in its possession or to which it has access, and complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Administrative Agent.

          (d) The Borrower and each of its Subsidiaries has filed all reports and returns required to be filed by such Person under any Environmental Laws. The Borrower and each of its Subsidiaries has obtained and is in compliance with all licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Environmental
                                                           -------------
     Permits") required by all applicable Environmental Laws. No event has occurred and is continuing that requires, or after notice or lapse of time or both would require, any modification or termination of any Environmental Permit. Neither the Borrower nor any of its Subsidiaries (i) has received any notice asserting the absence of any Environmental Permit or (ii) has knowledge of any environmental law proposed or under consideration, which, if effective, could have a Material Adverse Effect.

          (e) Except as set forth in Schedule 5.25, neither the Borrower nor any
                                     -------------
     of its Subsidiaries, nor any of the Real Estate, is subject to any applicable Environmental Laws requiring the performance of site assessments for Materials of Environmental Concern, or the removal or remediation of Materials of Environmental Concern, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

     Section 5.26  Joint Ventures, Etc.  The Borrower is not engaged in any
     ------------  --------------------
joint venture or partnership with any other Person.

     Section 5.27  Material Contracts.  As of the date of this Agreement,
     ------------  ------------------
neither the Borrower nor any of its Subsidiaries is a party to any Material Contract or any agreement with any director, officer or employee, except as disclosed in Schedule 5.27.
             -------------

     Section 5.28  Representations in Other Loan Documents.   Each of the
     ------------  ---------------------------------------
representations by any Loan Party in any of the other Loan Documents is true as of the date hereof.

     Section 5.29  Licenses. The Borrower, and each of the License Subsidiaries,
     ------------  --------
as applicable, own all FCC Licenses necessary to construct and operate the Network and have maintained all Necessary Authorizations appropriate to the level of development theretofore achieved and sufficient to avoid noncompliance with the applicable minimum build-out requirements under the FCC Licenses for the Designated BTAs.

     Section 5.30  Ownership of Borrower.  The Borrower is a Delaware limited
     ------------  ---------------------
partnership, of which D&E owns a 1% general partnership interest and a 49% limited partnership interest, Omnipoint Venture owns a 1% general partnership interest and Omnipoint Holdings owns a 49% limited partnership interest.


                                  ARTICLE VI

                     AFFIRMATIVE COVENANTS OF THE BORROWER
                     -------------------------------------

     The Borrower covenants and agrees that, so long as any Loan or Note or any fees or expenses are outstanding or any Lender has any Commitment hereunder:

     Section 6.01  Maintenance of Office.  The Borrower shall maintain its chief
     ------------  ---------------------
executive office at 250 Granite Run Drive, Lancaster, PA 17601, shall cause the D&E License Subsidiary to maintain its chief executive office at 1325 Air Motive Way, #130, Reno, Nevada 89502, and shall cause each of the Omnipoint C Block Subsidiary and the Omnipoint E Block Subsidiary to maintain its chief executive office at 3 Bethesda Metro Center, Suite 400, Bethesda, Maryland 20814, except that the Borrower or each of the foregoing Subsidiaries may change its chief executive office on not less than 30 days' advance written notice to the Administrative Agent and after taking all such action as may be necessary or appropriate or requested by the Administrative Agent to continue the perfection of the Administrative Agent's security interest in the Collateral. Pursuant to the foregoing sentence, Borrower hereby notifies the Administrative Agent that each of the Omnipoint C Block Subsidiary and the Omnipoint E Block Subsidiary intends to change its respective chief executive office to 1325 Air Motive Way, #130, Reno, Nevada 89502 not later than 60 days after the Closing Date, and agrees to take all actions as may be necessary or appropriate or requested by the Administrative Agent to continue the perfection of the Administrative Agent's security interest in the Collateral.

     Section 6.02  Records and Accounts.  The Borrower shall, and shall cause
     ------------  --------------------
each of its Subsidiaries to:

          (a) keep true and accurate records and books of account in which full, true and correct entries shall be made in accordance with GAAP, and

          (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its Properties, contingencies and other reserves.

     Section 6.03  Corporate, Partnership and Limited Liability Company
     ------------  ----------------------------------------------------
Existence; Maintenance of Licenses; Assignment or Transfer of Licenses.  The
----------------------------------------------------------------------
Borrower shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to:

          (a) preserve and keep in full force and effect its corporate, partnership or limited liability company existence;

          (b) maintain in full force and effect:

               (i)   each FCC License with respect to the BTAs specified in


          Parts I, II, III and IV of Schedule 5.07  other than any such FCC
          ----- -----------------    -------------
          License that has been previously sold or transferred in accordance with this Agreement) and any other FCC Licenses from time to time held by any License Subsidiary and cause each License Subsidiary at all times to own each FCC License listed in Schedule 5.07 (other than any
                                                  -------------
          such FCC License that has been previously sold or transferred in accordance with this Agreement), free and clear of any Lien of any kind, other than any Lien permitted under (S) 7.02(g);
                                                    -----------

               (ii) with respect to the construction, installation and development of facilities for the Designated BTAs, all FCC Licenses and material Necessary Authorizations appropriate to the level of development theretofore achieved and sufficient to avoid noncompliance with the then applicable minimum build-out requirements under the FCC License for such BTAs; and

               (iii) with respect to the operation of those portions of Designated BTAs the development of which has theretofore been completed, all material FCC Licenses, copyrights, patents, franchises, Necessary Authorizations and other rights as are necessary and sufficient to operate such completed portions.

          (c) cause D&E, the Omnipoint C-Block Subsidiary Parent and the Omnipoint E-Block Subsidiary Parent to cause the ownership of the FCC Licenses for the BTAs listed in Parts II, III and IV of Schedule 5.07 to be
                                     --------------------    -------------
     assigned or transferred to the Borrower or one or more Wholly Owned Subsidiaries of the Borrower within 180 days after the filing of applications therefor in accordance with the terms of this Agreement and shall take all further actions necessary to effectuate such transfers, free and clear of any Lien of any kind, other than any Lien permitted under (S)
                                                                            ---
     7.02(g).
     -------

     The Borrower will, and will cause its Subsidiaries to, at all times perform and observe all covenants and conditions on its part to be performed and observed under FCC rules and regulations or otherwise with respect thereto with respect to the FCC Licenses held by License Subsidiaries and not cause or permit to exist any grounds for the FCC to revoke or suspend or not to renew such License in accordance with (S) 7.06(b).
                           -----------

     Section 6.04  Maintenance of Properties.  The Borrower shall do or cause to
     ------------  -------------------------
be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its material franchises, employment contracts and permits. The Borrower shall, and shall cause each of its Subsidiaries to:

          (a) cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment;

          (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

          (c) continue to engage primarily in the businesses now conducted by it and in related businesses; and

          (d) continue in full force and effect all authorizations and approvals required to conduct the businesses now conducted by it as appropriate to the then level of construction, development and operation of PCS Systems covered by FCC Licenses held by License Subsidiaries;

provided that nothing in this (S) 6.04 shall prevent the Borrower or any of its
--------                      --------
Subsidiaries from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its business and would not have a Material Adverse Effect.

     Section 6.05  Insurance.  The Borrower shall obtain and maintain, and shall
     ------------  ---------
cause each of its Subsidiaries to obtain and maintain, insurance with respect to its properties and business with insurers that hold an A.M. Best rating of "A" or better. The insurance coverage shall:

          (a) include, as a minimum, the types of policies and respective limits as reflected in (S) 12 of each Security Agreement;
                     ------

          (b) with respect to all liability insurance, name the Administrative Agent as additional insured;

          (c) with respect to casualty insurance, name the Administrative Agent as loss payee as its interest may appear;

          (d) provide that the insurer will give the Administrative Agent at least 30 days' prior written notice of the cancellation or any material change in the coverage, aggregate limits or any other provision of such insurance; and

          (e) contain the standard mortgagee endorsement (without contribution).

     The Borrower shall deliver to the Administrative Agent, as required by (S)
                                                                            ---
8.05, no later than March 31 in each calendar year and otherwise promptly on
----
request by the Administrative Agent, certificate(s) of insurance reflecting the requirements of this (S) 6.05, each Security Agreement and each Mortgage, and
                     --------
setting forth any deductibles applicable to any insurance coverage.

     Section 6.06  Taxes.  The Borrower shall duly pay and discharge, and cause
     ------------  -----
each of its Subsidiaries to duly pay and discharge, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its Property; provided that no such tax, assessment, charge, levy or claim need be
          --------
paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or any of its Subsidiaries has set aside on its books adequate reserves with respect thereto and such reserves have been segregated to the extent required by GAAP; and provided
                                                                  --------
further that the Borrower shall pay all such taxes, assessments, charges, levies
-------
or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

     Section 6.07  Inspection of Properties and Books.
     ------------  ----------------------------------

          (a) The Borrower shall permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent, the Lenders and their other designated representatives to visit and inspect any of the Properties of the Borrower or such Subsidiary, to examine the books of account of the Borrower or such Subsidiary (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that the
                                                 --------
     Administrative Agent and each Lender shall use reasonable commercial efforts not to interfere with the business of the Borrower or any of its Subsidiaries.

          (b) The Borrower authorizes the Administrative Agent and each Lender to communicate directly with the independent certified public accountants of the Borrower or any of its Subsidiaries and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower and its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this
     (S) 6.07(b).
     -----------

     Section 6.08  Compliance with Laws, Contracts, FCC Licenses and Permits.
     ------------  ---------------------------------------------------------
The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with:

          (a) the applicable laws, rules, regulations and orders wherever its business is conducted, including without limitation compliance with all Environmental Laws, all Environmental Permits, ERISA, the IRC, the Communications Act and all FCC rules and regulations (including without limitation compliance with FCC rules and regulations relating to maintaining the status of the License Subsidiaries as designated entities and small businesses);

          (b) the provisions of its partnership agreements, charter documents and by-laws;

          (c) all material agreements and instruments to which it or any of its Subsidiaries is a party and by which it or any of its Subsidiaries or any of its or their Properties may be bound;

          (d) all obligations with respect to any Employee Benefit Plan or Multiemployer Plan; and

          (e) all applicable decrees, orders, and judgments.

     If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of the Borrower's or such Subsidiary's obligations hereunder or any of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, the Borrower shall immediately take, or shall cause such Subsidiary immediately to take, all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent evidence thereof.

     Section 6.09  Further Assurances.  The Borrower shall cooperate, and shall
     ------------  ------------------
cause each of its Subsidiaries to cooperate, with the Lenders and the Administrative Agent, and shall execute and pay, and shall cause each of its Subsidiaries to execute and pay, as applicable, for the filing of all such further instruments and documents, including, without limitation, such Uniform Commercial Code financing statements and other security documents as the Required Lenders or the Administrative Agent shall reasonably deem appropriate at any time in order to effectuate the security interests in favor of the Administrative Agent and to carry out to their satisfaction the transactions contemplated by the Loan Documents. Specifically, the Borrower shall deliver to the Administrative Agent all certificates representing the Borrower's ownership interests in each of the License Subsidiaries, along with stock powers executed in blank.

     Section 6.10  Attornment and Recognition Agreements; Consents to Collateral
     ------------  -------------------------------------------------------------
Assignments.  The Borrower shall obtain, and shall cause each of its
-----------
Subsidiaries to obtain, (a) all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased by the Borrower or any of its Subsidiaries (i) upon which any equipment with a value, individually or in the aggregate, in excess of ***** is stored or located, and (ii) as to all such leased Real Estate, for locations where at least eighty percent (80%) in aggregate value of all equipment (taking into account the value of all equipment at locations owned by the Borrower and its Subsidiaries) of such the Borrower or its Subsidiaries is located, as well as (b) consents to collateral assignments as the Administrative Agent may reasonably require from all parties to Material Contracts with the Borrower or its Subsidiaries, each in form and substance satisfactory to the Administrative Agent. The Borrower shall use its best efforts to obtain all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased by the Borrower or any of its Subsidiaries upon which all other Collateral not covered by the immediately preceding sentence is stored or located, in form and substance reasonably satisfactory to the Required Lenders. The Borrower shall collaterally assign each of the Master Services Agreements to the Administrative Agent for the ratable benefit of the Lenders. If and to the extent that the Borrower is unable to obtain attornment and recognition agreements on a best efforts basis in accordance with the second sentence of this (S) 6.10, then the Borrower shall
                                            ---------
and shall cause its Subsidiaries to request that any landlord, mortgagee and easement grantor of the Borrower or any of its Subsidiaries agree to give the Administrative Agent and the Administrative Agent, on a best efforts basis, notice of any default by the Borrower or such Subsidiary under the terms or conditions of any agreement between the Borrower and/or such Subsidiary and any landlord, mortgagee of any such landlord or easement grantor, and allow the Administrative Agent to inspect or remove Collateral after the occurrence and continuance of an Event of Default.

     Section 6.11  Maintenance of Rights and Privileges.  The Borrower shall,
     ------------  ------------------------------------
and shall cause each License Subsidiary, to maintain in full force and effect each of such entity's material rights and privileges.

     Section 6.12  Maintenance of Subsidiary.  The Borrower shall cause each
     ------------  -------------------------
License Subsidiary of the Borrower which is a Wholly Owned Subsidiary of the Borrower as of the date hereof to remain a Wholly Owned Subsidiary of the Borrower at all times during which this Agreement is in force and effect. The Borrower shall cause each License Subsidiary which is not Wholly Owned by the Borrower as of the date hereof (i) to become a Wholly Owned Subsidiary of the Borrower within 180 days of the earlier of (x) the date hereof and (y) the date of the filing of applications for the transfer or

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

assignment of the FCC Licenses listed on Parts II, III and IV of Schedule 5.07
                                         --------------------    -------------
to the Borrower or one or more Wholly Owned Subsidiaries of the Borrower in accordance with the terms of this Agreement (each such date is referred herein to as an "FCC Transfer Application Date" and the latest of such date is referred to herein as the "Final FCC Transfer Application Date") and (ii) to remain a Wholly Owned Subsidiary of the Borrower at all times thereafter during which this Agreement is in full force and effect.

     Section 6.13  Reporting Requirements; Notices.  The Borrower shall deliver
     ------------  -------------------------------
or cause to be delivered to the Administrative Agent on behalf of the Lenders the following (in a sufficient number of copies to permit distribution to each Lender):

          (a) Approved Annual Operating Business Plan.  No later than 15 days
              ---------------------------------------
     prior to the end of each fiscal year of the Borrower a proposed annual operating business plan containing the statements listed in items
     (i) through (vi) in this paragraph and the exhibits contained in the annual operating business plan delivered pursuant to (S) 8.12 for the next-
                                                    --------
     succeeding fiscal year. The proposed annual operating business plan shall contain:

               (i) internally prepared statements of income and expense of the Borrower and its Subsidiaries in reasonable detail for the applicable period prepared in all material aspects in accordance with GAAP (except for the absence of footnotes),

               (ii) a schedule of all Capital Expenditures estimated to be made during the period,

               (iii) a statement of the amounts and times by which the Borrower and its Subsidiaries need to raise additional capital to meet their obligations when due during the period,

               (iv) projected balance sheets of the Borrower and its Subsidiaries,

               (v) projected cash flow statements of the Borrower and its Subsidiaries, and

               (vi) a statement listing material assumptions which formed the basis for (i) through (v),

     each together with supporting schedules in sufficient detail as needed and in all material aspects in accordance with the Approved Annual Operating Business Plan delivered pursuant to (S) 8.12 and on a consistent basis.
                                         --------

          (b) Variance Report.  No later than August 14 of each fiscal year of
              ---------------
     the Borrower, beginning with its 1999 fiscal year, a report, certified as true and correct by the chief or principal financial or accounting officer of the Borrower, that shows in reasonable detail, variances, if any, between the actual operating performance of the Borrower and its Subsidiaries and what was estimated for the first six months of such fiscal year in the Approved Annual Operating Business Plan for such fiscal year (or the Approved Full Term Operating Business Plan if the Required Lenders have not approved a plan delivered pursuant to (S) 6.13(a) with respect to such fiscal year)
                                -----------
     and explains in reasonable detail in form satisfactory to the Required Lenders the reasons for the discrepancies between them, if any.

          (c) Quarterly Financial Statements.  As soon as practicable, but in
              ------------------------------
     any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the internally prepared unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such quarter, all in reasonable detail and each setting forth in comparative form:

               (i) the figures for the prior year's corresponding fiscal quarter, and

               (ii) any variances from the Approved Annual Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to
          (S)6.13(a) with respect to such fiscal year),
          ----------

if any, prepared in all material aspects in accordance with GAAP, together with a certification by the principal or chief financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments).

          (d) Annual Financial Statements.  As soon as practicable, but in any
              ---------------------------
     event no later than 90 days after the end of each fiscal year of the Borrower, the audited Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such year, and the related audited Consolidated statements of income and the audited Consolidated statement of cash flows of the Borrower and its Subsidiaries for such year prepared in accordance with GAAP, and a separate variance analysis setting forth in comparative form the figures for the previous fiscal year and any variances from the applicable period of the Approved Annual Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to (S) 6.13(a) with respect to such fiscal year) in reasonable
                 -----------
     detail. Such balance sheets, statements of income and statement of cash flows shall contain a certified audit report of a nationally recognized independent certified public accounting firm satisfactory to the Administrative Agent, which report shall contain an unqualified opinion of such accounting firm. The annual financial statements shall also be accompanied by a management letter of the Borrower's accountants (to the extent one is prepared for the Borrower).

          (e) Compliance Certificate.  Simultaneously with the delivery of the
              ----------------------
     financial statements referred to in subsections (c) and (d) above,

               (i) a statement certified by the principal financial or accounting officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth in reasonable detail computations evidencing compliance with the covenants contained in

          (S)(S) 6.14 and 7.05, and
          --------------------

               (ii) a Borrowing Base Certificate showing the Borrowing Base as of the last day of such fiscal quarter or fiscal year, as the case may be.

          (f) Quarterly Key Barometer Report.  Within 45 days after the end of
              ------------------------------
     each fiscal quarter of the Borrower, a report on

               (i)   with respect to the Borrower:

                    (A) the number of cell sites constructed and cell sites
               where equipment with an aggregate purchase price in excess of ***** is located,

                    (B)  the total number of customers,

                    (C) the number of new customers acquired,

                    (D) the number of customers who terminated their service,

                    (E) the average net monthly revenue per user, and

                    (F)  aggregate roaming revenue.

               (ii) payments by the Borrower or any of its Subsidiaries to OC, DEC or any of the Partners or any of their respective Affiliates (other than

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          payments by the Borrower or any of its Subsidiaries to one another), or to any Subsidiary of the Borrower, whether as dividends, payments under any management, service or tax-allocation agreement or otherwise; and

               (iii) equity contributions to the Borrower, the Persons providing the same and any issuance or sale of shares of Stock or other equity interests in the Borrower or any of its Subsidiaries, during such fiscal quarter, together with a report showing variances from the estimates previously provided to Administrative Agent and each Lender in the Annual Approved Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to (S) 6.13(a) with respect to such fiscal year), along
                           -----------
     with an explanation of discrepancies between the actual numbers and the estimated numbers.

          (g) Securities and Exchange Commission Reports.  Within three Business
              ------------------------------------------
     Days after the filing or mailing thereof, copies of all

               (i) materials filed with the Securities and Exchange Commission by the Borrower, any of the Partners, OC, DE, or any of their respective Subsidiaries;

               (ii) information sent to lenders to the Borrower (exclusive of proprietary information); or

               (iii) information and reports directly and materially related to the Borrower and its Subsidiaries or the Network that any of the Partners, OC or DEC would be required to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, if any of the Partners, OC or DEC were public companies subject to the reporting requirements of such Act; provided that, if the information
                                              --------
          or reports covered by this clause (iii) contain proprietary information, the Borrower shall not be obligated to provide the proprietary information hereunder unless

                    (A) the Person that is the source of the information or
               reports is a public company, and

                    (B) such Person would then be required to file such
               proprietary information with the Securities and Exchange Commission.

          (h) Accounts Receivable Aging Report.  Within 45 days after the end of
              --------------------------------
     each fiscal quarter of the Borrower, an accounts-receivable-aging report in respect of the Borrower.

          (i) Defaults.  Within three Business Days after the Borrower shall
              --------
     have knowledge of occurrence and continuance thereof, written notice of occurrence and continuance of a Default, together with a statement of what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default) under this Agreement or any other note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower, any of the Partners, OC, DEC or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, which could result in the party to whom such Indebtedness is owed having the right under its governing documents to accelerate such Indebtedness, and such acceleration would have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

          (j) Environmental Events.  As soon as possible, and in any event
              --------------------
     within 10 Business Days

               (i) after making any such report, written notice of any violation of any Environmental Law that the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency, and

               (ii) after the Borrower shall become aware thereof, written notice of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries or the security interests for the benefit of the Secured Parties pursuant to any of the Collateral Documents.

          (k) ERISA Events.  As soon as possible, and in any event within 10
              ------------
     days after the Borrower or any ERISA Affiliate knows or has reason to know or believes that any ERISA Affiliate knows or has reason to know or believes that any ERISA Event has occurred, a statement of the principal or chief financial or accounting officer of the Borrower or such ERISA Affiliate describing such ERISA Event, together with any correspondence with, or filings made with, the PBGC or Department of Labor, and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

          (l) Employee Benefit Plans.  Promptly after
              ----------------------

               (i) filing the same with the Department of Labor or Internal Revenue Service, (A) a copy of its initial actuarial statement required to be submitted under (S) 103(d) of ERISA and Annual Report,
                                         ----------
          Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (B) a notice of all subsequent filings (with copies to be provided upon request of the Administrative Agent),

               (ii) receipt or dispatch thereof, a copy of any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under

          (S)(S) 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
          -------------------------------------------------------
          in respect of a Multiemployer Plan, under (S) 4041A, 4202, 4219, 4242
                                                    ---------------------------
          or 4245 of ERISA, and
          -------

               (iii) becoming aware of occurrence thereof, notice of (A) any transaction that could result in the imposition of a penalty under
          (S) 502(i) of ERISA or an excise tax under (S) 4975 against the
          ----------                                 --------
          Borrower, any of its Subsidiaries or an ERISA Affiliate; (B) any partial or complete withdrawal from a Multiemployer Plan by the Borrower, any of its Subsidiaries or an ERISA Affiliate; (C) a failure by the Borrower, any of its Subsidiaries or an ERISA Affiliate to make a payment to a Plan required to avoid imposition of a lien under
          (S) 302(f) of ERISA; (D) the adoption of an amendment to a
          ----------
          Guaranteed Pension Plan requiring the provision of security under
          (S) 307 of ERISA; or (E) any change in the actuarial assumptions or
          -------
          funding methods used for any Guaranteed Pension Plan, where the effect of such change is to materially increase the unfunded benefit liability or materially reduce the obligation to make periodic contributions.

          (m) Notification of Claims Against Collateral.  Within three Business
              -----------------------------------------
     Days after becoming aware of any setoff of any claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's or the Lenders' rights with respect to the Collateral, are subject, written notice thereof.

          (n) Notice of Litigation and Judgments.  Within 10 days after becoming
              ----------------------------------
     aware thereof of

               (i) any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party that could reasonably be expected to have a Material

          Adverse Effect (which notice shall include a statement as to the nature and status of the proceedings), or

               (ii) any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000, written notice thereof in form and detail satisfactory to the Administrative Agent.

          (o) FCC Notices.  Within three Business Days after its receipt
              -----------
     thereof, copies of all material notices and correspondence received from or sent to the FCC relating to any FCC License listed on Schedule 5.07.
                                                           -------------

          (p) Change in Corporate, Partnership or Limited Liability Company
              -------------------------------------------------------------
     Name; Location of Collateral.  Not later than 30 days prior to occurrence
     ----------------------------
     thereof, written notice to the Administrative Agent of a change in (i) the business, corporate, partnership or limited liability company name of any of the Loan Parties, (ii) the location of any of the Collateral (subject to the provisions of the relevant Collateral Documents) or (iii) the chief executive office or other locations of each Loan Party or the location where the books and records of the Borrower or any of its Subsidiaries are kept.

          (q) Update of Schedules.  As soon as available and in any event within
              -------------------
     30 days after the end of each fiscal year of the Borrower and when necessary in connection with a repetition of any representation or warranty referring thereto in connection with any Draw Request, a report supplementing the Schedules hereto, including without limitation (i) new Subsidiaries of the Borrower and ownership of the Stock thereof, (ii) any change in the designation of any BTA as in, or any addition, deletion or other change to, Schedule 1.01 and (iii) a description of such other
                      -------------
     changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects.

          (r) Disaggregation.  Within 10 Business Days following occurrence
              --------------
     thereof, written notice of any disaggregation of spectrum as permitted under (S)7.06 hereof, setting forth in reasonable detail the terms of such disaggregation.

          (s) Other Information.  Such other information concerning the business
              -----------------
     operations or financial condition of any Loan Party or any of its Subsidiaries as the Administrative Agent or any Lender shall from time to time reasonably request. The Borrower shall provide personnel of the Borrower reasonably necessary to discuss business plans and reports with the Administrative Agent and Lenders on request.

Upon the Administrative Agent's receipt of any and all financial and other information furnished by the Borrower pursuant to this (S) 6.13 the
                                                       --------
Administrative Agent shall promptly deliver copies thereof to each Lender.

     Section 6.14  Financial Covenants of the Borrower.  So long as any Loan,
     ------------  -----------------------------------
Note or other of the obligations of the Borrower are outstanding hereunder or any Lender has any Commitment, the Borrower and the License Subsidiaries on a Consolidated Basis shall:

          (a) Senior Debt to Contributed Capital.  Not permit the ratio of (i)
              ----------------------------------
     Senior Debt outstanding at the end of any fiscal quarter during any period shown below to (ii) the aggregate amount of Contributed Capital through the last date of such fiscal quarter, to exceed the ratio below opposite such period:

======================================
  Fiscal Quarter Ending       Ratio
-------------------------  -----------
9/30/98 to 3/31/01:        *****
-------------------------  -----------
6/30/01 to 6/30/02:        *****
-------------------------  -----------
9/30/02 and thereafter:    *****
======================================

          (b) Adjusted Debt to Annualized EBITDA.  Not permit the ratio of (i)
              ----------------------------------
     Adjusted Debt outstanding at the end of any fiscal quarter during any period shown below to (ii) Annualized EBITDA at the end of each fiscal quarter during such period to exceed the ratio below opposite such period:

=====================================
 Fiscal Quarter Ending       Amount
------------------------  -----------
                6/30/01:  *****
------------------------  -----------
                9/30/01:  *****
------------------------  -----------
               12/31/01:  *****
------------------------  -----------
                3/31/02:  *****
------------------------  -----------
                6/30/02:  *****
------------------------  -----------
                9/30/02:  *****
------------------------  -----------
12/31/02 and thereafter:  *****
=====================================


          (c) Fixed Charge Coverage Ratio.  Not permit the ratio, as of the end
              ---------------------------
     of any fiscal quarter during a period shown below, of (A) the sum of
     (i) EBITDA

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     for the last completed fiscal quarter plus (ii) cash and Cash
                                           ----
     Equivalents on hand, plus (iii) Availability, plus (iv) the Remaining
                          ----
     Amount, to (B) the sum of (i) amounts due in cash with respect to principal and interest on Indebtedness of the Borrower during the next fiscal quarter, plus (ii) budgeted Capital Expenditures scheduled to be made
              ----
     during the next fiscal quarter as shown on the Approved Annual Operating Business Plan plus (iii) cash taxes due in the next fiscal quarter, to be
                   ----
     less than the ratio shown below opposite such period:

======================================
  Fiscal Quarter Ending       Ratio
-------------------------  -----------
9/30/98 to 12/31/02:       *****
-------------------------  -----------
3/31/03 and thereafter:    *****
======================================

          (d) Quarterly Minimum Adjusted OCF Levels.  Not permit Adjusted OCF
              -------------------------------------
     for any fiscal quarter ending during a period shown below to be less than the amount opposite such period:


===================================
Fiscal Quarter Ending      Amount
-----------------------  ----------
9/30/98:                 *****
-----------------------  ----------
12/31/98:                *****
-----------------------  ----------
3/31/99:                 *****
-----------------------  ----------
6/30/99:                 *****
-----------------------  ----------
9/30/99:                 *****
-----------------------  ----------
12/31/99:                *****
-----------------------  ----------
3/30/00:                 *****
-----------------------  ----------
6/30/00:                 *****
-----------------------  ----------
9/30/00:                 *****
-----------------------  ----------
12/31/00:                *****
-----------------------  ----------
3/31/01:                 *****
-----------------------  ----------
6/30/01:                 *****
-----------------------  ----------
9/30/01:                 *****
-----------------------  ----------
12/31/01:                *****
-----------------------  ----------

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

===================================
Fiscal Quarter Ending      Amount
-----------------------  ----------
3/31/02:                 *****
-----------------------  ----------
6/30/02:                 *****
-----------------------  ----------
9/30/02:                 *****
-----------------------  ----------
12/31/02:                *****
-----------------------  ----------
3/31/03:                 *****
-----------------------  ----------
6/30/03:                 *****
-----------------------  ----------
9/30/03:                 *****
-----------------------  ----------
12/31/03:                *****
-----------------------  ----------
3/31/04 and 6/30/04:     *****
-----------------------  ----------
9/30/04:                 *****
-----------------------  ----------
12/31/04:                *****
-----------------------  ----------
3/31/05:                 *****
-----------------------  ----------
6/30/05 and 9/30/05:     *****
-----------------------  ----------
12/31/05 and 3/31/06:    *****
===================================


          (e) Quarterly Minimum Revenue Levels.  Not permit Gross Revenues for
              --------------------------------
     any fiscal quarter ending during a period shown below to be less than the amount opposite such period:

===================================
Fiscal Quarter Ending      Amount
-----------------------  ----------
9/30/98:                 *****
-----------------------  ----------
12/31/98:                *****
-----------------------  ----------
3/31/99:                 *****
-----------------------  ----------
6/30/99:                 *****
-----------------------  ----------
9/30/99:                 *****
-----------------------  ----------
12/31/99:                *****
-----------------------  ----------
3/31/00:                 *****
-----------------------  ----------
6/30/00:                 *****
-----------------------  ----------

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

===================================
Fiscal Quarter Ending      ______
-----------------------  ----------
9/30/00:                 *****
-----------------------  ----------
12/31/00:                *****
-----------------------  ----------
3/31/01:                 *****
-----------------------  ----------
6/30/01:                 *****
-----------------------  ----------
9/30/01:                 *****
-----------------------  ----------
12/31/01:                *****
-----------------------  ----------
3/31/02:                 *****
-----------------------  ----------
6/30/02:                 *****
-----------------------  ----------
9/30/02:                 *****
-----------------------  ----------
12/31/02:                *****
-----------------------  ----------
3/31/03:                 *****
-----------------------  ----------
6/30/03:                 *****
-----------------------  ----------
9/30/03:                 *****
-----------------------  ----------
12/31/03:                *****
-----------------------  ----------
3/31/04:                 *****
-----------------------  ----------
6/30/04:                 *****
-----------------------  ----------
9/30/04:                 *****
-----------------------  ----------
12/31/04:                *****
-----------------------  ----------
3/31/05:                 *****
-----------------------  ----------
6/30/05
  and 9/30/05:           *****
-----------------------  ----------
12/31/05:                *****
-----------------------  ----------
3/31/06                  *****
===================================

     Section 6.15  Mortgage Liens.  If the Borrower or any of its Subsidiaries
     ------------  --------------
shall acquire any Real Estate and shall not at the time of such acquisition incur Indebtedness with respect thereto pursuant to (S) 7.01(d)(i), the Borrower
                                                    --------------
shall grant, or cause such Subsidiary to grant, to the Administrative Agent on behalf of the Secured Parties a first-

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

mortgage Lien on such Real Estate in form and substance satisfactory to the Required Lenders.

     Section 6.16  After-Acquired Collateral.  The Borrower confirms that it,
     ------------  -------------------------
and each License Subsidiary, has pledged to the Administrative Agent for the benefit of the Secured Parties a first priority security interest in and lien upon all Collateral acquired after the date hereof. The Borrower shall, and shall cause each License Subsidiary to, execute and deliver all documentation requested by the Administrative Agent in evidence thereof.

     Section 6.17  Subordinated Debt Rate Hedging Arrangements.  At any time at
     ------------  -------------------------------------------
which Nortel owns or holds less than fifty percent (50%) of the aggregate Commitments under the Credit Facility, and within 60 days after a request by the Administrative Agent, the Borrower will enter into Interest Rate Protection Agreements or Rate Hedging Agreements satisfactory to the Lenders providing for the hedging of its interest rate risk with respect to a portion of the notional amount of its Senior Debt that bears interest at floating or fluctuating interest rates, provided that the sum of such notional amount plus the notional amount of all Senior Debt that bears interest at a fixed interest rate, if any, is at least equal to fifty percent (50%) of the notional amount of all Senior Debt (or such greater amount as the Borrower may purchase at its option if evidenced by Permitted Hedging Arrangements to the extent permitted under (S)
                                                                          ---
7.01(e), but only so long as such amount does not exceed at such time the total
-------
notional amount of Indebtedness of Borrower which bears interest at a floating rate) for a period of at least three (3) years. For purposes of this (S) 6.17,
                                                                     --------
Nortel shall not be deemed to hold that portion of the Commitments in which Nortel has sold a participation.

     Section 6.18  Syndication.  The Borrower,  the Partners, OC and DEC shall
     ------------  -----------
provide prompt assistance to the Administrative Agent and the Lenders in connection with their respective efforts in syndicating the Credit Facility. Such assistance includes making senior officers of the Borrower, the Partners, OC and DEC available for meetings with potential Lenders, providing, in a timely manner, such assistance as may be reasonably requested by the Administrative Agent or its advisors, including providing information to and responding to inquiries from prospective Lenders with respect to the business, operations, business plan, results and other matters relating to the business of OC, DEC, the Partners, the Borrower, and the other Guarantors, and cooperating with a private placement of the Notes evidencing the Loans.

     Section 6.19  Capital Contribution Agreement.  The Borrower, OC and DEC
     ------------  ------------------------------
shall comply with the terms of the Capital Contribution Agreement and shall not consent to any waiver, modification, or amendment thereto without the prior written consent of the Required Lenders.

     Section 6.20  New Subsidiaries.  Upon the creation of any Subsidiaries
     ------------  ----------------
permitted to be created under (S) 7.10  which is not in existence on the date
                              --------
hereof, the Borrower shall at its expense:

          (a) duly execute and deliver, or cause such Subsidiary to duly execute and deliver to the Administrative Agent a Subsidiary Guaranty in respect of such Subsidiary (with such changes thereto as the Administrative Agent may reasonably request);

          (b) duly execute and deliver, or cause such Subsidiary to duly execute and deliver, to the Administrative Agent a Subsidiary Security Agreement (with such changes thereto as the Administrative Agent may reasonably request) and such other mortgages, pledges, assignments and other security agreements, in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all of the obligations of such Subsidiary under its Guaranty and the obligations of the Loan Parties under the Loan Documents and constituting Liens on all Collateral described therein; and pledge, or cause to be pledged, to the Administrative Agent on behalf of the Secured Parties, all authorized, issued and outstanding Stock of such Subsidiary; and execute and/or deliver to the Administrative Agent each other document or instrument required to be delivered in connection with the execution and delivery of such Security Agreement pursuant to
     (S) 8.13 (with such changes thereto as the Administrative Agent may
     --- ----
     reasonably request);

          (c) take whatever action (including without limitation the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) which may be necessary or advisable in the opinion of Administrative Agent to vest in the Administrative Agent valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this (S) 6.20, enforceable against all third parties in
                      --------
     accordance with their terms;

          (d) deliver to the Administrative Agent a signed copy of favorable opinions, addressed to the Administrative Agent and the Lenders, of counsel for the Borrower acceptable to the Administrative Agent as to such matters relating to such Subsidiary as the Administrative Agent may reasonably request; and

          (e) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, each security agreement delivered pursuant to this (S) 6.20 and mortgages and other agreements and
                                --------
     instruments entered into by such Subsidiary.

                                  ARTICLE VII

                   CERTAIN NEGATIVE COVENANTS OF THE BORROWER
                   ------------------------------------------

     The Borrower covenants and agrees that, so long as any Loan or Note or fees or expenses are outstanding or any Lender has any Commitment hereunder:

     Section 7.01  Restrictions on Indebtedness.   Subject to the other
     ------------  ----------------------------
limitations of this Agreement, the Borrower shall not create, incur, assume, guarantee or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist, contingently or otherwise, any Indebtedness other than (without duplication):

          (a)  the Loans;

          (b) Subordinated Debt, not to exceed ***** million in the aggregate (of which no more than ***** million shall be Interest Only/Temporary Advance Subordinated Debt);

          (c) with respect to the License Subsidiaries, FCC Debt existing on the Closing Date;

          (d)

               (i) purchase-money Indebtedness (including not more than ***** for Real Estate); and

               (ii)  Capital Lease Obligations

          but only so long as:

                    (A) the aggregate principal amount of Indebtedness under
               clauses (i) and (ii) above at any one time outstanding does not exceed ***** and

                    (B) such Indebtedness is in a principal amount that does not exceed the fair market value of the property being acquired or leased; and

          (e) Indebtedness under Permitted Hedging Arrangements;

Indebtedness to OC or DEC or to any of their respective Subsidiaries shall only be permitted hereunder pursuant to this Section hereof.

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                                     -75-

     Section 7.02  Restrictions on Liens.  Neither the Borrower nor its
     ------------  ---------------------
Subsidiaries shall (A) create or incur or suffer to be created or incurred or to exist any Lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its Property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (B) transfer any of such Property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (C) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title-retention or purchase-money security agreement, device or arrangement; (D) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or
(E) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; and shall not permit any of its Subsidiaries to do any of the foregoing; provided
                                                                     --------
that the Borrower or any Subsidiary may create or incur or suffer to be created or incurred or to exist the following (collectively, "Permitted Liens"):
                                                      ---------------

          (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (b) deposits or pledges made in connection with, or to secure payment of, worker's compensation and unemployment insurance;

          (c) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (d) encumbrances on Real Estate consisting of:

               (i) easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any of its Subsidiaries is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any of its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect on the business of the Borrower or any of its Subsidiaries, and

               (ii) with respect to Real Estate mortgage (or deed of trust) Liens (collectively, "Mortgage Liens") to secure the payment of
                                --------------
          Indebtedness permitted to be incurred under (S) 7.01(d)(i); provided
                                                      --------------  --------
          that

                    (A) the amount secured by any Mortgage Lien shall not exceed the sum of (1) the acquisition cost of the Real Estate acquired by the Borrower or any of its Subsidiaries and (2) the cost of any improvements constructed thereon; and

                    (B) the Borrower or such Subsidiary shall simultaneously
               with the acquisition of the Real Estate in question either:

                         (1) grant to the Administrative Agent a second mortgage
               (or deed of trust), in form and substance satisfactory to the Required Lenders, subordinate only to the Mortgage Lien, and securing the obligations of the Borrower and its Subsidiaries owing to the Lenders, or

                         (2) cause the lender in whose favor the Mortgage Lien
               is to be made to execute and deliver to the Administrative Agent an option to purchase the Mortgage Lien, substantially in the form of Exhibit G;
                       ---------

          (e) Liens in favor of the Administrative Agent for the benefit of the Lenders;

          (f) deposits to secure the performance of bids, trade contracts (other than in respect of Indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (including, without limitation, letters of credit issued for the account of the Borrower or its Subsidiaries to support any of the foregoing and the reimbursement obligations related thereto) not to exceed in the aggregate at any one time *****

          (g) Liens on FCC Licenses and proceeds of the sale or other disposition thereof in favor of the FCC securing FCC Debt owing by License Subsidiaries permitted pursuant to (S) 7.01(c); and
                                        -----------

          (h) Liens securing purchase-money Indebtedness permitted under (S)
                                                                         ---
     7.01(d)(i) or (ii); provided that such Liens cover only the property
     ------------------  --------
     acquired with the proceeds of such Indebtedness and the proceeds of such property to the extent the applicable Uniform Commercial Code provides for the automatic perfection of a security interest in such proceeds.

     Section 7.03  No Contingent Obligations.  Subject to the other limitations
     ------------  -------------------------
of this Agreement, the Borrower shall not create, incur, assume, guarantee or remain liable, or

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                                     -77-
permit any of its Subsidiaries to create, incur, assume, guarantee or remain liable, on any Contingent Obligations other than:

          (a)  the Guaranties; and

          (b) guaranties of Indebtedness permitted under (S) 7.01(d)(i) and
                                                         ------------------
     (ii).
     ----

     Section 7.04  Restrictions on Investments.  The Borrower shall not make or
     ------------  ---------------------------
permit to exist or to remain outstanding, or permit any of its Subsidiaries to make or permit to exist or to remain outstanding, any Investment except:

          (a) Investments in Permitted Hedging Arrangements in a notional principal amount on any date reasonably related to the aggregate principal amount of Indebtedness of the Borrower accruing interest at a floating rate, and only so long as the purpose of such Investments shall be to hedge such floating-rate interest and shall not be to speculate on interest rates;

          (b) Investments in commercial paper maturing in 90 days or less from the date of issuance which, at the time of acquisition by the Borrower or any of its Subsidiaries, is accorded a rating of "A1" or better by Standard & Poor's Ratings Group or "P1" or better by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized credit-rating agency of similar standing;

          (c)  Investments in

               (i) direct obligations of, or obligations guaranteed by, the United States of America or any agency that constitutes a full-faith-and-credit obligation of the United States of America, in any case maturing in 12 months or less from the date of acquisition thereof, and

               (ii) repurchase agreements fully secured by underlying securities of the type described in clause (i) above and issued by a bank or trust company meeting the requirements of (S) 7.04(d);
                                                            -----------

          (d) Investments in certificates of deposit maturing within six months from the date of issuance thereof (i) issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower, rated "AA" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service, Inc., or (ii) issued by any Lender;

          (e) Investments in money-market funds (other than single-state funds) that make investments in accordance with the regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

          (f) the Borrower's investments as of the date hereof in its Subsidiaries;

          (g) Investments existing on the date hereof and listed on Schedule
                                                                    --------
     7.04; and
     ----

          (h) Investments to the extent permitted by (S) 7.05(a).
                                                     -----------

     Section 7.05  Distributions.  The Borrower shall not make, or permit any of
     ------------  -------------
its Subsidiaries to make, any Distributions, including Distributions to any Affiliates, officers, directors or employees of the Borrower or its Subsidiaries (other than Distributions that constitute salaries paid in the ordinary course of business) in respect of the Borrower's Stock or any Subordinated Debt of the Borrower, except that the Borrower may:

          (a) make loans or advances in the ordinary course of business not to exceed ***** in the aggregate at any one time to its officers, directors or employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any of its Subsidiaries; and

          (b) pay interest in respect of Interest Only/Temporary Advance Subordinated Debt as and when due in accordance with the terms of any Subordination Agreement (Interest Only/Temporary Advance) substantially in the form attached hereto as Exhibit C-1, but only so long as, with respect
                                 -----------
     to (a) or (b) of this (S) 7.05, no event or circumstance which would
                           --------
     constitute a Default or Event of Default exists under the Credit Facility (including a Grandparent Debt Default) or would result from such payment or Distribution;

          (c) make Distributions with respect to any Stock of the Borrower, which Stock is subject to the pledge by the Partners in favor of the Administrative Agent under the Partner Pledge Agreements, out of Excess Cash Flow that remains after all required prepayments are made hereunder, but only so long as, with respect to (c) of this (S) 7.05, the Commitment
                                                      --------
     Termination Date shall have occurred, and

               (i) no event or circumstance which would constitute a Default or Event of Default exists under the Credit Facility (including a Grandparent Debt Default) or would result from such payment or Distribution, and

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                                     -79-

               (ii) the ratio of Total Debt to Adjusted OCF for the four most recently completed fiscal quarters ending prior to the date of such Distribution is no greater than ***** and

          (d) make Distributions to Affiliates to repay that portion of outstanding Subordinated Debt that was used by the Borrower or the Affiliate on behalf of the Borrower for general working capital purposes of the Borrower, provided that such Distribution (x) shall only be permitted
                   --------
     if made to an Affiliate within ***** days of the date such advance was made by or on behalf of the Borrower and (y) shall not exceed the lesser of
     (i) the Subordinated Debt incurred by Borrower during such *****-day period, (ii) the amount of all Advances made during such *****-day period or (iii) ***** any time outstanding, and the Administrative Agent receives satisfactory evidence as to the matters in clauses (x) and (y);

but only so long as, with respect to (d) of this (S) 7.05, no event or
                                                 --------
circumstance which would constitute a Default or Event of Default exists under the Credit Facility (including a Grandparent Debt Default) or would result from such payment or Distribution.

       Section 7.06  Merger, Consolidation, Disposition of Assets, Etc.
       ------------  -------------------------------------------------

          (a) The Borrower shall not merge into or consolidate with any Person or permit any Person to merge into it, and shall not permit any of its Subsidiaries to do any of the foregoing.

     The Borrower shall not, and shall not permit any Subsidiary to, become a party to or agree to or effect any disposition of assets (including without limitation any disposition of any right to use any portion of any wavelength covered by any FCC License or any right to provide PCS services to any POPs in any geographic area within any Designated BTA), other than:

               (i) the disposition of assets in the ordinary course of business,

               (ii) the disposition of obsolete assets or equipment no longer necessary to the operation of the Borrower's or any Subsidiary's business, consistent with sound and prudent practices,

               (iii) so long as no Default shall have occurred and be continuing at the time thereof any:

                    (A) voluntary transfer to the FCC of ***** MHz of spectrum of any FCC License in respect of a Designated BTA or portion thereof so long as the remaining FCC License covers at least ***** MHz of spectrum.

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                                     -80-

                    (B) dispositions of the right to use spectrum in respect of any FCC License, so long as

                         (1) the remaining License covers at least ***** MHz of
               spectrum;

                         (2) the consideration received therefor shall be at
               least equal to the fair-market value thereof;

                         (3) roaming agreements and other technology agreements
               shall remain in place so as to allow the transferred BTA to coordinate its operations with the Network;

                         (4) the Borrower provides the Administrative Agent with
               an engineering report satisfactory to the Administrative Agent and the Required Lenders demonstrating that there will be no significant decrease in quality of service as a result of such disposition; and

                         (5) no asset other than such FCC License is disposed of
               in connection with such disposition.

                    (C) FCC License Transfer, provided all of the following
               shall be true:

                         (1) the sole consideration paid in connection with the
               disposition is the FCC License in respect of which the FCC License Transfer shall have occurred;

                         (2) in consideration for such disposition an FCC
               License is acquired for the same BTA being disposed of, and such acquired FCC License covers at least the same amount of spectrum as the FCC License being disposed of;

                         (3) no asset other than such FCC License is disposed of
               in connection with such disposition;

                         (4) no License Subsidiary or other Loan Party shall be
               liable for the payment of any FCC Debt for the FCC License being disposed of; and

                         (5) no Indebtedness is incurred by the Borrower and its
               Subsidiaries in connection with such disposition except FCC Debt or other Indebtedness in an aggregate principal amount not

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                                     -81-
               exceeding the aggregate principal amount of FCC Debt in respect of the FCC License being disposed of; or

               (iv) to the extent not otherwise subject to (i) through (iii) and (vi) hereof, other voluntary dispositions of assets for their fair-market value solely for cash consideration in an amount not to exceed ***** in the aggregate during the term of this Agreement, the proceeds of which are subject to mandatory prepayment pursuant to
          (S) 3.02 hereof; and
          --- ----

               (v) to the extent not otherwise subject to (i) through (iv) above, transfers of assets from the Borrower to any Wholly Owned Subsidiary or from a Subsidiary to the Borrower or another Wholly Owned Subsidiary, in each case to the extent that, no Default shall have occurred and be continuing at the time and that after giving effect to such transfer, the transferee would be in compliance with its obligations under (S) 7.12.
                                --------

          (b) Except with the agreement of the Required Lenders, the Borrower shall not permit any Subsidiary to issue or sell any Stock or other equity interest in itself, other than to the Borrower or another Subsidiary of the Borrower and only if such Stock is pledged as security under the Collateral Documents.

     Section 7.07  Compliance with Environmental Laws.  The Borrower shall not,
     ------------  ----------------------------------
and shall not permit any of its Subsidiaries to:

          (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Materials of Environmental Concern, except in compliance with Environmental Laws;

          (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Materials of Environmental Concern, except in compliance with Environmental Laws;

          (c) generate any Materials of Environmental Concern on any of the Real Estate, except in compliance with Environmental Laws;

          (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Materials of Environmental Concern on, upon or into the Real Estate except in compliance with Environmental Laws; or

          (e) otherwise conduct any activity at any Real Estate, except in compliance with Environmental Laws, or use any Real Estate in any manner that

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                                     -82-
     would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     Section 7.08  Employee Benefit Plans.  Neither the Borrower nor any ERISA
     ------------  ----------------------
Affiliate shall, nor shall the Borrower permit any of its Subsidiaries to:

          (a) engage in any "prohibited transaction" within the meaning of
                             ----------------------
     (S) 406 of ERISA or (S) 4975 of the IRC which could result in a material
     -------    --------
     liability for the Borrower;

          (b) permit any Guaranteed Pension Plan to incur an "accumulated
                                                              -----------
     funding deficiency", as such term is defined in (S) 302 of ERISA, whether
     ------------------                              -------
     or not such deficiency is or may be waived;

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to (S) 302(f) or (S) 4068 of ERISA;
                          ----------    --------

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S) 4001 of ERISA) of all
                                              --------
     Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities;

          (e) fail to make when due any required contributions to a Multiemployer Plan;

          (f) withdraw (completely or partially) from any Multiemployer Plan where such withdrawal is likely to result in a material liability of the Borrower or an ERISA Affiliate;

          (g) terminate or institute proceedings to terminate, any Guaranteed Pension Plan, where such termination is likely to result in a material liability of the Borrower or an ERISA Affiliate;

          (h) make any amendment to any Guaranteed Pension Plan with respect to which security is required under (S) 307 of ERISA; or
                                      -------

          (i) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the IRC where such failure is likely to result in material liability to the Borrower or an ERISA Affiliate.

     Section 7.09  New Subsidiaries.  The Borrower shall not create or acquire
     ------------  ----------------
any Person other than Licenses Subsidiaries. The Borrower shall not permit any of its Subsidiaries to create or acquire any Person.

     Section 7.10  Transactions with Affiliates.  The Borrower shall not enter
     ------------  ----------------------------
into, or permit any of its Subsidiaries to enter into:

          (a) any agreement or arrangement providing for the payment of any amounts to any of its Affiliates, except that:

               (i)   (A) the Borrower may enter into a Master Services Agreement substantially in the form of Exhibit D-1 hereto, between the Borrower
                                       -----------
          and Omnipoint Venture and between the Borrower and D&E, and (B) the
          Borrower and any License Subsidiary may enter into one or more operating agreements substantially in the form of Exhibits D-2 through
                                                            ------------
          D-3 hereto, between such  License Subsidiary and the Borrower,
          ---
          provided, however, that the foregoing agreements may not be amended
          --------  -------
          unless such amendment is first approved in writing by the Required Lenders;

               (ii) the Borrower and its Subsidiaries may enter into a tax-sharing agreement or arrangement pursuant to which the Borrower and its Subsidiaries shall not make any payments or agree to make any payments in lieu of income taxes unless the cumulative sum of such payments does not exceed the cumulative sum of income taxes that the Borrower and its Subsidiaries would have paid if the Borrower and its Subsidiaries had always filed income-tax returns as separate entities;

               (iii) the Borrower and its Subsidiaries may enter into a management, consulting or other agreement, but only if such agreement either

                    (A) relates to providing management, consulting or other
               services to an Affiliate operating BTA markets and

                         (1) is on terms that are fair and reasonable and no
               less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; and

                         (2) does not provide for the performance of services or
               purchase or delivery of property by the Borrower or such Subsidiary in a manner that, individually or together with all other such agreements with Affiliates operating BTA markets, would have a material adverse effect on the ability of the Borrower or such

               Subsidiary to build-out or operate any BTA or MTA for which it owns the applicable FCC License, or

                    (B) is approved in writing by the Required Lenders; and

               (iv) the Borrower may enter into an agreement with an Affiliate with respect to purchases of equipment and provision of services for the Network at the lower of fair market value or cost.

          (b) any other agreement, arrangement or transaction with any of its Affiliates (whether or not providing for the payment of any amounts to any of its Affiliates), except in the ordinary course of business and on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 7.11  Permitted Business.  The Borrower shall not:
     ------------  ------------------

          (a) engage in any business other than the development, construction and operation of PCS Systems and related businesses, and the holding of Stock of License Subsidiaries and Wholly Owned Subsidiaries to the extent permitted under (S) 7.04 and (S) 7.10 of this Agreement, and the purchasing
                     --------     --------
     of equipment used in connection with the build-out and operation of PCS Systems for which FCC Licenses for BTAs are held by License Subsidiaries or hold any assets other than such Stock, and

          (b) permit any License Subsidiary to engage in any business other than the holding of FCC Licenses and the licensing thereof to other Persons to the extent permitted hereunder or to hold any assets other than FCC Licenses.

     Section 7.12  Charter Amendments.  The Borrower shall not, and shall not
     ------------  ------------------
permit any of its Subsidiaries to, amend its charter documents, partnership agreement or bylaws.

     Section 7.13  Accounting Changes.  The Borrower shall not make or permit,
     ------------  ------------------
or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or change its fiscal year.

     Section 7.14  Prepayments, Etc., of Indebtedness.  The Borrower shall not
     ------------  ----------------------------------
and shall not permit any Subsidiary:

          (a) to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness owing by the Borrower or any of its Subsidiaries, other than the prepayment of the Advances in accordance with the terms of this Agreement, or

          (b) to amend, modify or change in any manner any term or condition of any Subordinated Debt.

     Section 7.15  Amendment, Etc., of Material Contracts.  The Borrower shall
     ------------  --------------------------------------
not, and shall not permit any Subsidiary to, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract, or take any other action in connection with any Material Contract, and shall not permit any of its Subsidiaries to do any of the foregoing, that, in any such case, could, at the time thereof, reasonably be expected to have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under this Agreement or any other Loan Document.

     Section 7.16  Restrictions on Subsidiaries.  The Borrower shall not enter
     ------------  ----------------------------
into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien in favor of the Administrative Agent upon any of its property or assets or limiting the ability of any Subsidiary to declare and pay dividends and Distributions or make Investments in the Borrower.

     Section 7.17  Partnerships.  The Borrower shall not become, or permit any
     ------------  ------------
of its Subsidiaries to become, a general partner in any general or limited partnership other than any Subsidiary the sole asset of which consists of its interest in such partnership.

     Section 7.18  Default Under the Volume Purchase Agreement.  There shall not
     ------------  -------------------------------------------
occur a default under the Volume Purchase Agreement on account of a breach by the Borrower or any of its Subsidiaries.

     Section 7.19  Collections of Receivables.  Except as provided in the Master
     ------------  --------------------------
Services Agreements, the Borrower shall not permit any of its Subsidiaries and Affiliates to collect any receivables arising from providing PCS or other services or sales of handsets or other assets.

     Section 7.20  Management Fees.  The Borrower shall not and shall not permit
     ------------  ---------------
its Subsidiaries to pay any management fees, except, so long as no Grandparent Debt Default exists, pursuant to the terms of the Master Services Agreements.

     Section 7.21  Operating Leases.  The Borrower shall not and shall not
     ------------  ----------------
permit any of its Subsidiaries to incur Operating Lease Obligations (excluding real estate expenses such as rental and tower leasing), that individually or in the aggregate, provide for an annual payment in excess of ***** unless with Required Lenders prior written approval.

     Section 7.22  Restrictions Regarding License Subsidiaries.  The Borrower
     ------------  -------------------------------------------
shall not permit any License Subsidiary to, (i) acquire any assets other than FCC Licenses, (ii) engage in any business other than as owner of FCC Licenses for use by the Borrower or a Wholly Owned Subsidiary and take the actions authorized and contemplated in this Agreement in connection with the Credit Facility, or (iii) incur any Indebtedness other than as a Guarantor or as an obligor to the FCC for FCC Debt that constitutes permitted Indebtedness hereunder.

     Section 7.23  Sale and Leaseback.  The Borrower shall not enter into, or
     ------------  ------------------
permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any Property owned by it in order then or thereafter to lease such Property or lease other property that the Borrower or such Subsidiary intends to use for substantially the same purpose as the Property being sold or transferred.


                                  ARTICLE VII

                           CONDITIONS TO THE CLOSING
                           -------------------------

     The obligations of each Lender to make any initial Advance shall be subject to the satisfaction of the following conditions precedent on or prior to the date of the initial Advance (the "Closing Date"):
                                  ------------

     Section 8.01  Terms and Conditions of Transaction.
     ------------  -----------------------------------

          (a) Each Lender shall have received one or more Notes, payable to the order of such Lender, duly executed and delivered by the Borrower, as well as copies of each of the other Loan Documents, which shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent, each of the Lenders and their counsel.

          (b) The Lenders shall be satisfied with the final terms and conditions of the transactions contemplated hereby and by the other Loan Documents, including, without limitation, all legal and tax aspects thereof.

          (c) The Lenders shall be satisfied with the corporate, partnership and legal structure and capitalization of the Borrower and its Subsidiaries (including all License Subsidiaries), including, without limitation, their respective charters,

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     partnership agreements and bylaws and each agreement or instrument relating thereto.

          (d) The Administrative Agent and the Required Lenders shall have completed satisfactory review and approval of the Borrower's Network build-out plan, budget and schedule, including the Borrower's financial statements as of December 31, 1997 and financial projections of the Borrower and its Consolidated Subsidiaries for the ten-year period beginning January 1, 1998, certified by the principal or chief accounting or financial officer of the Borrower as having been prepared in accordance with GAAP except for the absence of footnotes and the recording of FCC licenses and related obligations on a cost basis, such projections giving effect to the indebtedness to be incurred under the Credit Facility as well as the other indebtedness to be incurred by the Borrower and its Consolidated Subsidiaries during such ten-year period.

     Section 8.02  Due Diligence.  The Lenders shall have completed a due-
     ------------  -------------
diligence investigation of the Borrower and its Subsidiaries (including all License Subsidiaries) in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and shall have received such financial, business and other information regarding the Borrower and its Subsidiaries (including all License Subsidiaries) as they shall have requested.

     Section 8.03  Validity of Liens.  The Borrower Security Agreement, the
     ------------  -----------------
Partner Pledge Agreement and each other Collateral Document required to be entered into on the date hereof shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first-priority security interest (except for Liens that have priority under applicable law and which are Permitted Liens) in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected, all such documents shall have been duly executed by the applicable Loan Party and all filing and recording fees and taxes relating to any of the foregoing shall have been duly paid. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

     Section 8.04  Search Reports and Related Documents.  The Administrative
     ------------  ------------------------------------
Agent shall have received

          (a) such Uniform Commercial Code, tax, patent, trademark and judgment lien search reports with respect to such applicable public offices where Liens are filed, as shall be acceptable to the Administrative Agent, disclosing that there are no Liens of record (other than Permitted Liens) in such official's office covering any Collateral or showing any Loan Party as a debtor thereunder;

          (b) a certificate of each Loan Party signed by an authorized officer of such Loan Party, dated the Closing Date, certifying that, as of the Closing Date, there will exist no Liens on the Collateral other than Permitted Liens; and

          (c) acknowledgment copies or duly executed file-stamped copies of UCC-1 and UCC-3 financing statements with respect to the Collateral filed in each office in each jurisdiction that the Administrative Agent may deem necessary or appropriate to perfect and protect a first-priority security interest in the Collateral.

     Section 8.05  Certificates of Insurance.  The Administrative Agent shall
     ------------  -------------------------
have received:

          (a) a certificate of insurance from an independent insurance broker, dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Collateral Documents and this Agreement, and

          (b) copies of all policies evidencing such insurance, which shall contain provisions naming the Administrative Agent as an additional insured and loss payee on behalf of the Lenders as its interests may appear, with the standard mortgage endorsement (without contribution) and providing for 30-days' prior written notice to Administrative Agent of cancellation or diminishment.

     Section 8.06  Solvency Certificate.  Each of the Lenders and the
     ------------  --------------------
Administrative Agent shall have received an officer's certificate of the Borrower, each of the Partners, OC and DEC in form and substance satisfactory to the Administrative Agent and the Lenders, dated as of the Closing Date as to the Borrower, each of the Partners, OC and DEC being Solvent after giving effect to the consummation of the transactions contemplated herein and in the other Loan Documents.

     Section 8.07  Opinions of Counsel to the Borrower and its Subsidiaries.
     ------------  --------------------------------------------------------
Each of the Lenders and the Administrative Agent shall have received favorable legal opinions addressed to the Lenders and the Administrative Agent, each dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from (i) Piper & Marbury, L.L.P., counsel to the Borrower, (ii) Piper & Marbury, L.L.P., counsel to the Borrower's Subsidiaries, and (iii) local counsel to the Borrower's Subsidiaries in such jurisdictions as the Administrative Agent may reasonably request as to, among other things, the authorization, execution and enforceability of the Loan Documents, creation, validity and perfection of the security interests in the Collateral, the applicability of New York law, and the absence of any violations of, or conflict with, credit agreements, indentures, and other material agreements, in form and substance acceptable to the Administrative Agent and the Lenders.

     Section 8.08  Opinion of Counsel to the Partners, DEC and OC.  Each of the
     ------------  ----------------------------------------------
Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent: (a) from Piper & Marbury, L.L.P., counsel to the Partners and OC, dated as of the Closing Date, and (b) from Buchanan Ingersoll, P.C., counsel to D&E and DEC, dated as of the Closing Date, each in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section 8.09  Opinion of FCC Counsel.  Each of the Lenders and the
     ------------  ----------------------
Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and Administrative Agent from Piper & Marbury, L.L.P., FCC counsel to the Borrower, the Partners and the License Subsidiaries, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section 8.10  Payment of Fees.  The Borrower shall have paid all accrued
     ------------  ---------------
fees and expenses of the Administrative Agent, and the Lenders, to the extent payable by the Borrower hereunder and under the other Loan Documents.

     Section 8.11  Approvals, Permits; FCC Licenses.
     ------------  --------------------------------

          (a) The Borrower and each of the License Subsidiaries shall have obtained all federal, state and local governmental and regulatory consents, approvals, FCC Licenses and permits, including any third-party consents, as required or necessary for the Borrower to accept Loans and for the Borrower and each of the License Subsidiaries to construct and operate the Network and their businesses pursuant to the Approved Full Term Operating Business Plan and shall maintain in effect each of the foregoing; all applicable waiting periods shall have expired without any action being taken by any competent authority; no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Loans or the operation of the businesses of the Borrower and each of the License Subsidiaries as currently operated, and the Administrative Agent and each of the Lenders shall receive a certificate of an authorized officer of the Borrower to that effect dated the Closing Date, and, to the extent requested by the Administrative Agent or any Lender, a favorable opinion of regulatory counsel dated as of the Closing Date.

          (b) The Administrative Agent and the Lenders shall have received satisfactory evidence that each FCC License listed in Schedule 5.07 has
                                                           -------------
     been won by OC, DEC and their respective Subsidiaries in FCC PCS auctions, has been transferred to a License Subsidiary, and that no such FCC License is subject or likely to be subject to any revocation action commenced or threatened by the FCC or to being purchased by any Person other than a License Subsidiary.

          (c) The Administrative Agent and the Lenders shall have received satisfactory evidence that the Borrower or the License Subsidiaries, as applicable, have complied with all initial and on-going applicable conditions of issuance of any licenses, including without limitation FCC PCS Licenses. To the extent that the License Subsidiaries hold one or more FCC PCS Licenses under which the Borrower will operate, the Borrower must have the exclusive, unrestricted right to use such licenses pursuant to a license agreement in form and substance acceptable to the Administrative Agent and the Lenders, and the applicable License Subsidiary must agree that the Administrative Agent, for the benefit of the Lenders, may enforce the license agreement in its favor or in favor of a transferee.

          (d) The Administrative Agent and the Lenders shall have received satisfactory evidence that all Loan Parties have received all applicable waivers and consents required under all credit agreements, indentures and other material agreements to which each of them is a party to permit them to execute, deliver and perform the obligations under the Loan Documents.

          (e) The Administrative Agent and the Lenders shall have received satisfactory evidence that the Borrower has filed or caused to be filed applications with the FCC for the assignment or transfer of all of the FCC Licenses listed in Parts II, III and IV of Schedule 5.07 to the Borrower or
                        --------------------    -------------
     one or more Wholly Owned Subsidiaries of the Borrower, in accordance with the terms of this Agreement, and has taken all further actions necessary to effectuate such assignment or transfer free and clear of any Lien of any kind, other than any Lien permitted under (S)7.02(g).
                                               ----------

     Section 8.12  Delivery of Full-Term Operating Business Plan.  The Borrower
     ------------  ---------------------------------------------
shall have delivered to the Administrative Agent and each Lender a full-term operating business plan, which shall be in form and substance satisfactory to the Administrative Agent and each Lender, together with (i) a certificate of the chief or principal financial or accounting officer of the Borrower dated the Closing Date certifying as to the reasonableness of the assumptions and expectations contained therein and that there are presently no facts known to such Person that would make such plan misleading in any material respect and
(ii) such pro-forma financial statements and projections for the Borrower and its Subsidiaries, in form and substance satisfactory to the Lenders, as shall be reasonably requested by the Lenders.

     Section 8.13  Security Agreements.  The Borrower shall have delivered to
     ------------  -------------------
the Administrative Agent and each Lender copies of each of the following:

          (a) a pledge and security agreement (as amended from time to time, the "Borrower Security Agreement"), in substantially the form of Exhibit H-1,
      ---------------------------                                 -----------
     duly executed by the Borrower, that, among other things, grants to the Administrative

     Agent for the benefit of the Secured Parties a Lien on such assets of the Borrower (including without limitation all issued and outstanding Stock of each License Subsidiary) as the Lenders may request;

          (b) a pledge agreement (as amended from time to time, the "Partner
                                                                     -------
     Pledge Agreement"), in substantially the form of Exhibit H-2, duly executed
     ----------------                                 -----------
     by each of the Partners, that, among other things, pledges to the Administrative Agent for the benefit of the Secured Parties all issued and outstanding Stock of the Borrower;

          (c) pledge and security agreements (together with each other pledge and security agreement delivered pursuant to (S) 6.20, in each case as
                                                  --- ----
     amended from time to time, a "Subsidiary Security Agreement"),
                                   -----------------------------
     substantially in the form of Exhibit H-3 hereto, duly executed by each of
                                  -----------
     the Guarantors (other than the Partners, the Omnipoint C-Block Subsidiary Parent, the Omnipoint E-Block Subsidiary Parent and D&E), each of which, among other things, grants to the Administrative Agent for the benefit of the Secured Parties a Lien on such assets of such Guarantor as the Lenders may request.

          (d) a pledge agreement (as amended from time to time, an "Omnipoint C-
                                                                    -----------
     Block Subsidiary Parent Pledge Agreement"), in substantially the form of
     ----------------------------------------
     Exhibit H-4, duly executed by the Omnipoint C-Block Subsidiary Parent,
     -----------
     that, among other things, pledges to the Administrative Agent for the benefit of the Secured Parties all issued and outstanding Stock of the Omnipoint C-Block Subsidiary;

          (e) a pledge agreement (as amended from time to time, the "Omnipoint
                                                                     ---------
     E-Block Subsidiary Parent Pledge Agreement"), in substantially the form of
     ------------------------------------------
     Exhibit H-5, duly executed by the Omnipoint E-Block Subsidiary Parent,
     -----------
     that, among other things, pledges to the Administrative Agent for the benefit of the Secured Parties all issued and outstanding Stock of the Omnipoint E-Block Subsidiary; and

          (f) a pledge agreement (as amended from time to time, the "D&E Pledge
                                                                     ----------
     Agreement"), in substantially the form of Exhibit H-6, duly executed by D&E
     ---------                                 -----------
     that, among other things, pledges to the Administrative Agent for the benefit of the Secured Parties all issued and outstanding Stock of the D&E License Subsidiary.

     Each such agreement shall be accompanied by:

               (i) if applicable, certificates representing the shares or units of Stock pledged under such Security Agreement, accompanied by undated stock powers executed in blank,

               (ii) duly executed financing statements, in proper form for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Security Agreement covering the Collateral described in such Security Agreement,

               (iii) evidence of any insurance required by the terms of such Security Agreement,

               (iv) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Security Agreement has been taken.

     Section 8.14  Guaranties.  The Borrower shall have delivered to the
     ------------  ----------
Administrative Agent and each Lender copies of each of the following:

          (a) from the Omnipoint C-Block Subsidiary Parent, a limited-recourse guaranty in substantially the form of Exhibit I-1 hereto (as amended,
                                           -----------
     supplemented or otherwise modified from time to time in accordance with its terms, the "Omnipoint C-Block Subsidiary Parent Limited Recourse
                 ----------------------------------------------------
     Guaranty"), duly executed by the Omnipoint C-Block Subsidiary Parent;

          (b) from the Omnipoint E-Block Subsidiary Parent, a limited-recourse guaranty in substantially the form of Exhibit I-2 hereto (as amended,
                                           -----------
     supplemented or otherwise modified from time to time in accordance with its terms, the "Omnipoint E-Block Subsidiary Parent Limited Recourse
                 ----------------------------------------------------
     Guaranty"), duly executed by the Omnipoint E-Block Subsidiary Parent;

          (c) from D&E, a limited-recourse guaranty in substantially the form of

     Exhibit I-3 hereto (as amended, supplemented or otherwise modified from
     -----------
     time to time in accordance with its terms, the "D&E Limited Recourse
                                                     --------------------
     Guaranty"), duly executed by D&E;
     --------

          (d) from the Partners, a limited-recourse guaranty in substantially the form of Exhibit I-4 (as amended, supplemented or otherwise modified
                 -----------
     from time to time in accordance with its terms, the "Limited Recourse
                                                          ----------------
     Partner Guaranty"), duly executed by each Partner; and
     ----------------

          (e) from each License Subsidiary, a guaranty in substantially the form of Exhibit I-5 hereto (together with each other such guaranty delivered
        -----------
     pursuant to (S) 6.20, in each case as amended, supplemented or otherwise
                 --------
     modified from
     time to time in accordance with its terms, a "Subsidiary Guaranty"),
                                                   --------------------
     duly executed by each License Subsidiary.

     Section 8.15  Mortgages, Etc.  The Borrower shall have delivered to the
     ------------  ---------------
Administrative Agent and each Lender copies of deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance satisfactory to the Administrative Agent and covering the properties listed on Schedule 8.15 hereto (together with each other mortgage delivered
          -------------
pursuant to (S) 6.20(b), in each case as amended, supplemented or otherwise
            -----------
modified from time to time in accordance with their terms, the "Mortgages"),
                                                                ---------
duly executed by each party thereto, in each case together with:

          (a) evidence that counterparts of the Mortgages have been duly recorded on or before the day of the initial Advance (or, with respect to any such Mortgage entered into after the date of the initial Advance in accordance with this Agreement, on or within twenty (20) days of the date of execution and delivery of such Mortgage) in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting lien (other than Permitted Liens) on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid;

          (b) evidence of the title insurance required by the terms of such Mortgage, with the survey exception deleted, and a current survey certified to the Administrative Agent and the Lenders,

          (c) an appraisal (to the extent required by laws or regulations applicable to any Lender) with respect to the realty complying with all applicable regulatory requirements,

          (d) an environmental survey in form and substance acceptable to the Administrative Agent, and

          (e) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in such Mortgage has been taken.

     Section 8.16  Landlord Waivers, Attornment and Recognition Agreements,
     ------------  --------------------------------------------------------
Consents to Collateral Assignments.  The Borrower shall have delivered to the
----------------------------------
Administrative Agent and each Lender copies of each landlord waiver, attornment and recognition agreement and consent to collateral assignment required by
(S) 6.10.
--------

     Section 8.17  Material Agreements. Subject to confidentiality restrictions,
     ------------  -------------------
the Administrative Agent and each of the Lenders shall have received a complete and correct copy, in form and substance satisfactory to the Lenders, of (a) the Master Services

Agreements and form of operating agreement referred to in (S) 7.10(a)(i),
                                                          --------------
in each case (if applicable) as then in effect and duly executed by the parties thereto, and (b) each other contract  on Schedule 5.27, as such
                                                     -------------
other contract is then in effect and as to which the Administrative Agent shall have requested a copy on or before the Closing Date.

     Section 8.18  Litigation.  Except as disclosed on Schedule 5.08, there
     ------------  ----------                          -------------
shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality affecting any of OC, DEC, the Partners, the Borrower or any of their respective Subsidiaries that

               (i)   could have a Material Adverse Effect, or

               (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby or thereby or challenges any of the Lenders' rights under this Agreement, any Note or any other Loan Document.

     Section 8.19  Administrative Agent Letter.  The Borrower shall have
     ------------  ---------------------------
delivered to the Administrative Agent the Administrative Agent's Letter duly executed by the Borrower.

     Section 8.20  No Default.  No default shall have occurred and be continuing
     ------------  ----------
under the Volume Purchase Agreement on account of a breach by the Borrower or any of its Subsidiaries.

     Section 8.21  No Material Adverse Effect.  There shall have occurred no
     ------------  --------------------------
circumstance, event or development of whatever nature (including any adverse determination in any litigation) that has had or could reasonably be expected to have a Material Adverse Effect since the date of the most recent audited financial statements provided to the Lenders, and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Advance shall be true and correct in all material aspects and the Administrative Agent shall have received a certificate executed by the chief financial or principal accounting officer of the Borrower, to that effect.

     Section 8.22 Corporate, Partnership or Limited Liability Company Documents.
     ------------ -------------------------------------------------------------
The Administrative Agent shall have received on the Closing Date each of the following, each dated such day (unless otherwise specified), in form and substance satisfactory to each Lender (unless otherwise specified) and in sufficient copies for each Lender:

          (a) Certified copies of the resolutions of the Board of Directors, in the case of a corporation, all requisite actions of members and/or the management, in the case of a limited liability company, or all requisite action of the partners, in the case of a partnership, of the Borrower and each other Loan Party approving this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate or limited liability company action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes and each other Loan Document.

          (b) A copy of the charter documents of the Borrower, OC, DEC and each of the Partners and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial Advance) by the Secretary of State of the jurisdiction of its incorporation or formation as being a true and correct copy thereof.

          (c) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation or formation of the Borrower, OC, DEC, each of the Partners and each other Loan Party, dated reasonably near the date of the initial Advance, listing the charter of such Person and each amendment thereto on file in his office and certifying that

               (i) such amendments are the only amendments to such Person's charter on file in his office,

               (ii) such Person has paid all franchise taxes to the date of such certificate, and

               (iii) such Person is duly incorporated or formed and in good standing under the laws of the state of incorporation or formation of such Person.

          (d) A copy of a certificate of the Secretary of State or other appropriate representative of each state in which each of OC, the Partners, DEC, the Borrower and each other Loan Party is engaged in any business, dated reasonably near the Closing Date, stating that each of OC, the Partners, DEC, the Borrower and each other Loan Party is duly qualified and in good standing as a foreign corporation, foreign partnership or foreign limited liability company in such state and has filed all annual reports required to be filed to the date of such certificate.

          (e) A certificate of the Borrower, each of the Partners and each other Loan Party, signed on behalf of the Borrower, each of the Partners and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary (or the President or a Vice President and the Secretary or any Assistant Secretary of its general partner, in the case of a partnership Loan Party), dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the Closing Date), certifying as to

                    (A) the absence of any amendments to the charter,
               partnership agreement or certificate of formation of the Borrower, or each other Loan Party since the date of the Secretary of State's certificate referred to in (S) 8.22(c),
                                                               -----------

                    (B) a true and correct copy of the bylaws (in the case of a corporation) or the limited liability company agreement (in the case of a limited liability company), the partnership agreement (in the case of a partnership) and all amendments thereto, of the Borrower and each other Loan Party as in effect on the Closing Date,

                    (C) the due incorporation or formation and good standing of the Borrower and such other Loan Party as a corporation, partnership or limited liability company organized under the laws of the jurisdiction in which such Loan Party is incorporated or formed, and the absence of any proceeding for the dissolution or liquidation of the Borrower, the Partners or such other Loan Party,

                    (D) the truth of the representations and warranties and
               compliance with the covenants of such Person contained in the Loan Documents as though made on and as of the date of the initial Advance, and

                    (E) the absence of any event occurring and continuing, or
               resulting from the closing, that constitutes a Default.

          (f) A certificate of the Secretary or an Assistant Secretary (or of the Secretary or Assistant Secretary of the general partner in the case of a partnership) of the Borrower, each of the Partners, OC, DEC and each other Loan Party certifying as to the names and true signatures of the officers of the Borrower, each of the Partners, OC, DEC and such other Loan Party authorized to sign this Agreement, the Notes and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

          (g) All other documents, instruments, financial information and opinions from the Borrower, OC, DEC, the Partners or any of the Borrower's Subsidiaries (including opinions of counsel for the Borrower, OC, DEC, the Partners or any such Subsidiary) as the Administrative Agent and each Lender may reasonably request, in form and substance satisfactory to the Administrative Agent and each Lender and their counsel, and which shall be in full force and effect on the date of the initial Advance.

     Section 8.23  Outstanding Interest.  Through a separate agreement between
     ------------  --------------------
Borrower and Nortel executed on or before the Closing Date, Borrower shall have paid or otherwise satisfied the full amount of all interest due on Nortel Goods and Services delivered prior to the Closing Date (as provided in such separate agreement).

     Section 8.24  Capital Contribution Agreement.  The Borrower shall have
     ------------  ------------------------------
delivered to the Administrative Agent a Capital Contribution Agreement substantially in the form of Exhibit J, duly executed by each of the
                             ---------
Grandparents and the Borrower (as the same may be amended from time to time, the "Capital Contribution Agreement").
 ------------------------------

     Section 8.25  Amendment to Volume Purchase Agreement.  The Administrative
     ------------  --------------------------------------
Agent shall have received evidence satisfactory to it that the Volume Purchase Agreement has been amended and has been executed by each of Nortel, the Borrower and OC and such amendment shall contain terms and conditions satisfactory to the Administrative Agent.

     Section 8.26 Master Services Agreements and Other Agreements;
     ------------ ------------------------------------------------
Acknowledgement of Assignment.  The Administrative Agent and the Lenders shall
-----------------------------
have reviewed and approved each of the Master Services Agreements under which Omnipoint Venture and D&E will provide billing, customer care and other services to the Borrower. The Administrative Agent shall have received from the Borrower a written statement to it in which each of D&E and Omnipont Venture (a) consents to the assignment by the Borrower of all of its right, title and interest in and to each of the Master Services Agreements (including, without limitation, the right to receive any monies due thereunder) to the Administrative Agent pursuant to the Collateral Documents, (b) agrees not to cancel or terminate either of the Master Services Agreements except upon at least 90 days' written notice to the Administrative Agent and (c) agrees that the Administrative Agent shall be entitled to make any payment or otherwise perform any obligation or cure any default of the Borrower or any of its Subsidiaries under the Master Services Agreements.

     The Administrative Agent and the Lenders shall have reviewed and approved the form of Operating Agreements attached hereto as Exhibits D-2 and D-3 under
                                                    ------------     ---
which the Borrower will provide certain services to the License Subsidiaries. The Administrative Agent shall have received from each of the License Subsidiaries executed Operating Agreements and written consents in the form of

Exhibits D-2 and D-3.
------------     ---

     Section 8.27  No Misrepresentations.  All representations and warranties in
     ------------  ---------------------
this Agreement and each of the Loan Documents shall be true as of the Closing Date and the Administrative Agent and the Lenders shall have received a certificate of the chief executive officer, president or vice president of the Borrower and each Guarantor to the effect that neither the Borrower nor any Guarantor has failed to disclose to the Administrative Agent or any Lender any material fact with respect to the Network or their respective financial conditions (including any contingent liabilities), or has failed to disclose any information, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading.

     Section 8.28  Compliance Certificate.  The Lenders and the Administrative
     ------------  ----------------------
Agent shall have received a Compliance Certificate in the form attached hereto as Exhibit K.
   ---------

     Section 8.29  FCC Debt.  The Administrative Agent shall have received
     ------------  --------
evidence satisfactory to it that the Borrower and the License Subsidiaries on a Consolidated Basis shall have FCC Debt of less than or equal to $25,000,000.

     Section 8.30  Other Information.  The Lenders and the Administrative Agent
     ------------  -----------------
shall have received such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender (through the Administrative Agent) may from time to time reasonably request.


                                  ARTICLE IX

                             CONDITIONS TO ADVANCES
                             ----------------------

     Section 9.01  Conditions Precedent to an Initial Advance.  The obligations
     ------------  ------------------------------------------
of each Lender to make any initial Advance shall be subject to the satisfaction of the following conditions precedent on or prior to the date of such initial
Advance:

          (a) The Administrative Agent shall have received on or before the date of the initial Advance the following, each dated such day (unless otherwise specified), in form and substance satisfactory to each Lender (unless otherwise specified) and in sufficient copies for each Lender;

               (i) a certificate of the Borrower signed on behalf of the Borrower by its General Partner, dated the date of the initial Advance (the statements made in which certificate shall be true on and as of the date of the initial Advance), certifying as to

                    (A) the truth of the representations and warranties and
               compliance with the covenants of the Borrower contained in the Loan Documents;

                    (B) the absence of any event occurring and continuing, or
               resulting from the initial Advance, that constitutes a Default;

                    (C) absence of any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries since the date of the most recent audited financial statements provided to the Lenders, and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Advance shall be true and correct in all material aspects;

                    (D) neither the Borrower nor any Guarantor has failed to
               disclose to the Administrative Agent or any Lender any material fact with respect to the Network or their respective financial conditions (including any contingent liabilities), or has failed to disclose any information, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading.

               (ii) The Administrative Agent shall have received on or before the date of the initial Advance a Compliance Certificate dated the date of such initial Advance.

     Section 9.02  Conditions to All Advances.  The obligation of each  Lender
     ------------  --------------------------
to make any Advance, including its initial Advance (except that the condition set forth in (S) 9.02(k) hereof shall only be a condition precedent to any Advance, including any initial Advance, made on or after 180 days after the Final FCC Transfer Application Date), shall also be subject to the satisfaction of the conditions precedent that on the date of such Advance:

          (a) The Administrative Agent shall have received a properly completed Draw Request.

          (b) Each of the representations and warranties of the Borrower and each other Loan Party contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or any other Loan Document is true and correct in all material respects immediately prior to, and after giving effect to, the making of such Advance and the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate expressly to an earlier date). The Administrative Agent shall have received a certificate of an authorized officer of the Borrower to such effect.

          (c) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Default or a default under any other Loan Document.

          (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan and no order of any court or

     Governmental Body has been entered prohibiting the consummation of the transactions contemplated by the Loan Documents.

          (e) Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          (f) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

          (g) The Borrower shall have delivered to the Administrative Agent invoices or other evidence reasonably satisfactory to the Administrative Agent showing the aggregate amount of expense for Nortel Goods and Services that have been incurred by the Borrower and its Subsidiaries through the date of such Advance.

          (h) No Material Adverse Effect has occurred and is continuing.

          (i) Neither the Borrower nor any Guarantor has failed to disclose to the Administrative Agent or any Lender any material fact with respect to the Network or their respective financial conditions (including any contingent liabilities), or has failed to disclose any information, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading.

          (j) The Administrative Agent shall have received a properly completed Borrowing Base Certificate executed by an authorized officer of the Borrower.

          (k) The Administrative Agent shall have received satisfactory evidence and opinions of Borrower's, OC's and DEC's counsel that, on or before 180 days following the Final FCC Application Date, the ownership of the FCC Licenses held by the Omnipoint C-Block Subsidiary, the Omnipoint E-Block Subsidiary and the D&E License Subsidiary listed on Parts II, III and IV of
                                                         --------------------
     Schedule 5.07 has been transferred or assigned to the Borrower or a Wholly
     -------------
     Owned Subsidiary of the Borrower, free and clear of any Lien of any kind, other than any Lien permitted under (S)7.02(g).
                                         ----------
 .

                                   ARTICLE X

                     EVENTS OF DEFAULT; ACCELERATION; ETC.
                     -------------------------------------

     Section 10.01  Events of Default and Acceleration.   Upon occurrence and
     -------------  ----------------------------------
during the continuance of any of the following events,

          (a) the Borrower shall fail to pay any principal of the Loans, any fee, any interest on the Loans or any other Obligations or any other sum hereunder or under any of the other Loan Documents to which it is a party, in any such case when the same shall become due and payable; or

          (b) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VII or (S)(S) 6.01, 6.03, 6.04(c),
                               -----------    ---------------------------
     6.04(d), 6.08, 6.09, 6.12, 6.13(i), 6.14, 6.15, 6.16, 6.17 or 7.06;
     ------------------------------------------------------------------
     provided that the Borrower shall have the right to comply with the
     --------
     covenants contained in (S)(S) 6.14(a) and (c) for any one or more fiscal
                            --------------     ---
     quarters, and in (S)(S) 6.14(b) and (d) for any two fiscal quarters per
                      --------------     ---
     covenant, by providing, prior to the delivery of the financial statement or other report to the Administrative Agent disclosing the existence of such default, additional cash equity to the extent that if such equity were included in Gross Revenue, EBITDA or OCF, the Borrower would be in compliance with (S)(S) 6.14(a), (b) (c) and (d), as the case may be; or
                     -------------------------------

          (c) any Loan Party shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S) 10.01) and such failure shall
                                            ---------
     continue for a period of ***** days; or

          (d) any representation or warranty made by any Loan Party or any of its Subsidiaries (or any of its officers) under this Agreement or any of the other Loan Documents or in any certificate, statement, document or instrument delivered pursuant to or in connection with this Agreement or any Loan Document shall not be correct in any material respect upon the date when made or confirmed or deemed to have been made, confirmed or repeated; or

          (e) any Loan Party or Partner of the Borrower shall

               (i)   make an assignment for the benefit of creditors, or

               (ii) generally not pay its debts as such debts become due or admit in writing its inability to generally pay or generally fail to pay its debts as they mature or become due, or

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requested with respect to the omitted portions.

               (iii) petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Loan Party or any such shareholder or of any substantial part of the assets of any Loan Party or any such shareholder, or

               (iv) shall commence any case or other proceeding relating to any Loan Party or any such shareholder under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction providing for the relief of debtors, now or hereafter in effect, or

               (v) shall take any action to authorize or in furtherance of any of the foregoing, or any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Loan Party or any such shareholder and such Loan Party or shareholder shall indicate its approval thereof, consent thereto or acquiescence therein or shall not be able to have such proceeding dismissed within 30 days thereof or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any such shareholder shall take any corporate action to authorize any of the actions above in this subsection (e); or

          (f) the Borrower or any of its License Subsidiaries or any Guarantor or other Loan Party other than OC and DEC shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness (other than Indebtedness owing to the FCC) that is outstanding in an aggregate principal amount of at least ***** when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) any judgment or order for the payment of money in excess of ***** (excluding any portion thereof that an insurance company of recognized standing and creditworthiness has agreed to pay), or any material non-monetary judgment or order, shall be rendered against the Borrower and either

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or

               (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, or in equity or other suit or legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party or any of its or their stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents, is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (i) with respect to any Guaranteed Pension Plan, an ERISA Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding ***** and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or appointed a trustee to administer or liquidate any plan; or

          (j) the Borrower or any of its Subsidiaries, or the Partners shall be the subject of writs of attachment or garnishment and the like (a) relating to Collateral which in the judgment of the Required Lenders is subject to imminent execution or levy thereon, or (b) that might have a Material Adverse Effect and that are unstayed for a period of 30 consecutive days or any such attachment shall not have been bonded over within 30 days of the entry thereof; or

          (k) the FCC or any other Governmental Body shall cancel, revoke, suspend or fail to renew any FCC License held by any License Subsidiary relating to any right held by any Subsidiary to provide PCS services to any POPs included in any Designated BTA, in either case for which the cancellation, revocation, suspension or failure to renew the FCC License relating to any Designated BTA.

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (l) the FCC or any other Governmental Body shall commence any proceeding to cancel, revoke or suspend any FCC License held by any License Subsidiary relating to BTAs described in clause (k) above, which proceeding has not been stayed or enjoined within five Business Days after the commencement of any such proceeding, or

          (m) any License Subsidiary or any of its Affiliates shall fail to pay any amount when due of FCC Debt owed by such License Subsidiary or Affiliate or shall otherwise default on such Indebtedness, if such failure to pay or default constitutes or would with the passage of time constitute a default under any Indebtedness owing to the FCC in respect of any FCC Licenses in respect of a Designated BTA; or

          (n) the Administrative Agent shall cease to have a valid and perfected first-priority Lien on any Collateral securing any Loan Party's obligations under any Loan Document, or any Loan Party shall so assert (subject, however, to Permitted Liens entitled to priority in accordance with the terms of the Loan Documents); or

          (o) at any time any of the following shall occur:

               (i)   there occurs a Change in Control;

               (ii) any Person (other than Nortel and its Affiliates) engaged in, or having an Affiliate engaged in, the business of manufacturing, selling or distributing telecommunications equipment shall own, directly or indirectly, legally or beneficially, more than ***** of the Voting Stock of the Borrower then outstanding; or

               (iii) all of each series and class of issued and outstanding shares or units of Stock of the Borrower and each of its Subsidiaries shall cease to be pledged as security for the obligations of the Borrower, the other Loan Parties and their respective Subsidiaries hereunder and under the other Loan Documents; or

          (p) there shall occur in the judgment of the Required Lenders a Material Adverse Effect; or

          (q) the Borrower, the Partners or any Subsidiary shall default, after any applicable grace period, under any equipment-acquisition agreement (other than the Volume Purchase Agreement) providing for the purchase of more than ***** in aggregate purchase price of equipment or other goods, from any Person, or such Person shall so allege in writing;

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (r) there shall occur an event or circumstance which constitutes a default or an event of default under any other Loan Document or Collateral Document or any other agreement included in the Collateral, provided that
                                                                 -------------
     any requirement for the giving of notice, the lapse of time, or both, or any other circumstance, has been satisfied;

          (s) there shall occur a Grandparent Debt Default unless:

               (i) the Maximum Amount, as defined in the Capital Contribution Agreement, has already been contributed to the Borrower;

               (ii) OC, DEC, an Affiliate or a third party contributes the Remaining Amount, within ***** days of the occurrence of a Grandparent Debt Default, and no advances will be made until the Remaining Amount has been received;

               (iii) The Borrower provides a replacement for whichever of OC or DEC or both is in default of investment grade credit quality which commits to provide the Remaining Amount, or otherwise provides a letter of credit or standby commitment to provide such Remaining Amount acceptable to the Administrative Agent and the Required Lenders; or

               (iv) The Commitment Termination Date shall have occurred and the ratio of (a) Total Debt (as of the end of a fiscal quarter) to (b) EBITDA for that fiscal quarter multiplied by four, is no greater than ***** and the Borrower continues to meet that ratio at the end of each succeeding fiscal quarter, then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice to the Borrower, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and/or
(ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

provided that upon occurrence of an Event of Default under subsection (e) above,
--------
(A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without notice, presentment, demand, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or any notice or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

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with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Section 10.02  Remedies.
     -------------  --------

     Upon the occurrence of an Event of Default under the Loan Documents, the Administrative Agent shall have the right to exercise its remedies under the Collateral Documents and/or as allowed under applicable law.

     In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Required Lenders shall have accelerated the maturity of the Loans pursuant to Section 10.01 hereof, each Lender, if owed any
                                  -------------
amount with respect to the Loans may, with the consent of the Required lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver and, if such amount shall
                 --------
have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     Section 10.03  Distribution of Collateral Proceeds.
     -------------  -----------------------------------

     In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of the Collateral Documents or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect to all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Loan Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that distributions
                                         -----------------
     in respect
     to such Obligations to the Lenders with respect to each type of
     Obligation such as interest, principal, fees, and expenses, shall be made among the Lenders pro rata; and provided, further, that the Administrative
                       --- ----      --------  -------
     Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or as a court of competent jurisdiction may direct.

                                  ARTICLE XI

                            THE ADMINISTRATIVE AGENT
                            ------------------------

     Section 11.01  Authorization and Action.  Each Lender appoints and
     -------------  ------------------------
authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided that
                                                                  --------
the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent will give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     Section 11.02  Administrative Agent's Reliance, Etc.   Neither the
     -------------  ------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

          (a) may treat the Lender that made any Advance as the holder of the Indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an assignee, as provided in (S) 12.07;
                                               ---------

          (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;

          (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;

          (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and

          (g) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly
                                                                       ------
     leveraged transaction" within the meaning of the interpretations issued by
     ---------------------
     the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

     Section 11.03  Nortel and Affiliates.  With respect to its Commitments, the
     -------------  ---------------------
Advances made by it and the Note issued to it, Nortel and any other Administrative Agent in its individual capacity shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders"
                                                           ------      -------
shall, unless otherwise expressly indicated, include Nortel in its individual capacity or any other Administrative Agent in its individual capacity. Nortel or any other Administrative Agent in its individual capacity and its affiliates may generally engage in any kind of business with the Borrower and any of its Affiliates and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if Nortel or any other Administrative Agent in its individual capacity were not the Administrative Agent and without any duty to account therefor to the Lenders.

     Section 11.04  Lender Credit Decision.  Each Lender acknowledges that it
     -------------  ----------------------
has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 11.05  Indemnification.  Each Lender severally will indemnify the
     -------------  ---------------
Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided that no Lender
                                                      --------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender will reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under (S) 12.04, to the extent that the
                                       ---------
Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. It is the express intent of the parties that the Administrative Agent shall be indemnified hereunder for all negligent acts or omissions other than those resulting from the Administrative Agent's gross negligence or willful misconduct. For purposes of this (S) 11.05, the Lenders' respective ratable
                                  ---------
shares of any amount shall be determined, at any time, according to the sum of
(a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (b) the aggregate unused portions of their respective Commitments. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreements and obligations of each Lender contained in this (S)
                                                                           ---
11.05 shall survive the payment in full of principal, interest and all other
-----
amounts payable hereunder and under the other Loan Documents.

     Section 11.06  Successor Administrative Agents.  The Administrative Agent
     -------------  -------------------------------
may resign at any time by giving written notice thereof to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. A successor Administrative Agent will notify the Borrower of its appointment promptly after its appointment.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     Section 12.01  Amendments, Etc.  No amendment or waiver of any provision of
     -------------  ---------------
this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that
                                  --------

          (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following at any time:

               (i)    waive any of the conditions specified in Article IX or, in
                                                               ----------
          the case of the initial Advance, Article VIII;
                                           ------------

               (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder;

               (iii) release any Collateral, other than as contemplated by the Loan Documents;

               (iv) permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral to secure any obligations other than obligations owing to the Lenders and the Administrative Agent under the Loan Documents and other than Indebtedness owing to any other Person ;

               (v)    amend this (S) 12.01;
                                 ---------

               (vi) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

               (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; or

               (viii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

          (b) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

          (c) no amendment, waiver or consent with respect to (S) 2.09 (Use of
                                                              --------
     Proceeds), the definition of  "Borrowing Base" or this (S) 12.01(c) shall
                                    --------------
     be effective without the prior written consent of Nortel whether or not Nortel is a Lender at the time of such proposed amendment, waiver or consent.

     Section 12.02  Notices, Etc.  All notices and other communications provided
     -------------  ------------
for hereunder shall be in writing and mailed, telecopied or delivered,

          (a)  if to the Borrower, at:

               D&E/Omnipoint Wireless Joint Venture, L.P.
               250 Granite Run Drive
               Lancaster, PA  17601
               Attn:  Robert L. Quaranta, CEO
               *****          (telephone)
               *****          (fax)

               with copies to:

               Omnipoint Venture Partners, LLC
               16 Wing Drive
               Cedar Knolls, NJ  07927

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               Attn:  Harry Plonskier
               *****          (telephone)
               *****          (fax)


               Omnipoint Holdings II, LLC
               3 Metro Center
               Bethesda, MD  20814
               Attn:  Bradley E. Sparks, V.P. and Treasurer
               *****          (telephone)
               *****          (fax)

               D&E Wireless, Inc.
               124 Main Street
               Ephrata, PA  17522-0458
               Attn:  Don Kaufmann
               *****          (telephone)
               *****          (fax)

               with copies to:

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, D.C.  20036
               Attn:  Edwin M. Martin, Jr., Esq.
               *****         (telephone)
               *****         (fax)

               Vincent C. Deluzio, Esq.
               Buchanan Ingersoll
               One Oxford Center
               301 Grant Street, 20th Floor
               Pittsburgh, PA 15219-1410
               *****          (telephone)
               *****          (fax)


--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) if to any Lender, at its Domestic Lending Office; and

          (c) if to the Administrative Agent, at:

               Northern Telecom Inc.
               2221 Lakeside Boulevard
               Richardson, TX  75082
               Attn:  Vice President
                      Customer Finance - North America
               *****          (telephone)
               *****          (fax)

               Northern Telecom Inc.
               2221 Lakeside Boulevard
               Richardson, TX  75082
               Attn:  Vice President
                      Finance - Wireless Networks
               *****          (telephone)
               *****          (fax)

               with copies to:

               Hale and Dorr LLP
               60 State Street
               Boston, MA  02109
               Attn:  Andrew Cohn, Esq.
               *****          (telephone)
               *****          (fax)

          (d) if to the Omnipoint C-Block Subsidiary Parent, at:

               OPCS, LLC
               3 Bethesda Metro Center
               Suite 400
               Bethesda, MD 20814
               Attn:  Bradley E. Sparks, V.P. and Treasurer
               *****          (telephone)
               *****          (fax)

               with copies to:

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, D.C.  20036

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               Attn:  Edwin M. Martin, Jr., Esq.
               *****          (telephone)
               *****          (fax)



          (e) if to the Omnipoint E-Block Subsidiary Parent, at:

               Omnipoint PCS Entrepreneurs Two, LLC
               3 Bethesda Metro Center
               Suite 400
               Bethesda, MD  20814
               Attn:  Bradley E. Sparks, V.P. and Treasurer
               *****          (telephone)
               *****          (fax)

               with copies to:

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, D.C.  20036
               Attn:  Edwin M. Martin, Jr., Esq.
               *****          (telephone)
               *****          (fax)


          if to the Omnipoint C-Block Subsidiary, at:

               Omnipoint Reading License, LLC
               3 Bethesda Metro Center
               Suite 400
               Bethesda, MD 20814
               Attn:  Bradley E. Sparks, V.P.
               *****          (telephone)
               *****          (fax)

               with copies to:

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, D.C.  20036
               Attn:  Edwin M. Martin, Jr., Esq.
               *****          (telephone)
               *****          (fax)


          (f) if to the Omnipoint E-Block Subsidiary, at:

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               Omnipoint Philadelphia-E. Lancaster E License, LLC 3 Bethesda Metro Center
               Suite 400
               Bethesda, MD  20814
               Attn:  Bradley E. Sparks, V.P. and Treasurer
               *****          (telephone)
               *****          (fax)

               with copies to:

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, D.C.  20036
               Attn:  Edwin M. Martin, Jr., Esq.
               *****          (telephone)
               *****          (fax)



          (g) if to the D&E License Subsidiary at:

               PCS Licenses, Inc.
               1325 Air Motive Way, #130
               Reno, NV 89502
               Attn: Janice C. George
               *****          (telephone)
               *****          (fax)

               with copies to:

               Vincent C. Deluzio, Esq.
               Buchanan Ingersoll
               One Oxford Center
               301 Grant Street, 20th Floor
               Pittsburgh, PA 15219-1410
               *****          (telephone)
               *****          (fax)


          (h)  if to DEC, at:

               D&E Communications, Inc.
               4139 Oregon Pike

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               Ephrata, PA 17522
               Attn:  Donald Kaufman, V.P.
               *****          (telephone)
               *****          (fax)

               with copies to:

               Vincent C. Deluzio, Esq.
               Buchanan Ingersoll
               One Oxford Center
               301 Grant Street, 20th Floor
               Pittsburgh, PA 15219-1410
               *****          (telephone)
               *****          (fax)

          (i)  if to OC, at:

               Omnipoint Corporation
               3 Metro Center
               Suite 400
               Bethesda, MD 20814
               Attn:  Bradley E. Sparks, V.P. and Treasurer
               *****          (telephone)
               *****          (fax)

               with copies to:

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, D.C.  20036
               Attn:  Edwin M. Martin, Jr., Esq.
               *****          (telephone)
               *****          (fax)




          (j) if to the Partners of the Borrower, as provided in (a) above.


     Section 12.03  No Waiver; Remedies.  No failure on the part of any Lender
     -------------  -------------------
or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 12.04  Costs, Expenses.
     -------------  ---------------

          (a)
               (i) Except as specified in clause (ii) or (iii) below, Nortel will pay its own legal and other out-of-pocket costs in connection with the drafting, negotiation and closing of this Agreement and the other Loan Documents.

               (ii) The Borrower shall pay on demand all out-of-pocket closing costs, fees and reasonable expenses that are incurred in connection with any necessary or desirable filings or recordations by the Administrative Agent, or Nortel in connection with the closing of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, whether or not any such transactions are consummated, including, without limitation, stamp or other recording costs and related taxes or charges, filing fees, costs and expenses (but excluding legal fees).

               (iii) The Borrower shall also pay on demand:

                    (A) so long as Nortel has assigned any Loans or Commitments or has granted a participation in a portion of its Loans or Commitments under the Credit Facility, all ongoing costs, including, without limitation, all reasonable legal fees and charges, recording costs and related taxes or charges, filing fees, costs and expenses of the Administrative Agent (if other than Nortel) and (except with respect to legal fees) the Lenders related to (1) the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise, (2) the perfection, protection or preservation of any of their respective rights or interests under the Loan Documents or to or in the Collateral, (3) the administration of this Agreement or any other Loan Document and (4) any amendments, waivers or supplements related to this Agreement and the other Loan Documents;

                    (B) all reasonable legal fees and expenses relating to the matters described in clause (A) above incurred by Nortel as Administrative Agent or a Lender if a Default shall have occurred and be continuing under this Agreement; and

                    (C) all reasonable legal fees and expenses relating to the matters described in clause (A) above incurred by any Lender other than Nortel or an Affiliate thereof or for which such Lender would have an indemnification obligation (whether or not contingent on non-payment thereof by the Borrower) under this Agreement.

          (b) If, at any time, Breakage Costs are due and owing hereunder, the Borrower shall, upon demand by the Lender to whom such Breakage Costs are due (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any such Breakage Costs.

          (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

          (d) The Borrower will indemnify each Lender, the Administrative Agent and their respective affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") and hold each
                                    -----------------
     Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with

               (i) the Notes, this Agreement and other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances, or

               (ii) the actual or alleged presence of Materials of Environmental Concern on any property of the Borrower or any environmental proceeding relating in any way to the Borrower,

except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of any investigation, litigation or other proceeding to which the indemnity in this (S) 12.04(d) applies, the indemnity shall be effective whether
                  ------------
or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also shall not assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this (S) 12.04 shall survive the payment in full of principal
                       ---------
     and interest hereunder and the termination of the Commitments.

     Section 12.05  Right of Set-off.  Upon the occurrence and during the
     -------------  ----------------
continuance of any Event of Default, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not
                         --------
affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this (S) 12.05 are in addition to other rights and
                              ---------
remedies (including other rights of set-off) that such Lender and its Affiliates may have.

     Section 12.06  Binding Effect.  This Agreement shall become effective when
     -------------  --------------
it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     Section 12.07  Assignments and Participations.
     -------------  ------------------------------

          (a) Each Lender may assign to one or more banks or other entities (including any trust or other Person in connection with a securitization or monetization of the Advances or other indirect raising of capital) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Commitments, the Advances owing to it and/or the Note or Notes held by it) without the consent of the Borrower;

     provided that
     --------

               (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment and/or Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000.

               (ii)  the parties to each such assignment shall

                    (A) execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of ***** and

                    (B) deliver a copy of such Assignment and Acceptance to the
               Borrower at the time it delivers a copy to the Administrative Agent;

                    (C) prior to the Commitment Termination Date, have a
               combined capital and surplus in excess of $50 million;

               (iii) assignments to Persons, other than a commercial bank or other financial institution, that is engaged in, or has an Affiliate that is engaged in, the business of providing PCS telecommunications services to the public may be made no sooner than 15 days after acceleration of the Loans hereunder pursuant to (S) 10.01 hereof,
                                                          ---------
          absent the Borrower's prior consent; and

               (iv)  the assigning Lender's rights under Article IV and
          (S) 12.04 accrued through the date of assignment shall continue.
          ---------

A Lender may assign outstanding Advances without assigning undrawn Commitments, and may assign undrawn Commitments without assigning outstanding Advances. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

               (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

               (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

               (iii) such assignee confirms that it has received a copy of this Agreement and each other Loan Document, together with copies of the financial statements referred to in (S) 5.04 and such other documents
                                              --------
          and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

               (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto;

               (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender;

               (vii)  such assignee makes the representations  in subsection
          (a)(iv) above; and

               (viii) such assignee confirms that it is bound by the confidentiality provisions in (S) 12.10.
                                         ---------

          (c) The Administrative Agent shall maintain at its address referred to in (S) 12.02 a copy of each Assignment and Acceptance delivered to and
        ---------
     accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each

     Lender from time to time (the "Register").  The entries in the Register
                                    --------
     shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of
     Exhibit A,
     ---------

               (i)    accept such Assignment and Acceptance,

               (ii) record the information contained therein in the Register, and

               (iii)  give prompt notice thereof to the Borrower.

Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Advances and/or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Advances or Commitments hereunder, a new Note to the order of the assigning Lender in an amount equal to the Advances and/or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of Exhibit A.
                             ---------

          (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by
     it); provided that
          --------

               (i) such Lender's obligations under this Agreement (including its Commitments) shall remain unchanged,

               (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

               (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and

               (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement .

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this (S) 12.07,
                                                              ---------
     disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such
                                             --------
     disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

          (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (h) The Borrower shall maintain, or cause to be maintained, a register (the "Registered Note Register") (which, at the request of the Borrower,
           ------------------------
     shall be kept by the Administrative Agent on behalf of the Borrower at no extra charge to the Borrower at the address to which notices to the Administrative Agent are to be send hereunder) on which it enters the name of the registered owner of each of the Loans evidenced by a Registered Note. Notwithstanding anything to the contrary contained in this

     (S)12.07(h), a Registered Note and the Loans evidenced thereby may be
     -----------
     assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Registered Note Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Registered Note Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the due presentment for registration of transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Registered Note Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

     Section 12.08  Governing Law.  This Agreement and the Notes shall be
     -------------  -------------
governed by, and construed in accordance with, the laws of the State of New
York.

     Section 12.09  Execution in Counterparts.  This Agreement may be executed
     -------------  -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 12.10  Confidentiality.  Neither the Administrative Agent nor any
     -------------  ---------------
Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than

          (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis,

          (b) as required by any law, rule or regulation or judicial process, and

          (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     The Administrative Agent and the Lenders shall not, and the Borrower shall not, and shall cause its Subsidiaries and Affiliates not to, disclose the terms of this Agreement, the other Loan Documents or the transactions contemplated hereby to any Person without the consent of the other party hereto, except

               (i) to the extent that such terms or transactions become generally available to the public,

               (ii) to their respective Affiliates and their officers, directors, employees, agents, advisors and (in the case of the Lenders) to actual or prospective assignees and participants, in each case to the extent that the Administrative Agent, any Lender or the Borrower deems necessary or appropriate,

               (iii) as required by any law, rule or regulation or judicial process, and

               (iv) as requested by any state, federal or foreign regulatory authority.

A reasonable period of time prior to making any disclosure with respect to such terms and transactions that is permitted under clause (iv) or (v) of the preceding sentence, the party proposing, or whose Affiliate is proposing, to make such disclosure will consult with the other party concerning the need for and scope of any such disclosure.

     Section 12.11  Consent to Jurisdiction.  The Borrower irrevocably:
     -------------  -----------------------

          (a) submits to the jurisdiction of any New York state or federal court sitting in New York City in any action or proceeding arising out of or relating to any Loan Document;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court;

          (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

          (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such the Borrower at its address specified in (S) 12.02; and
                                 ---------

          (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this (S) 12.11 shall affect the right of the Administrative Agent or
                ---------
any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any the Borrower or its property in the courts of other jurisdictions.

     Section 12.12  Limitation of Liability.  None of the Administrative Agent,
     -------------  -----------------------
any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any other Loan Party in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases and agrees not to sue the Administrative Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     Section 12.13  No Duty.  All attorneys, accountants, appraisers and other
     -------------  -------
professional Persons and consultants retained by the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrower of any of its Subsidiaries or any of their shareholders or any other Person.

     Section 12.14  No Fiduciary Relationship; No Agency Relationship.  The
     -------------  -------------------------------------------------
relationship between the Borrower and each Lender is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrower or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Lender, or any other Loan Party and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among the Borrower or any other Loan Party and the Lenders. The Administrative Agent shall not be deemed to have any fiduciary relationship with any Lender or any Loan Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with respect to the
                                -----
Administrative Agent is not intended to connote any fiduciary or other express or implied obligation arising under agency doctrine of any applicable law; instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship among independent contracting parties.

     Section 12.15  Waiver of Jury Trial.  Each of the Borrower, the
     -------------  --------------------
Administrative Agent and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above.


                              D&E OMNIPOINT WIRELESS
                              JOINT VENTURE, L.P.


                              By: /s/ Robert L. Quaranta CEO
                                 ------------------------------
                                 Name: Robert Quaranta
                                 Title: Chief Executive Officer

Commitment Percentage:  100%             NORTHERN TELECOM INC.,
                                         as a Lender


Domestic Lending Office and              By: /s/ Michael W. McCorkle
---------------------------                 ---------------------------
   LIBOR Lending Office:                    Name: Michael W. McCorkle
   --------------------                     Title: Director, Customer
Northern Telecom Inc.                       Finance-North America
2221 Lakeside Blvd.
Richardson, Texas 75082


A copy of any notice delivered pursuant to
(S) 12.02 also should be delivered to the
---------
address above to the attention of
Loan Administration *****

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.